As filed with the Securities and Exchange Commission on November 21, 2012
Registration No. 333-
  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________________________________________________________________________________________________________________
FORM S-4
__________________________________________________________________________________________________________________________________________________________
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________________________________________________________________________________________________________________________
Carrols Restaurant Group, Inc.*
(Exact name of registrant as specified in its charter)
__________________________________________________________________________________________________________________________________________________________

Delaware	5812	16-1287774
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
968 James Street
Syracuse, New York 13203
(315) 424-0513
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office) __________________________________________________________________________________________________________________________________________________________
William E. Myers
Vice President, General Counsel and Secretary
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
(315) 424-0513
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________________________________________________________________________________________________________________________________
Copies to:
Wayne A. Wald, Esq.
Akerman Senterfitt LLP
335 Madison Avenue, 26th Floor
New York, New York 10017
(212) 880-3800 ________________________________________________________________________________________________________________________________________________________
*The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller Reporting Company	☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)   ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
11.25% Senior Secured Second Lien Notes Due 2018	$150,000,000	100%	$150,000,000	$ 20,460
Guarantees of 11.25% Senior Secured Second Lien Notes Due 2018 (2)	N/A	N/A	—(2)	—(2)

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(f) promulgated under the Securities Act of 1933.

(2)
Each of the subsidiary guarantors listed in the Table of Additional Registrants on the next page will guarantee the notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

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The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants as Specified in their Respective Charters*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Carrols Corporation	Delaware	5812	16-0958146
Carrols LLC	Delaware	5812	26-2614958

*	The address, including zip code and telephone number, including area code, of each additional registrant is: 968 James Street, Syracuse, New York 13203, (315) 424-0513.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION. DATED NOVEMBER 21, 2012.
PROSPECTUS
CARROLS RESTAURANT GROUP, INC.
Offer to Exchange
up to $150,000,000 aggregate principal amount of 11.25% Senior Secured Second Lien Notes due 2018, which have been registered under the Securities Act of 1933, for any and all of its outstanding 11.25% Senior Secured Second Lien Notes due 2018
We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, up to $150.0 million aggregate principal amount of our 11.25% Senior Secured Second Lien Notes due 2018 that have been registered under the Securities Act of 1933, as amended, or the “exchange notes,” for our currently outstanding 11.25% Senior Secured Second Lien Notes due 2018, or the “outstanding notes,” and together with the exchange notes, the “notes.”
Terms of the exchange notes offered in this exchange offer:

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The terms of the exchange notes are identical to the terms of the outstanding notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended, or the “Securities Act,” and will not contain restrictions on transfer.

•	The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture.
Terms of this exchange offer:

•	All outstanding notes that you validly tender and do not validly withdraw before this exchange offer expires will be exchanged for an equal principal amount of the relevant exchange notes.

•	This exchange offer expires at 5:00 p.m., New York City time, on , 2012, unless extended.

•	Tenders of outstanding notes may be withdrawn at any time prior to the expiration of this exchange offer.

•	The exchange of exchange notes for outstanding notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from this exchange offer.
Resales of exchange notes:

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There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system. The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of these methods.

•	If you fail to tender your outstanding notes for the exchange notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.
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Investing in the notes involves risks. You should consider carefully the “Risk Factors” beginning on page 13 of this prospectus before participating in this exchange offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Broker-dealers who acquired outstanding notes from us in the initial offering are not eligible to participate in this exchange offer with respect to such outstanding notes. Each broker-dealer registered as such under the Securities Exchange Act of 1934, as amended, that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer only in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the applicable exchange offer and ending on the close of business 180 days after the registration statement of which this prospectus forms a part is declared effective by the SEC, or such shorter period as will terminate when broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any resale of exchange notes received by a broker-dealer for its own account. A broker-dealer may not participate in this exchange offer with respect to outstanding notes acquired other than as a result of market-making activities or trading activities. See “Plan of Distribution.”
The date of this prospectus is                     , 2012.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to exchange only the notes offered by this prospectus and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date.
This prospectus contains summaries of the terms of several material documents. These summaries include the terms that we believe to be material, but we urge you to review these documents in their entirety. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Written or oral requests should be directed to William E. Myers, Vice President, General Counsel and Secretary, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, New York 13203, whose telephone number is (315) 424-0513. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offer. In any event, you must request this information prior to                     , 2012, in order to receive the information prior to the expiration of the exchange offer.

PRESENTATION OF INFORMATION
Throughout this prospectus, we refer to Carrols Restaurant Group, Inc. as “Carrols Restaurant Group” and, together with its consolidated subsidiaries, as “we,” “our” and “us” unless otherwise indicated or the context otherwise requires. Any reference to “Carrols” refers to our wholly-owned subsidiary, Carrols Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols LLC” refers to the wholly-owned subsidiary of Carrols, Carrols LLC, a Delaware limited liability company, unless otherwise indicated or the context otherwise requires. Any reference to “Fiesta Restaurant Group” refers to our former indirect wholly-owned subsidiary, Fiesta Restaurant Group, Inc., a Delaware corporation and its subsidiaries, unless otherwise indicated or the context otherwise requires. Unless otherwise indicated, the information contained in this prospectus gives effect to the spin-off of Fiesta Restaurant Group by Carrols Restaurant Group which was completed on May 7, 2012, pursuant to which each holder of record on April 26, 2012 of Carrols Restaurant Group common stock received one share of our common stock for every one share of Carrols Restaurant Group common stock held, which we refer to as the “spin-off.” See “Summary.”
Throughout this prospectus, any reference to BKC refers to Burger King Worldwide, Inc. and its wholly-owned subsidiaries, including Burger King Corporation.
BURGER KING® is a registered trademark and service mark and WHOPPER® is a registered trademark of Burger King Corporation. Except for information relating to the acquisition (as defined in this prospectus) and the acquired restaurants (as defined in this prospectus), including all financial statements and financial information related thereto (but excluding any

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information included in the pro forma financial information), neither BKC nor any of its subsidiaries, affiliates, officers, directors, agents, employees, accountants or attorneys are in any way participating in, approving or endorsing this offer or any representations made in connection with this offer. The grant by BKC of any franchise or other rights to us is not intended as, and should not be interpreted as, an express or implied approval, endorsement or adoption of any statement regarding financial or other performance which may be contained in this prospectus. Except for information relating to the acquisition and the acquired restaurants, including all financial statements and information related thereto, and except as otherwise provided in the prospectus, all financial information in this prospectus is our sole responsibility.
Any review by BKC of this prospectus or the information included in this prospectus has been conducted solely for the benefit of BKC to determine conformance with BKC internal policies, and not to benefit or protect any other person. No investor should interpret such review by BKC as an internal approval, endorsement, acceptance or adoption of any representation, warranty, covenant or projection contained in this prospectus.
The enforcement or waiver of any obligation of ours under any agreement between us and BKC or BKC affiliates is a matter of BKC or BKC affiliates' sole discretion. No investor should rely on any representation, assumption or belief that BKC or BKC affiliates will enforce or waive particular obligations of ours under those agreements.

MARKET AND INDUSTRY DATA
In this prospectus, we refer to information, forecasts and statistics regarding the restaurant industry. Unless otherwise indicated, all restaurant industry data in this prospectus refers to the U.S. restaurant industry and is taken from or based upon the Technomic, Inc. (Technomic) report entitled “2012 Technomic Top 500 Chain Restaurant Report.” In this prospectus we also refer to information, forecasts and statistics from the U.S. Census Bureau and the U.S. Department of Agriculture, and information regarding BKC. Unless otherwise indicated or otherwise relating to information concerning the Burger King restaurants we acquired from BKC, information regarding BKC in this prospectus has been made publicly available by BKC. The information, forecasts and statistics we have used from Technomic may reflect rounding adjustments.

WHERE YOU CAN FIND MORE INFORMATION
We and the guarantors have filed a registration statement on Form S-4 with the SEC with respect to the exchange offer contemplated by this prospectus. This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us, the guarantors and the exchange notes, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at Station Place, 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy statements and prospectuses, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus or the registration statement of which it forms a part.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we file periodic reports, proxy statements and other information with the SEC.
Under the terms of the indenture relating to the notes, we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the trustee and holders of the notes the information specified therein in the manner specified therein. See “Description of Notes.”
You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.
In addition, our website is found on the Internet at www.carrols.com. The website will contain information about us and our operations. Copies of each of our filings with the SEC can be viewed and downloaded free of charge from our website as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not "filed" under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended January 1, 2012, filed on March 8, 2012 and as amended on March 13, 2012;

•	our Definitive Proxy Statement on Schedule 14A filed on July 11, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended April 1, 2012, filed on May 10, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended July 1, 2012, filed on August 10, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed on November 9, 2012;

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our Current Reports on Form 8-K or Form 8-K/A filed on: March 28, 2012; April 3, 2012; April 26, 2012; May 8, 2012; May 11, 2012; May 18, 2012; May 30, 2012; June 1, 2012; August 7, 2012; August 15, 2012; September 4, 2012; November 6, 2012; and November 8, 2012; and

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the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 30, 2006 and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
You may request a copy of these filings, at no cost to you, by telephoning us at (315) 424-0513 or by writing us at the following address:
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
Attn: William E. Myers
You may also access the documents incorporated by reference in this prospectus through our website at www.carrols.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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FORWARD-LOOKING STATEMENTS
The prospectus contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Forward-looking statements” are any statements that are not based on historical information. Statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

•	The effect of the tax-free spin-off of Fiesta Restaurant Group by Carrols Restaurant Group;

•	The potential tax liability associated with the spin-off of Fiesta Restaurant Group by Carrols Restaurant Group;

•	Effectiveness of Burger King advertising programs and the overall success of the Burger King brand;

•	Increases in food costs and other commodity costs;

•	Competitive conditions;

•	Our ability to integrate any businesses we acquire, including the acquired restaurants;

•	Regulatory factors;

•	Environmental conditions and regulations;

•	General economic conditions, particularly in the retail sector;

•	Weather conditions;

•	Fuel prices;

•	Significant disruptions in service or supply by any of our suppliers or distributors;

•	Changes in consumer perception of dietary health and food safety;

•	Labor and employment benefit costs;

•	The outcome of pending or future legal claims or proceedings;

•	Our dependence on BKC as a franchisee;

•	Our ability to manage our growth and successfully implement our business strategy;

•	Risks associated with the expansion of our business;

•	Our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;

•	The availability and terms of necessary or desirable financing or refinancing and other related risks and uncertainties;

•	The risk of an act of terrorism or escalation of any insurrection or armed conflict involving the United States or any other national or international calamity;

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Factors that affect the restaurant industry generally, including recalls if products become adulterated or misbranded, liability if our products cause injury, ingredient disclosure and labeling laws and regulations, reports of cases of food borne illnesses such as “mad cow” disease and avian flu and the possibility that consumers could lose confidence in the safety and quality of certain food products, as well as negative publicity regarding food quality, illness, injury or other health concerns; and

•	Other factors discussed under “Risk Factors” herein.
Developments in any of these areas, which are more fully described elsewhere in this prospectus and which descriptions are incorporated into this section by reference, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

SUMMARY

The following is a summary of material information discussed in this prospectus. This summary may not contain all the details concerning the exchange offer or other information that may be important to you. To better understand the exchange offer and our business and financial position, you should carefully review this entire prospectus.

Our common stock is listed on The NASDAQ Global Market under the symbol “TAST.” On May 7, 2012, we completed the spin-off of our wholly-owned subsidiary, Fiesta Restaurant Group by distributing all of the outstanding shares of Fiesta Restaurant Group common stock to our stockholders. Fiesta Restaurant Group became an independent public company and its common stock is listed on The NASDAQ Global Select Market under the symbol “FRGI.” See “—Recent Developments—Spin-Off of Fiesta Restaurant Group.”

Our Company

We are one of the largest restaurant companies in the United States and have been operating restaurants for more than 50 years. We are the largest Burger King® franchisee in the world based on number of restaurants, and have operated Burger King restaurants since 1976. As of September 30, 2012, we owned and operated 572 Burger King restaurants located in 13 Northeastern, Midwestern and Southeastern states. Burger King restaurants feature the popular flame-broiled Whopper® sandwich, as well as a variety of hamburgers, chicken and other specialty sandwiches, french fries, salads, breakfast items, snacks and other offerings. We believe that our size, seasoned management team, extensive operating infrastructure, experience and proven operating disciplines differentiate us from many of our competitors as well as many other Burger King operators.

On May 30, 2012, we consummated the acquisition from Burger King Corporation of 278 Burger King restaurants, which we refer to as the “acquired restaurants.” Total cash consideration of approximately $16.2 million included $3.8 million to be paid over five years. Non-cash consideration to BKC included a 28.9% equity ownership interest in Carrols Restaurant Group through the issuance to BKC of 100 shares of our Series A Convertible Preferred Stock. The acquired restaurants are located in seven Mid-Atlantic, Midwestern and Southeastern states. Additionally, pursuant to an operating agreement dated as of May 30, 2012, between us and BKC, which we refer to as the “operating agreement,” BKC assigned to us its right of first refusal , which we refer to as the “ROFR,”on sales of restaurants by franchisees in 20 states for 20 years or until we operate 1,000 Burger King restaurants, subject to compliance with the operating agreement. Under the operating agreement, BKC also granted to us certain pre-approval rights. We have agreed to remodel 455 Burger King restaurants to BKC's “20/20” restaurant image, including 57 restaurants in 2012, 154 restaurants in 2013, 154 restaurants in 2014 and 90 restaurants in 2015.

Burger King Restaurants

According to BKC, as of September 30, 2012, there were a total of 12,667 Burger King restaurants, of which 12,072 were franchised restaurants and 7,453 were located in the United States and Canada. Burger King is the second largest hamburger restaurant chain in the world (as measured by number of restaurants) and we believe that the Burger King brand is one of the world's most recognized consumer brands. Burger King restaurants are part of the Burger menu category within the limited service segment. Burger King restaurants have a distinctive image and are generally located in high-traffic areas throughout the United States. Burger King restaurants are designed to appeal to a broad spectrum of consumers, with multiple day-part meal segments targeted to different groups of consumers.

BKC's marketing strategy is characterized by its HAVE IT YOUR WAY® service, flame grilling, generous portions and competitive prices. Burger King restaurants feature flame-grilled hamburgers, the most popular of which is the Whopper sandwich, a large, flame-grilled hamburger garnished with mayonnaise, lettuce, onions, pickles and tomatoes. The basic menu of all Burger King restaurants also includes a variety of hamburgers, chicken and other specialty sandwiches, french fries, salads, breakfast items, snacks, and other offerings. BKC and its franchisees have historically spent between 4% and 5% of their respective sales on marketing, advertising and promotion to sustain high brand awareness. BKC has recently launched marketing initiatives to reach a more diverse consumer base and has introduced a number of new and enhanced menu items to broaden offerings and drive customer traffic in all day parts.
We believe that the competitive attributes of Burger King restaurants include significant brand recognition, convenience of location, quality, speed of service and price.

Industry Overview

The Restaurant Market.    According to Technomic, in 2011, total restaurant industry revenues in the United States were approximately $370.2 billion, representing an increase of 2.5% from 2010. Technomic projects total restaurant industry revenue to grow by 2.9% in 2012. Restaurant sales historically have closely tracked several macroeconomic indicators and we believe that “away-from-home” food consumption will continue to rebound as the economy recovers. Historically, unemployment has been inversely related to restaurant sales and, as the unemployment rate decreases and disposable income increases, restaurant sales have increased. In 2011, 47.5% of food dollars were spent on food away from home and demand continues to outpace at-home dining, with food away from home projected to surpass at-home dining in 2021 according to the U.S. Department of Agriculture.

Limited-service Restaurants.    Limited-service restaurants are distinguished by high speed of service and efficiency, convenience, limited menu and service and value pricing. According to Technomic, in 2011 sales at all limited-service restaurants in the United States were $200.9 billion, an increase of 3.1% from 2010 and representing 54.3% of total U.S. restaurant industry sales. This constitutes an increase in overall market share when compared to the 53.9% of total U.S. restaurant industry sales attributed to limited-service restaurants in 2010. According to Technomic, in 2012, sales for limited-service restaurants are projected to increase 3.5%.

Technomic reports that sales in the limited-service industry in 2011 were divided by menu category as follows:

The Burger menu category is the largest within the limited-service segment, representing 34% of 2011 sales. According to Technomic, sales in the Burger menu category grew by 3.7% in 2011 and are forecasted to grow by 4.1% in 2012, outpacing the overall limited-service segment.
According to Technomic, in 2011, franchises contributed 72% of sales to the limited-service restaurant segment and accounted for eight out of ten stores.

Our Competitive Strengths

Largest Burger King Franchisee.    We are Burger King's largest franchisee, based on number of restaurants, and are well positioned to leverage the scale and marketing of one of the most recognized brands in the restaurant industry. We believe the geographic dispersion of our restaurants will provide us with stability and enhanced growth opportunities in many of the markets in which we operate. We also believe that our large number of restaurants increases our ability to effectively manage the brand awareness of the Burger King brand in certain markets.
Operational Expertise.     Our focus is on leveraging our operational expertise in order to optimize the performance of our restaurants. We have developed sophisticated information and operating systems that enable us to measure and monitor key metrics in order to optimize operational performance, sales and profitability. We believe that our experienced management team, operating culture, effective operating systems and infrastructure enable us to operate more efficiently than many other Burger King operators, resulting in better restaurant margins and overall performance.
Distinct Brand with Global Recognition, Innovative Marketing and New Product Development.     As Burger King's largest franchisee, based on number of restaurants, we benefit from, and rely on, BKC's extensive marketing, advertising and product development capabilities to drive sales and generate restaurant traffic. Over the years, BKC has launched innovative and creative multimedia advertising campaigns that highlight the popular relevance of the Burger King brand. Ad Week has named Burger King one of the top three industry-changing advertisers within the last three decades.

Consistent Operating History.    We believe our long-term track record of operating and financial management capabilities has resulted in consistent and stable cash flows and has demonstrated our ability to prudently manage financial leverage through a variety of economic cycles. We believe our cash flow will continue to allow us to fund our ongoing operations and capital expenditure needs while also providing the capital necessary to service our debt.
Strategic Relationship with Burger King Corporation.    We believe that the structure of the acquisition will further strengthen our well-established relationship with BKC and further align our common interests to grow our business and the Burger King business as a whole. The consideration to BKC included a 28.9% equity interest in Carrols Restaurant Group. BKC's President, North America, Steven M. Wiborg, and Chief Financial Officer, Daniel Schwartz, joined our Board of Directors upon the closing of the acquisition on May 30, 2012.

Experienced Management Team with a Proven Track Record.    We believe that our senior management team's extensive experience in the restaurant industry and its long and successful history of developing, acquiring, integrating and operating quick-service restaurants provides us with a competitive advantage. Our operations are overseen by our Chief Executive Officer, Dan Accordino, who has over 40 years of Burger King and quick-service restaurant experience, and seven Regional Directors that have an average of 25 years of Burger King restaurant experience. Seventy-three district managers support the Regional Directors and have an average of over 15 years of restaurant management experience in the Burger King system. Our operations management is further supported by our infrastructure of financial, information systems, real estate and human resources professionals. Our management team has a successful history of managing strategic transformations, and over the past 20 years, we have (prior to giving effect to the acquisition) doubled the number of Burger King restaurants we own and operate, largely through acquisitions. In addition, we successfully acquired, integrated and expanded the Pollo Tropical and Taco Cabana brands, which we acquired in 1998 and in 2000, respectively. The Pollo Tropical and Taco Cabana brands are owned and operated by Fiesta Restaurant Group which was spun-off by us on May 7, 2012.

Our Business Strategy

Our primary business strategies are as follows:
Increase Restaurant Sales and Customer Traffic.    BKC has recently identified and implemented a number of strategies to reinvigorate the brand, increase market share, improve overall operations and drive future growth. These strategies are central to our strategic objectives to deliver profitable growth.

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Product.    On April 2, 2012, BKC launched one of the broadest expansions of food offerings in its 58-year history, including the introduction of Thick Cut Fries, Garden Fresh Salads, Wraps, Real Fruit Smoothies and Frappes. There have also been a number of enhancements to food preparation procedures to improve the quality of BKC's existing products. These new menu platforms and quality improvements form the backbone of BKC's strategy to appeal to a broader consumer base and to increase restaurant sales.

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Image.    We have agreed to remodel 455 restaurants over the next three and a half years to BKC's “20/20” restaurant image which features a fresh, sleek, eye-catching design. The restaurant redesign incorporates easy-to-navigate digital menu boards in the dining room, streamlined merchandising at the drive-thru, flat screen televisions in the dining area and new employee uniforms. We believe the restaurant remodeling plan will improve our guests' dining experience, increase dining frequency and help drive increases in average check size from more dine-in visits.

•
Advertising.    We believe that we will benefit from BKC's advertising support of its new menu, product enhancement and reimaging initiatives. In late 2011, BKC launched a revamped national, multi-platform marketing campaign centered around the quality of its food, featuring both new and core offerings. The campaign, which features celebrities, highlights the new menu platforms and returns the brand to its roots with a refreshed focus on the flagship Whopper sandwich. We believe the campaign will broaden the appeal of the brand while increasing customer frequency and brand loyalty.

Improve Profitability of Acquired Restaurants by Leveraging Our Existing Infrastructure and Best-Practices.    With the acquisition of 278 restaurants from BKC, we believe we have opportunities to realize benefits from economies of scale, including leveraging our existing infrastructure across a larger number of restaurants. Additionally, we believe that our skilled management team, sophisticated information technology, operating systems and training and development programs support our ability to enhance operating efficiencies at the acquired restaurants. We have identified a number of opportunities to enhance the profitability of the newly acquired restaurants and we believe, over time, these new restaurants can achieve comparable levels of profitability and operational efficiency as our current store base.
Selectively Acquire and Develop Additional Burger King Restaurants.    As of September 30, 2012, we operated 572 Burger King restaurants, making us the largest Burger King franchisee in the world. In addition, as a part of the acquisition, BKC assigned to us its ROFR and granted us certain pre-approval rights to acquire additional franchised restaurants and to develop new restaurants in those markets. Due to the number of restaurants and franchisees in the Burger King franchise system and our historical success in acquiring and integrating restaurants, we believe that there is considerable opportunity for future growth. While our primary focus in the near-term is to successfully integrate, remodel and improve the profitability of the acquired restaurants, we believe that the assignment of the ROFR and the pre-approval to acquire and develop additional restaurants provide us with the opportunity to expand our ownership of Burger King restaurants in the future through selective acquisitions and new restaurant openings.

Recent Developments
The Acquisition
On March 26, 2012, we and Carrols LLC entered into an asset purchase agreement, which we refer to as the “purchase agreement,” with BKC pursuant to which we, through Carrols LLC, agreed to purchase 278 of BKC's company-owned restaurants located in Ohio, Indiana, Kentucky, Pennsylvania, North Carolina, South Carolina and Virginia. The consummation of the acquisition occurred on May 30, 2012. As consideration for the acquisition, we (i) issued to BKC 100 shares of Series A Convertible Preferred Stock, which we refer to as the “Series A Preferred Stock,” (ii) paid cash payments to BKC at closing of $2.9 million (subject to adjustment) for cash on hand and inventory at the acquired restaurants and (iii) will pay other cash payments of approximately $13.3 million, of which approximately $9.6 million was paid at closing and the balance to be paid over five years. The cash payment of approximately $13.3 million is for refranchising fees, for BKC's assignment of the ROFR and certain other pre-approval rights for future acquisitions granted to us pursuant to the operating agreement. The Series A Preferred Stock issued to BKC equals a 28.9% equity ownership interest in Carrols Restaurant Group, subject to restrictions limiting the conversion of the Series A Preferred Stock to an amount of shares not to exceed 19.9% of the outstanding shares of our common stock as of the date of issuance, which we refer to as the “issuance limitation.” At our annual meeting held on August 29, 2012, our stockholders approved the removal of the issuance limitation.

Pursuant to the purchase agreement and the operating agreement, we entered into new franchise agreements and leases or subleases with BKC for all of the acquired restaurants.

Series A Convertible Preferred Stock
Upon the closing of the acquisition on May 30, 2012, we issued to BKC 100 shares of Series A Preferred Stock, pursuant to a certificate of designation, which is convertible into 28.9% of the outstanding shares of our common stock, which we refer to as the “conversion shares” on a fully diluted basis. Pursuant to the purchase agreement, the removal of the issuance limitation was subject to obtaining the approval of our stockholders at our next annual meeting after the closing of the acquisition or at subsequent meetings, if necessary, until stockholder approval is obtained. At our annual meeting held on August 29, 2012, our stockholders approved the removal of the issuance limitation. The Series A Preferred Stock and the conversion shares are subject to a three-year restriction on transfer by BKC, which we refer to as the “holding period.” BKC will also have certain approval rights so long as the number of shares of our common stock into which the outstanding shares of Series A Preferred Stock held by BKC are then convertible constitutes greater than 10% of the outstanding shares of our common stock as set forth in the certificate of designation and as further described elsewhere in this prospectus. The Series A Preferred Stock votes with our common stock on an as-converted basis and provides for the right of BKC to elect two members of our board of directors as Class A members as long as BKC continues to own a specified amount of Series A Preferred Stock. The Series A Preferred Stock ranks senior to our common stock with respect to rights on liquidation, winding-up and dissolution of Carrols Restaurant Group. The Series A Preferred Stock receives dividends and amounts upon a liquidation event on an as converted basis. The Series A Preferred Stock does not pay interest, is perpetual and has no mandatory prepayment features.

Operating Agreement
Carrols LLC and BKC also entered into an operating agreement which has a term commencing on the date of the closing of the acquisition and ending (unless earlier terminated in accordance with the provisions thereof) on the earlier to occur of (i) 20 years from such closing date of the acquisition or (ii) the date that we operate 1,000 Burger King restaurants. Pursuant to the operating agreement, BKC assigned to us its right of first refusal under its franchise agreements with its franchisees to purchase all of the assets of a Burger King restaurant or all or substantially all of the voting stock of the franchisee, whether direct or indirect, on the same terms proposed between such franchisee and a third party purchaser, in 20 states as follows: Connecticut (except Hartford county), Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts (except for Middlesex, Norfolk and Suffolk counties), Michigan, New Hampshire, New Jersey, New York (except for Bronx, Kings, Nassau, New York, Queens, Richmond, Suffolk and Westchester counties), North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Vermont, Virginia, Washington DC, and West Virginia, which we refer to as the “DMAs.”

Pursuant to the operating agreement, BKC also granted us franchise pre-approval, which we refer to as the “franchise pre-approval,” to build new Burger King restaurants or acquire Burger King restaurants from Burger King franchisees in the DMAs, which we refer to as “new restaurant growth.” We will pay BKC approximately $3.8 million for the ROFR and the franchise pre-approval rights in equal quarterly installments of $190,227 over a five year period with the first payment made on the closing date of the acquisition.
The pre-approval to develop new Burger King restaurants in the DMA's is a non-exclusive right, subject to customary BKC franchise, site and construction approval. Beginning on January 1 of the calendar year following the third anniversary of the closing date of the acquisition, a minimum of 10% of our restaurant growth in each calendar year during the term of the operating agreement must come from new restaurant growth (including restaurants closed and relocated in the same market). As part of franchise pre-approval, BKC granted us pre-approval for acquisitions of Burger King restaurants from franchisees in the DMAs where we then have a Burger King restaurant.

Pursuant to the operating agreement, we agreed to remodel 455 of our existing restaurants and the acquired restaurants to BKC's 20/20 restaurant image, including 57 restaurants in 2012, 154 restaurants in 2013, 154 restaurants in 2014 and 90 restaurants in 2015, which we refer to as the “remodel plan.” If we fail to be in compliance with the remodel plan, BKC's sole remedy is the suspension of the ROFR as further provided in the operating agreement. We will be deemed in compliance with the remodel plan in each calendar year so long as we complete at least 90% of the remodel plan for such year. In any year that the ROFR has been suspended, we will be deemed to be back in compliance with the remodel plan and the ROFR will automatically be restored as soon as we complete 100% of the remodels that were required for the calendar year resulting in the suspension.

We refer to (i) the entering into of (a) the purchase agreement, (b) the operating agreement, (c) new franchise agreements and leases and subleases with respect to the acquired restaurants and (d) other agreements in connection with the acquisition described elsewhere in this prospectus, (ii) the issuance of the Series A Preferred Stock and (iii) the consummation of the acquisition as the “acquisition.”

Spin-Off of Fiesta Restaurant Group

On April 24, 2012, we and Carrols entered into a separation and distribution agreement with Fiesta Restaurant Group, pursuant to which Fiesta Restaurant Group was legally and structurally separated from us. The separation was accomplished through the distribution, in the form of a dividend, by Carrols of all of Fiesta Restaurant Group's outstanding common stock to us and, immediately thereafter, the distribution, in the form of a dividend, by us of all of Fiesta Restaurant Group's outstanding common stock to our stockholders, which occurred on May 7, 2012, which we refer to as the “distribution date.” On the distribution date, each holder of our common stock received one share of Fiesta Restaurant Group's common stock for every one share of our common stock held, which we refer to as the “spin-off.” Since the distribution date, we do not hold any direct or indirect ownership interest in Fiesta Restaurant Group.

In connection with the spin-off, on April 24, 2012, we and Carrols also entered into a transition services agreement with Fiesta Restaurant Group to provide certain administrative support services in order to provide Fiesta Restaurant Group sufficient time to develop its own infrastructure. We will provide services under the transition services agreement for a period of three years following the spin-off. However, Fiesta Restaurant Group may terminate the agreement with respect to any specific service upon 90 days prior written notice. Fiesta Restaurant Group may extend the term of the transition services agreement by one additional year upon 90 days prior written notice to Carrols and us. In addition to the separation and distribution agreement and the transition services agreement, in connection with the spin-off, we and Carrols entered into a tax matters agreement and an employee matters agreement with Fiesta Restaurant Group.

New Revolving Credit Facility
Concurrently with the closing of the outstanding notes offering on May 30, 2012, we entered into a new first lien revolving credit facility with Wells Fargo Bank, National Association, as administrative agent, which we refer to as the “new revolving credit facility.” The new revolving credit facility provides for aggregate borrowings of up to $20.0 million (including $15.0 million available for letters of credit). The new revolving credit facility has a five year maturity.

We refer to (i) the issuance by us of $150 million of notes, (ii) our entering into the new revolving credit facility and any borrowings thereunder, (iii) the repayment of all outstanding borrowings under the prior Carrols LLC senior credit facility and the settlement of Carrols LLC's pre-existing interest rate swap agreement and (iv) the fees and expenses related to the foregoing as the “financing transactions.” The financing transactions were consummated simultaneously with the closing of the acquisition on May 30, 2012.

We refer to the spin-off, the financing transactions and the acquisition as the “transactions.”
Corporate Information
We are a Delaware corporation, incorporated in 1986. We conduct all of our operations through our indirect subsidiary, Carrols LLC, a Delaware limited liability company. We have no assets other than the shares of Carrols. Our principal executive offices are located at 968 James Street, Syracuse, New York 13203 and our telephone number at that address is (315) 424-0513. Our corporate website is www.carrols.com. Such website address is a textual reference only, meaning that the information contained on our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

Summary of the Exchange Offer

The Initial Offering of Outstanding Notes
We sold the outstanding notes on May 30, 2012 to the initial purchasers. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S.

The Exchange Offer
We are offering to exchange up to $150.0 million aggregate principal amount of 11.25% Senior Secured Second Lien Notes due 2018, which will be registered under the Securities Act, for up to $150.0 million aggregate principal amount of outstanding 11.25% Senior Secured Second Lien Notes due 2018. In order to be exchanged, an outstanding note must be properly tendered and accepted. We will issue $1,000 principal amount of exchange notes for each respective $1,000 principal amount of outstanding notes validly tendered and not withdrawn pursuant to this exchange offer. We will issue exchange notes promptly after the expiration of this exchange offer.

Expiration Date
This exchange offer expires at 5:00 p.m., New York City time, on                     , 2012, unless we decide to extend the expiration date, in which case the term “expiration date” means the latest date and time to which we extend this exchange offer. For more information, see “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Withdrawal Rights
You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw, you must deliver a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before 5:00 p.m., New York City time, on the expiration date of this exchange offer. For more information, see “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes

If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any outstanding notes that we do not accept for exchange to you as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange. See “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer	This exchange offer is subject to customary conditions. See “The Exchange Offer—Conditions.”

Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange in this exchange offer, you must transmit to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date either:

•
an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal which accompanies this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

•
if the outstanding notes you own are held of record by The Depositary Trust Company, or “DTC,” in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of DTC's Automated Tender Offer Program System, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, will form a part of a confirmation of book-entry transfer, DTC will facilitate the exchange of your outstanding notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of this exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

For more information see “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in this exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf. For more information, see “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and:

	•	time will not permit your notes or other required documents to reach the exchange agent by 5:00 p.m., New York City time, on the expiration date; or

	•	the procedure for book-entry transfer cannot be completed on time;

you may tender your outstanding notes by completing a notice of guaranteed deliver and complying with the guaranteed delivery procedures. For more information, see “The Exchange Offer—Guaranteed Delivery Procedures.”

Resales of the Exchange Notes
Based on an interpretation by the staff of the Securities and Exchange Commission, or the “SEC,” set forth in no-action letters issued to third parties, we believe that the exchange notes you receive in this exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

	•	you are acquiring the exchange notes in the ordinary course of your business;

•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in this exchange offer; and

	•	you are not an affiliate of ours within the meaning of Rule 405 of the Securities Act.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in this exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in this exchange offer for its own account in exchange for outstanding notes must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in this exchange offer in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities. For more information, see “The Exchange Offer—Resale of the Exchange Notes.”

Each broker-dealer that is issued exchange notes in this exchange offer for its own account in exchange for outstanding notes must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in this exchange offer in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities. For more information, see “The Exchange Offer—Resale of the Exchange Notes.”

Any holder of outstanding notes who:

	•	is our affiliate

	•	does not acquire exchange notes in the ordinary course of its business; or

•
tenders its outstanding notes in this exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), and Shearman & Sterling (available July 2, 1993) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Registration Rights Agreement
In connection with the initial sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers. In that agreement we agreed, among other things, to use our reasonable best efforts to file the registration statement of which this prospectus forms a part with the SEC within 180 days after the date we issued the outstanding notes and to use our reasonable best efforts to consummate this exchange offer within 270 days after the date we issued the outstanding notes. This exchange offer is intended to satisfy your rights and our obligations with respect to an exchange offer under the registration rights agreement. If we fail to consummate this exchange offer within 270 days after the date we issued the outstanding notes, we agreed to pay additional interest on the outstanding notes. After this exchange offer is complete, you will no longer be entitled to any exchange and certain registration rights with respect to your outstanding notes.

Under certain circumstances set forth in the registration rights agreement, holders of notes, including holders who are not permitted to participate in this exchange offer or who may not freely sell exchange notes received in this exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the notes by these holders.

Effect on Holders of Outstanding Notes
As a result of making this exchange offer, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms thereof, we will have fulfilled one of the covenants contained in the registration rights agreement and, accordingly, we will not be obligated thereunder to pay additional interest for failure to take these actions. If you are a holder of outstanding notes and you do not tender them in this exchange offer, you will continue to hold them and you will be entitled to all the rights and subject to all the limitations applicable to the outstanding notes in the indenture, and you may continue to be entitled to certain limited rights and be subject to certain limitations under the registration rights agreement.

To the extent that outstanding notes are tendered and accepted in this exchange offer, the trading market for the outstanding notes could be adversely affected.

Broker-Dealers
Each broker-dealer registered as such under the Exchange Act that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Consequences of Failure to Exchange
All untendered outstanding notes will continue to be subject to the restrictions on transfer provided for therein and in the indenture governing the notes. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act. For more information, see “The Exchange Offer—Consequences of Failure to Exchange.”

Exchange Agent
The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent in connection with this exchange offer. The address and telephone number of the exchange agent are set forth under “The Exchange Offer—Exchange Agent” at page 35.

Federal Income Tax Considerations
Based upon advice from counsel, we believe that the exchange of outstanding notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to this exchange offer. We will pay all of our expenses incident to this exchange offer.

Summary of Terms of the Exchange Notes

The terms of the exchange notes to be issued in this exchange offer are substantially identical in all material respects to those of the outstanding notes, except that:

•	the exchange notes will be registered under the Securities Act; and

•	the exchange notes will not be entitled to certain registration rights under the registration rights agreement.

The exchange notes will represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture.

Issuer	Carrols Restaurant Group, Inc.

Notes Offered	$150,000,000 aggregate principal amount of 11.25% Senior Secured Second Lien Notes due 2018.

Maturity Date	May 15, 2018.

Interest Payment Dates
Interest on the exchange notes accrues from the last interest payment date on which interest was paid on the outstanding notes surrendered for them, or, if no interest has been paid on such outstanding notes, from May 30, 2012. We will not pay interest on the outstanding notes accepted for exchange. Interest on the exchange notes is payable on May 15 and November 15, commencing November 15, 2012.

Subsidiary Guarantees
The notes are guaranteed on a senior secured basis by each of our existing and future direct and indirect domestic “restricted subsidiaries,” subject to certain exceptions. Currently, our only existing restricted subsidiaries are Carrols and Carrols LLC.

Ranking	The notes and guarantees are our and the guarantors' senior secured obligations and:

	•	rank equal in right of payment to our and the guarantors' existing and future senior obligations;

	•	rank senior in right of payment to all of our and the guarantors' existing and future subordinated obligations;

	•	rank effectively senior to all of our and the guarantors' existing and future unsecured obligations to the extent of the value of the collateral securing the exchange notes;

•
are effectively subordinated to our and the guarantors' indebtedness and obligations that are secured by priority liens on the collateral, including indebtedness under the new revolving credit facility, to the extent of the value of such collateral; and

	•	are structurally subordinated to the obligations of all our subsidiaries that do not serve as guarantors of the notes.

As of September 30, 2012, we had approximately $161.9 million of total indebtedness outstanding, primarily consisting of $150.0 million of the outstanding notes, $1.2 million of lease financing obligations and $10.7 million of capital leases and other debt, and $15.2 million of availability under our new revolving credit facility (after reserving $4.8 million for letters of credit under the new revolving credit facility). See “Capitalization.”

Collateral
The notes and the guarantees are secured by a second priority lien on the assets owned by us and the guarantors that also secure obligations under our new revolving credit facility, subject to certain exceptions. The lenders under our new revolving credit facility will benefit from first priority liens on the collateral. Under the security agreement, we and the guarantors, subject to certain exceptions, granted security interests in substantially all of our and their real, personal and fixture property, including all of the equity interests held by us in subsidiaries (but (a) as to the voting stock of any foreign subsidiary, not to exceed 65% of the outstanding voting stock, (b) excluding any capital stock of a subsidiary to the extent necessary for such subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Exchange Act, due to the fact that such subsidiary's capital stock secured the notes or guarantees, to file separate financial statements with the SEC and (c) subject to other exceptions, including franchise agreements, leased real property and certain owned real property) and all proceeds and products of the foregoing. See “Description of Notes—Security.”

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The liens on the collateral may be released without the consent of the holders of exchange notes if collateral is disposed of in a transaction that complies with the indenture and related security documents or in accordance with the provisions of the intercreditor agreement. See “Risk Factors—Risks Related to the Notes” and “Description of Notes—Security” and “—Intercreditor Agreement.”

Intercreditor Agreement
Pursuant to an intercreditor agreement, the liens securing the notes are second priority liens that are expressly junior in priority to the liens that secure obligations under our new revolving credit facility. Pursuant to the intercreditor agreement, the liens securing the notes may not be enforced for a 180 day “standstill” period. The holders of the first priority lien obligations will receive all proceeds from any realization of the collateral or from the collateral or proceeds thereof in any insolvency or liquidation proceeding, in each case until the first priority lien obligations are paid in full. See “Description of Notes—Intercreditor Agreement.”

Use of Proceeds	We will not receive any cash proceeds from this exchange offer.

Optional Redemption	On or after May 15, 2015, we may redeem some or all of the notes at any time at the redemption prices specified under “Description of Notes—Optional Redemption.”

Before May 15, 2015, we may redeem some or all of the notes at a redemption price equal to 100% of the principal amount of each note to be redeemed plus a make-whole premium described under “Description of Notes—Optional Redemption” together with accrued and unpaid interest.

In addition, at any time prior to May 15, 2015, we may redeem up to 35% of the notes with the net cash proceeds from specified equity offerings at a redemption price equal to 111.250% of the principal amount of each note to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control
Upon a change of control (as defined in “Description of Notes—Certain Definitions”), we must offer to repurchase the notes at 101% of the principal amount, plus accrued and unpaid interest to the purchase date.

Certain Covenants	The indenture governing the notes contains certain covenants, including limitations and restrictions on our and our restricted subsidiaries' ability to:

	•	incur additional indebtedness or issue preferred stock;

	•	make dividend payments or other restricted payments;

	•	create liens;

	•	sell assets;

	•	enter into transactions with affiliates; and

• enter into mergers, consolidations, or sales of all or substantially all of our assets.

The restrictive covenants set forth in the indenture are subject to important exceptions and qualifications. See “Description of Notes—Certain Covenants.”

No Public Market
The exchange notes are new securities and there is currently no established trading market for the exchange notes. The initial purchasers have advised us that they presently intend to make a market in the exchange notes. However, you should be aware that they are not obligated to make a market and may discontinue its market-making activities at any time without notice. As result, a liquid market for the exchange notes may not be available if you try to sell your exchange notes. We do not intend to list the exchange notes on any securities exchange.

Risk Factors	Potential investors in the notes should carefully consider the matters set forth under the caption “Risk Factors” prior to making an investment decision with respect to the notes.

RISK FACTORS
Any investment in the notes involves a high degree of risk. You should carefully consider the following risks, as well as other risk factors and information contained, or incorporated by reference, in this prospectus before making an investment decision. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements” in this prospectus.
Risks Related to the Exchange Offer
Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures.
We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes, letter of transmittal and other required documents by the expiration date of this exchange offer or you do not otherwise comply with the guaranteed delivery procedures for tendering your notes, we may not accept your outstanding notes for exchange. Neither we nor the exchange agent is under a duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept your outstanding notes for exchange unless we decide in our sole discretion to waive those defects or irregularities. Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.
Some holders who exchange their outstanding notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.
If you exchange your outstanding notes in this exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Because there is no public market for the exchange notes, you may not be able to resell them.
The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders will be able to sell their exchange notes.
We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation through an automated quotation system. If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures, our financial performance and the interest of securities dealers in making a market in the exchange notes.
We understand that the initial purchasers presently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during this exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active market will exist for the exchange notes or that any trading market that does develop will be liquid.
Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to disruptions. Any such disruptions may have a negative effect on you, as a holder of the exchange notes, regardless of our prospects and financial performance.
Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.
Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
If you do not exchange your outstanding notes, they may be difficult to resell.
It may be difficult for you to sell outstanding notes that are not exchanged in the exchange offer, since any outstanding notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding notes. These restrictions on transfer exist because we issued the outstanding notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the outstanding notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those outstanding notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not plan to register the outstanding notes under the Securities Act.
Risks Related to the Notes
Our substantial indebtedness could adversely affect our financial condition.
As a result of our substantial indebtedness, a significant portion of our cash flow will be required to pay interest and principal on our outstanding indebtedness, and we may not generate sufficient cash flow from operations, or have future borrowings available under our new revolving credit facility, to enable us to repay our indebtedness, including the notes, or to fund other liquidity needs. As of September 30, 2012, we had approximately $161.9 million of total indebtedness outstanding (consisting of $150.0 million of outstanding notes, $1.2 million of lease financing obligations and $10.7 million of capital leases and other debt) and $4.8 million of availability under our new revolving credit facility (after reserving $15.2 million for letters of credit under our new revolving credit facility), which would effectively rank senior to the notes.
Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness and related interest, including indebtedness we may incur in the future, thereby reducing the availability of our cash flow to fund working capital, capital expenditures (including restaurant remodeling obligations under the operating agreement) and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	increase our cost of borrowing;

•	place us at a competitive disadvantage compared to our competitors that may have less debt; and

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or general corporate purposes.
We expect to use cash flow from operations to meet our current and future financial obligations, including funding our operations, debt service and capital expenditures. Our ability to make these payments depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future, which could result in our being unable to repay indebtedness, or to fund other liquidity needs. If we do not have enough money, we may be forced to reduce or delay our business activities and capital expenditures (including our restaurant remodeling obligations under the operating agreement), sell assets, obtain additional debt or equity capital or restructure or refinance all or a portion of our debt, including our new revolving credit facility and the notes, on or before maturity. We cannot make any assurances that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all. In addition, the terms of existing or future indebtedness, including the agreements for our new revolving credit facility, may limit our ability to pursue any of these alternatives.
Despite current indebtedness levels and restrictive covenants, we may still be able to incur more debt or make certain restricted payments, which could further exacerbate the risks described above.
We and our subsidiaries may be able to incur additional debt in the future, including debt that may be secured on a first lien basis or pari passu with the notes. Although the new revolving credit facility and the indenture governing the notes contain restrictions on our ability to incur indebtedness, those restrictions are subject to a number of exceptions. In addition, if we are able to designate some of our restricted subsidiaries under the indenture governing the notes as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indenture and engage in other activities in which restricted subsidiaries may not engage. We may also consider investments in joint ventures or acquisitions, which may increase our indebtedness. Moreover, although our new revolving credit facility and the indenture governing the notes contain restrictions on our ability to make restricted payments, including the declaration and payment of dividends, we are able to make such restricted payments under certain circumstances. Adding new debt to current debt levels or making restricted payments could intensify the related risks that we and our subsidiaries now face. See “Capitalization”.
The agreements governing our debt agreements restrict our ability to engage in some business and financial transactions and certain other restrictive terms.
Our debt agreements, such as the indenture governing the notes and the agreement governing our new revolving credit facility, restrict our ability in certain circumstances to, among other things:

•	incur additional debt;

•	pay dividends and make other distributions on, redeem or repurchase, capital stock;

•	make investments or other restricted payments;

•	enter into transactions with affiliates;

•	engage in sale and leaseback transactions;

•	sell all, or substantially all, of our assets;

•	create liens on assets to secure debt; or

•	effect a consolidation or merger.
Additionally, our new revolving credit facility requires cash collateralization of $20.0 million, the entire amount committed under the facility, whether drawn or undrawn, until such time as our lease adjusted leverage ratio (as defined in the new revolving credit facility) is less than 6.00x for two consecutive fiscal quarters.
These covenants limit our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. In addition, our new revolving credit facility requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet these tests.

A breach of any of these covenants or other provisions in our debt agreements could result in an event of default, which if not cured or waived, could result in such debt becoming immediately due and payable. This, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing such other debt. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, such debt. In addition, in the event that the notes become immediately due and payable, the holders of the notes would not be entitled to receive any payment in respect of the notes until all of our senior debt has been paid in full.
Our ability to make payments on the notes depends on our ability to receive dividends and other distributions from our subsidiaries.
We are a holding company and have no direct operations and depend on dividends and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal and interest on their outstanding debt. Our subsidiaries are legally distinct from us. Payment to us by our subsidiaries will be contingent upon our subsidiaries' earnings and other business considerations. The ability of our subsidiaries to pay dividends, make distributions, provide loans or make other payments to us may be restricted by applicable state and foreign laws, potentially adverse tax consequences and their agreements, including agreements governing their debt. As a result, we may not be able to access their cash flow to service our debt, including the notes, and we cannot assure you that the amount of cash and cash flow reflected on our financial statements will be fully available to us.
We may not have the funds necessary to satisfy all of our obligations under the new revolving credit facility, the notes or other indebtedness in connection with certain change of control events.
Upon the occurrence of specific kinds of change of control events, the indenture governing the notes requires us to make an offer to repurchase all notes that are then outstanding at 101% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any) to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the notes. In addition, restrictions under our new revolving credit facility may not allow us to repurchase the notes upon a change of control. If we could not refinance such debt or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the notes, which would constitute an event of default under the indenture. Certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of Notes—Change of Control.”

In addition, our new revolving credit facility provides that certain change of control events constitute an event of default under such new revolving credit facility. Such an event of default entitles the lenders thereunder to, among other things, cause all outstanding debt obligations under the new revolving credit facility to become due and payable and to proceed against the collateral securing such new revolving credit facility. Any event of default or acceleration of the new revolving credit facility will likely also cause a default under the terms of our other indebtedness.
We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.
Legal uncertainty regarding what constitutes a change of control and the provisions of the indenture may allow us to enter into transactions, such as acquisitions, refinancings or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the notes. The definition of change of control includes a phrase relating to the transfer of “all or substantially all” of our assets and subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require the issuer to repurchase notes as a result of a transfer of less than all of our assets to another person may be uncertain.
Risks Related to the Collateral and Guarantees
The lien on the collateral securing the notes and the guarantees is junior and subordinate to the lien on the collateral securing our new revolving credit facility and certain other first lien obligations.
The notes and the guarantees are secured by second priority liens granted by us and the existing guarantors and any future guarantor on our assets and the assets of the guarantors that secure obligations under our new revolving credit facility, subject to certain permitted liens, exceptions and encumbrances described in the indenture governing the notes and the security documents relating to the notes. As set out in more detail under “Description of Notes,” the lenders under our new revolving credit facility and holders of certain of our hedging and cash management obligations will be entitled to receive all proceeds from the realization of the collateral under certain circumstances, including upon default in payment on, or the acceleration of, any obligations under our new revolving credit facility, or in the event of our, or any of our subsidiary guarantors', bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, to repay such obligations in full before the holders of the notes will be entitled to any recovery from such collateral. In addition, the indenture governing the notes permits us and the guarantors to create additional liens under specified circumstances, including liens senior in priority to and pari passu with the liens securing the notes. Any obligations secured by such liens may further limit the recovery from the realization of the collateral available to satisfy holders of the notes.
Holders of the notes will not control decisions regarding collateral.
The lenders under our new revolving credit facility, as holders of first priority lien obligations, control substantially all matters related to the collateral pursuant to the terms of the intercreditor agreement. The holders of the first priority lien obligations may cause the collateral agent thereunder (the “first lien agent”) to dispose of, release, or foreclose on, or take other actions with respect to, the collateral (including amendments of and waivers under the security documents) with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes, even after a default under the notes. To the extent collateral is released from securing the first priority lien obligations, the intercreditor agreement provides that in certain circumstances, the second priority liens securing the notes will also be released. In addition, the security documents related to the second priority lien generally provide that, so long as the first priority lien obligations are in effect, the holders of the first priority lien obligations may change, waive, modify or vary the security documents governing such first priority liens without the consent of the holders of the notes (except under certain limited circumstances) and that the security documents governing the second priority liens will be automatically changed, waived and modified in the same manner. Further, the security documents governing the second priority liens may not be amended in any manner adverse to the holders of the first-priority obligations without the consent of the first lien agent until the first priority lien obligations are paid in full. The intercreditor agreement prohibits second priority lienholders from foreclosing on the collateral for a 180 day “stand still” period until payment in full of the first priority lien obligations. We cannot assure you that in the event of a foreclosure by the holders of the first priority lien obligations, the proceeds from the sale of collateral would be sufficient to satisfy all or any of the amounts outstanding under the notes after payment in full of the obligations secured by first priority liens on the collateral.
There may not be sufficient collateral to pay all or any of the notes, especially if we incur additional secured indebtedness ranking prior to or pari passu with the notes, which will dilute the value of the collateral securing the notes and guarantees.
No appraisals of any collateral have been prepared in connection with the issuance of the exchange notes. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, the condition of the markets and sectors in which we operate, the ability to sell the collateral in an orderly sale, the condition of the national and local economies, the availability of buyers and similar factors. The value of the assets pledged as collateral for the notes could also be impaired in the future as a result of our failure to implement our business strategy, competition or other future trends. In the event of foreclosure, liquidation, bankruptcy or similar proceeding on the collateral, the proceeds from the sale of the collateral may not be sufficient to satisfy in full or at all our obligations under the notes and any additional indebtedness secured equally and ratably with the notes. The amount to be received upon such a sale would be dependent on numerous factors, including but not limited to the timing and the manner of the sale. In addition, the book value of the collateral should not be relied on as a measure of realizable value for such assets. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral can be sold in a short period of time in an orderly manner. A significant portion of the collateral includes assets that may only be usable, and thus retain value, as part of our existing operating business. Accordingly, any such sale of the collateral separate from the sale of certain of our operating businesses may not be feasible or of significant value.
To the extent that pre-existing liens, liens permitted under the indenture and other rights, including liens on excluded assets (such as those securing purchase money obligations and capital lease obligations granted to other parties in addition to the holders of obligations secured by liens ranking prior to the notes, including liens under our new revolving credit facility) encumber any of the collateral securing the notes and the guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the collateral agent, the trustee under the indenture or the holders of the notes to realize or foreclose on the collateral. Consequently, liquidating the collateral securing the notes may not result in proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior liens. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured, unsubordinated claim against our and the guarantors' remaining assets.
Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and collect fees and costs. In addition, under these circumstances, the unsecured portion of the notes would not be entitled to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at any time prior to such a finding of under-collateralization, those payments would be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.
We or any subsidiary guarantor may incur additional secured indebtedness under the indenture, including the issuance of additional notes or the incurrence of other forms of indebtedness secured equally and ratably with the notes and borrowings under our new revolving credit facility or other senior lien obligations, subject to certain specified conditions. See “Description of Notes —Certain Covenants—Limitation on Incurrence of Debt.” Any such incurrences could dilute the value of the collateral securing the notes and guarantees.
The pledge of the capital stock, other securities and similar items of our subsidiaries that secure the notes may automatically be released from the lien on them and no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.
The notes are secured by a pledge of the stock of some of our subsidiaries. Under the SEC regulations in effect as of the issue date of the outstanding notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral securing our new revolving credit facility is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such subsidiary would be required to provide separate financial statements to the SEC. Therefore, the indenture and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral securing our new revolving credit facility for so long as the pledge of such capital stock or other securities to secure the notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X (as in effect from time to time). As a result, holders of the notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries during such period. It may be more difficult, costly and time-consuming for holders of the notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. In addition, in the event that the capital stock or other securities of a subsidiary is included in the collateral as described above, the collateral agent under the new revolving credit facility would be entitled to maintain possession of such capital stock or other securities until the payment in full of the obligations under the new revolving credit facility. Substantially all of our business is operated through Carrols LLC. Currently, our only existing restricted subsidiaries are Carrols and Carrols LLC. Because as of the issue date, the book value of the capital stock of Carrols and Carrols LLC was greater than 20% of the aggregate principal amount of notes then outstanding, the pledge of capital stock of Carrols and Carrols LLC was subject to this cutback. See “Description of Notes—Collateral.”

State law may limit the ability of the collateral agent, trustee under the indenture or the holders of the notes to foreclose on the real property and improvements included in the collateral.
The notes are secured by, among other things, liens on certain owned real property and improvements which we and/or the guarantors own. The laws of those states may limit the ability of collateral agent, the trustee under the indenture or the holders of the notes to foreclose on the improved real property collateral located in those states. Laws of those states govern the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even after it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.
Rights of holders of the notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral acquired in the future.
Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The trustee or the collateral agent may not monitor, or we may not inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third-parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third-parties.
Rights of holders of the notes in their collateral may be adversely affected by bankruptcy proceedings.
The right of the collateral agent for the notes to repossess and dispose of the collateral securing the notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us. This could be true even if bankruptcy proceedings are commenced after the collateral agent has repossessed and disposed of the collateral. Under federal bankruptcy law, a secured creditor such as a collateral agent for the notes is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, federal bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”
The meaning of the term “adequate protection” varies according to circumstance, but in general the doctrine of “adequate protection” requires a troubled debtor to protect the value of a secured creditor's interest in the collateral, through cash payments, the granting of an additional security interest or otherwise, if and at such time as the court in its discretion may determine during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have unsecured “deficiency claims” for the balance of the principal on the notes (excluding “unmatured interest,” as described above). Federal bankruptcy laws do not generally permit the payment or accrual of interest, costs, or attorneys' fees for unsecured or undersecured claims during the debtor's bankruptcy case.

Certain pledges of collateral and payments on the notes might be avoidable by a trustee in bankruptcy.
Any future pledge of collateral, or any future perfection of any other pledge, to secure the notes might be avoidable under the U.S. bankruptcy preference laws by the pledgor (as debtor in possession), by its trustee in bankruptcy or by someone else acting on behalf of the bankruptcy estate, if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than they would in a liquidation case under Chapter 7, Title 11 of the United States Code (the “Bankruptcy Code”), if the pledge had not been given, and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the later of the pledge, and perfection of the pledge, or, in certain circumstances, a longer period. If any pledges of collateral are avoided, the collateral will not be available to the holders of the notes or the guarantees to satisfy the obligations under the notes.
Certain payments on the notes might be avoidable under the U.S. bankruptcy preference laws by the issuer (as debtor in possession), by its trustee in bankruptcy or by someone else acting on behalf of the bankruptcy estate if certain events or circumstances exist or occur, including, among others, if the issuer is insolvent at the time of the payment, the payment permits the holders of the notes to receive a greater recovery than they would have received in a liquidation case under Chapter 7 of the Bankruptcy Code if the payment had not been made, and a bankruptcy proceeding in respect of the issuer is commenced within 90 days following the payment, or, in certain circumstances, a longer period.
The collateral is subject to casualty risks.
We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the guarantees.
In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment, fixtures and other improvements may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or construct replacement of such items could cause significant delays.
We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.
The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from, the collateral securing the notes and the guarantees.
In addition, we will not be required to comply with all or any portion of Section 314 of the Trust Indenture Act of 1939, or “Trust Indenture Act.” With respect to any release of collateral, we must deliver to the notes collateral agent, from time to time, an officer's certificate to the effect that all releases and withdrawals during the preceding twelve-month period in which no release or consent of the notes collateral agent was obtained in the ordinary course of business were not prohibited by the indenture. See “Description of Notes.”
There are certain categories of property that are excluded from the collateral, including the franchise agreements. The imposition of certain permitted liens will cause the asset on which such liens are imposed to be excluded from the collateral securing the notes and the guarantees.
Our business consists of operating Burger King restaurants through franchise agreements. The franchise agreements are excluded from the collateral securing the notes. The exclusion of the franchise agreements from the collateral impact the value of the collateral and the ability of the note holders or the collateral agent on their behalf to realize on the collateral securing the notes. In addition, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the holders of the notes would be unsecured creditors with respect to the franchise agreements and their claim would rank pari passu with all other unsubordinated unsecured creditors against the proceeds from the franchise agreements. In general, pursuant to the terms of the franchise agreements, BKC would have a consent right prior to any sale, assignment, transfer or conveyance of substantially all of the assets of a Burger King restaurant, which could impact the ability to realize on the collateral.
The indenture permits liens in favor of third-parties to secure purchase money indebtedness and capital lease obligations, and any assets subject to such liens will be automatically excluded from the collateral securing the notes and the guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to the limitations, as described in “Description of Notes—Certain Covenants—Limitation on Incurrence of Debt.” Other categories of excluded assets and property include substantially all of the assets and property excluded from the definition of collateral under the new revolving credit facility, including any rights or interest in certain intent-to-use trademark or service mark applications, any leasehold interest in real property and any deposit account that is used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for employees, and there are certain limited exceptions of collateral securing the new revolving credit facility. See “Description of Notes—Security.” Excluded assets will not be available as collateral to secure the issuer's and the guarantors' obligations under the notes. As a result, with respect to the excluded assets, the notes and the guarantees will effectively rank equally with any other unsubordinated indebtedness of the issuer and the guarantors that is not itself secured by the excluded assets.
It may be difficult to realize the value of the collateral pledged to secure the notes and the guarantees.
The security interest of the collateral agent may be subject to practical problems generally associated with the realization of security interests in the collateral. For example, the collateral agent may need to obtain the consent of a third-party or governmental agency to obtain or enforce a security interest in a license or contract or to otherwise operate our business. We cannot assure you that the collateral agent will be able to obtain any such consent. If the trustee exercises its rights to foreclose on certain assets, transferring required government approvals to, or obtaining new approvals by, a purchaser of assets may require governmental proceedings with consequent delays. In addition, any foreclosure on the assets of a subsidiary, rather than upon its capital stock as a result of the stock of such subsidiary being an “excluded asset,” may result in delays and additional expense, as well as less proceeds than would otherwise have been the case.
In addition, the collateral agent for the notes may need to evaluate the impact of potential liabilities before determining to foreclose on the collateral, because entities that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing release or threatened releases of hazardous substances at the secured property. In this regard, the collateral agent may decline to foreclose on the collateral or exercise remedies available if it does not receive indemnification to its satisfaction from the holders. Finally, the collateral agent's ability to foreclose on the collateral on behalf of the holders of the notes may be subject to lack of perfection, the consent of third-parties, prior liens and practical problems associated with the realization of the collateral agent's lien on the collateral. In addition, the franchise agreements and our capital stock and the capital stock of our restricted subsidiary are subject to the Burger King Rights (as such term is defined in the “Description of Notes”), which will limit our ability to dispose of such collateral.
The notes will be structurally subordinated to all liabilities of our future subsidiaries that are not guarantors of the notes.
Not all of our future subsidiaries will guarantee the notes. The notes are structurally subordinated to the indebtedness and other liabilities of our future subsidiaries that do not guarantee the notes. These future non-guarantor subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of the notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of those subsidiaries' creditors, including trade creditors, and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our future non-guarantor subsidiaries, absent a decision of the court, such as in the case of substantive consolidation, these future non-guarantor subsidiaries will pay all of their creditors and holders of preferred equity interests before they will be able to distribute any of their assets to us.

The amount that can be collected under the guarantees will be limited.
Each of the guarantees will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the guarantee, as it relates to that guarantor, avoidable. See “—A court could deem the issuance of the notes or the guarantees to be a fraudulent conveyance and avoid all or a portion of the obligations represented by the notes or the guarantees.” In general, the maximum amount that can be guaranteed by a particular guarantor may be significantly less than the principal amount of the notes. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor's obligations or reduce the guarantor's obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.
A court could deem the issuance of the notes or the guarantees to be a fraudulent conveyance and avoid all or a portion of the obligations represented by the notes or the guarantees.
In a bankruptcy proceeding, a trustee, debtor in possession, or someone else acting on behalf of the bankruptcy estate may seek to recover transfers made or avoid obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. Under U.S. bankruptcy law, a trustee or such other parties having standing to sue on behalf of the estate may recover such transfers and avoid such obligations made any time within two and possibly up to six years prior to the commencement of a bankruptcy proceeding. Furthermore, under certain circumstances, creditors may recover transfers or avoid obligations under state fraudulent conveyance laws, made within the applicable look-back period, which is typically four years, even if the debtor is not in bankruptcy. In bankruptcy, a representative of the estate may also assert such state law claims. If a court were to find that either an issuer issued the notes or a guarantor issued its guarantee under circumstances constituting a fraudulent conveyance, the court could avoid all or a portion of the obligations under the notes or the guarantees, or the pledge of collateral granted in connection therewith. In addition, under such circumstances, the value of any consideration holders received with respect to the notes, including upon foreclosure of the collateral, could also be subject to recovery from such holders and possibly from subsequent transferees. If the pledge of collateral to secure the notes were avoided and the issuance of the notes and/or guarantees were not avoided, holders of the notes would be unsecured creditors with claims that ranked pari passu with all other unsubordinated creditors of the applicable obligor, including trade creditors, but effectively subordinated to the lenders under our new revolving credit facility to the extent of the collateral securing our new revolving credit facility.
A note could be avoided, claims in respect of a note could be subordinated to all other debts of an issuer, or the pledge of collateral securing the notes could be avoided, in whole or in part, if such issuer at the time the indebtedness evidenced by the notes was incurred:

•	intended to hinder, delay, or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others;

•	received less than reasonably equivalent value or fair consideration for the issuance of the notes and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which such issuer's remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond the ability to pay those debts as they mature.
Similar risks apply to the incurrence by each guarantor of its guarantee of the notes and its pledge of collateral to secure its guarantee of the notes.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
We cannot assure you as to what standard a court would apply in determining whether an issuer or a guarantor would be considered to be insolvent. If a court determined that an issuer or a guarantor was insolvent after giving effect to the issuance of the notes or the applicable guarantee, it could avoid the notes or the applicable guarantees of the notes (or the pledge of collateral) and require you to return any payments received in respect of the notes or guarantees (or upon the foreclosure on collateral).

USE OF PROCEEDS
We will not receive any proceeds from the exchange of outstanding notes pursuant to this exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of the outstanding notes, the terms of which are substantially identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2012:

You should read this table in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the notes to those statements and the financial data set forth under “Selected Financial Data” incorporated by reference into this prospectus from our Current Report on Form 8-K filed on November 8, 2012 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.

(Dollars in thousands)	Actual
Cash (1)	$57,403

Debt, including current portion:
Carrols Restaurant Group 11.25% Senior Secured Second Lien Notes	$150,000
Capital leases	10,677
Lease financing obligations	1,196
New revolving credit facility	—
Total long-term debt	161,873
Total stockholder's equity	99,546
Total capitalization	$261,419

(1)
Excludes restricted cash of $20.0 million which represents the amount deposited into a collateral account with the administrative agent pursuant to our new revolving credit facility to cash collateralize our obligations under such facility until the date on which our Adjusted Leverage Ratio is less than 6.00x for two consecutive fiscal quarters.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION
The following unaudited condensed combined pro forma financial information has been derived by applying pro forma adjustments to our historical consolidated financial statements. The unaudited condensed combined pro forma statement of operations for the nine months ended September 30, 2012 and the year ended January 1, 2012 gives effect to the recent transactions (as defined below) as if such events occurred on January 3, 2011. As used herein, the term “recent transactions” means (i) the acquisition, (ii) the issuance by us of $150 million of notes, (iii) our entering into a new revolving credit facility and any borrowings thereunder, (iv) the repayment of all outstanding borrowings under the prior Carrols LLC senior credit facility and the settlement of Carrols LLC's pre-existing interest rate swap agreement and (vi) the fees and expenses related to the foregoing.
The unaudited condensed combined pro forma financial information should be read in conjunction with our historical consolidated financial statements and the notes thereto that are included in our filings with the SEC. The unaudited condensed combined pro forma statement of operations for the nine months ended September 30, 2012 is based on the unaudited statements of operations for Carrols Restaurant Group for the nine months ended September 30, 2012 and unaudited financial information provided by BKC to us for the acquired restaurants for the period from January 1, 2012 through May 30, 2012 and includes pro forma adjustments for the recent transactions.
The unaudited condensed combined pro forma statement of operations for the year ended January 1, 2012 is based on the audited statements of operations for Carrols Restaurant Group for the year ended January 1, 2012 filed as Exhibit 99.1 to our Form 8-K filed with the SEC on November 8, 2012, the audited Statements of Revenues and Direct Operating Expenses for the acquired restaurants filed as Exhibit 99.2 to our Form 8-K filed with the SEC on May 18, 2012, and includes pro forma adjustments to give effect to the recent transactions as if such events occurred on January 3, 2011. The Statements of Revenue and Direct Operating Expenses were derived from BKC’s historical accounting records and represent (i) net revenues that were directly attributable to the acquired restaurants and (ii) cost allocations and estimates of certain direct expenses which were based on assumptions that BKC’s management believes are reasonable. Certain expenses, including corporate overhead expenses, interest and taxes, were not allocated to the acquired restaurants. Consequently, these amounts do not represent the revenues and direct operating expenses of the 278 acquired restaurants had they been operated independently and are not comparable to net income as calculated in accordance with generally accepted accounting principles (“GAAP”). In addition, the Statements of Revenue and Direct Operating Expenses for the acquired restaurants were calculated based on a calendar year, rather than a 52/53 week fiscal year, which may affect comparability.
The unaudited condensed combined pro forma financial information does not include all disclosures required by GAAP. The unaudited condensed combined pro forma financial information does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. This information also does not include any integration costs we may incur related to the acquisition.
Pro forma adjustments to the historical financial information include adjustments that we deem reasonable and appropriate and are factually supported based on currently available information. The pro forma adjustments also include estimates of the allocation of the purchase price for the acquisition which requires extensive use of accounting estimates and judgments to allocate the purchase price to tangible and intangible assets acquired and liabilities assumed based on their respective fair values. As the values of certain asset and liabilities are preliminary in nature, the fair values for favorable/unfavorable leases, restaurant equipment, franchise rights and goodwill are subject to adjustment as additional information is obtained. For purposes of a preliminary allocation of the assets acquired and liabilities assumed, the excess of the purchase price over the estimated fair value of net tangible and intangible assets has been assigned to franchise rights. The preliminary fair value determination for restaurant equipment was based on the carrying value of equipment of BKC at the date of the acquisition, and, for restaurant equipment subject to capital lease, the market value of such equipment. The amount paid for franchising fees was used for the fair value determination of such fees as the terms were at market rates. The amounts allocated to the assets acquired and liabilities assumed in the unaudited pro forma combined financial statements are based on management's preliminary estimates of their respective fair values. Definitive allocations are being performed but are not yet finalized, including the completion of valuations by a third party valuation specialist. This unaudited condensed combined pro forma financial information is included for comparative purposes only, and may not be indicative of what actual results would have been had the recent transactions occurred on the dates indicated. The unaudited condensed combined pro forma financial information does not purport to present our separate financial results of operations or financial condition for future periods.

CARROLS RESTAURANT GROUP, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2012
(Dollars in thousands)

	Historical Carrols Restaurant Group	Historical Acquired Restaurants	Pro Forma Adjustments		Combined Pro Forma Carrols Restaurant Group
Revenues:
Restaurant sales	$377,025	$125,424	$—		$502,449
Costs and expenses:
Cost of sales	119,455	42,112	—		161,567
Restaurant wages and related expenses	118,808	40,897	—		159,705
Restaurant rent expense	26,010	5,802	3,560	(1)	35,372
Other restaurant operating expenses	60,684	16,505	5,644	(2)	82,833
Advertising expense	15,137	4,916	1,042	(3)	21,095
General and administrative	23,610	1,942	—		25,552
Depreciation and amortization	19,215	7,180	(2,141)	(4)	24,254
Impairment and other lease charges	252	—	—		252
Other income	(236)	—	—		(236)
Total operating expenses	382,935	119,354	8,105		510,394
Income (loss) from operations	(5,910)	6,070	(8,105)		(7,945)
Interest expense	8,030	502	5,990	(5)	14,522
Loss on extinguishment of debt	1,509	—	—		1,509
Income (loss) from continuing operations, before income taxes	(15,449)	5,568	(14,095)		(23,976)
Benefit for income taxes	(4,936)	—	(3,411)	(6)	(8,347)
Net income (loss) from continuing operations	(10,513)	5,568	(10,684)		(15,629)
Income from discontinued operations, net of income taxes	42	—	—		42
Net income (loss)	$(10,471)	$5,568	$(10,684)		$(15,587)

See accompanying Notes to Unaudited Condensed Combined Pro Forma Statements of Operations.

CARROLS RESTAURANT GROUP, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
Year Ended January 1, 2012
(Dollars in thousands)

	Historical Carrols Restaurant Group	Historical Acquired Restaurants		Pro Forma Adjustments		Combined Pro Forma Carrols Restaurant Group
Revenues:
Restaurant sales	$347,518	$294,880		$—		$642,398
Costs and expenses:
Cost of sales	103,860	97,176		—		201,036
Restaurant wages and related expenses	109,155	92,486		—		201,641
Restaurant rent expense	22,665	14,013		9,916	(1)	46,594
Other restaurant operating expenses	53,389	39,237		13,270	(2)	105,896
Advertising expense	14,424	14,126		(119)	(3)	28,431
General and administrative	20,982	6,019		—		27,001
Depreciation and amortization	16,058	17,532		(5,983)	(4)	27,607
Impairment and other lease charges	1,293	—		—		1,293
Other income	(720)	—		—		(720)
Total operating expenses	341,106	280,589	(7)	17,084		638,779
Income from operations	6,412	14,291	(8)	(17,084)		3,619
Interest expense	7,353	1,736		9,545	(5)	18,634
Loss on extinguishment of debt	1,244	—		1,661	(10)	2,905
Income (loss) from continuing operations, before income taxes	(2,185)	12,555	(9)	(28,290)		(17,920)
Benefit for income taxes	(1,661)	—		(6,294)	(6)	(7,955)
Net income (loss) from continuing operations	(524)	12,555	(9)	(21,996)		(9,965)
Income from discontinued operations, net of income taxes	11,742	—		—		11,742
Net income (loss)	$11,218	$12,555	(9)	$(21,996)		$1,777

See accompanying Notes to Unaudited Condensed Combined Pro Forma Statements of Operations.

CARROLS RESTAURANT GROUP, INC.
NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENTS OF OPERATIONS
(Dollars in thousands)

(1)
Reflects an adjustment to record rent expense on 81 BKC-owned properties leased to us under leases with BKC at a rate based on a percentage of historical restaurant sales for each property and to record rent for the reclassification of leases that BKC previously classified as capital leases to operating leases. The following table summarizes the components of incremental rent expense (in thousands):

	Nine months ended September 30, 2012	Year ended January 1, 2012
Rent on BKC owned properties	$2,617	$6,152
Reclassification to rent for restaurant property leases previously classified as capital leases	943	3,764
	$3,560	$9,916

(2)	Represents an adjustment to reflect royalties payable to BKC under the new franchise agreements entered into for the acquired restaurants at the contractual rate of 4.5% of gross restaurant sales.

(3)
Represents an adjustment to advertising expense for the acquired restaurants to the contractual rate of 4.75% of restaurant sales under the new franchise agreements entered into in conjunction with the acquisition which is comprised of 4.0% of restaurant sales payable to BKC and investment spending at a maximum assumed rate of 0.75% of restaurant sales in the designated marketing area where the franchised restaurants are located.

(4)
Reflects the removal of depreciation expense for buildings and leasehold improvements owned by BKC which are leased by Carrols LLC and are included in the historical depreciation expense of the acquired restaurants. This is offset partially by amortization of the franchise fees over the term of the respective franchise agreements, the amortization of the preliminary valuation of franchise rights to be recorded over an estimated 35 year life and depreciation on capital lease assets acquired. The following summarizes the components of the pro forma adjustment for depreciation expense for the respective periods (in thousands):

	Nine months ended September 30, 2012	Year ended January 1, 2012
Reversal of depreciation on BKC owned assets	$(3,141)	$(8,985)
Amortization of franchise fees	351	701
Depreciation on capital lease assets acquired	155	1,314
Amortization of franchise rights	494	987
	$(2,141)	$(5,983)

(5)
Total incremental interest expense for the respective periods includes interest on the notes, amortization of deferred financing costs associated with the notes, a reversal of previously recorded interest expense on historical debt and a reversal of prior capital lease interest and recording of interest on capital lease obligations committed to for the acquired restaurants.

(6)	The income tax expense (benefit) related to the combined pretax effects of the historical acquired restaurants and pro forma adjustments is based on an incremental tax rate of 40%.

(7)
Represents “Total direct costs and expenses” as set forth in the Statements of Revenue and Direct Operating Expenses for the acquired restaurants for the relevant period previously included in our Form 8-K filing on May 18, 2012 and may not include all those items that would be included in Total Operating Expenses in accordance with GAAP.

(8)
Represents “Revenues less total direct costs and expenses less interest expense” derived from the Statements of Revenue and Direct Operating Expenses for the acquired restaurants for the relevant period previously included in our Form 8-K filing on May 18, 2012 and may not include all those items that would be included in Income from Continuing Operations in accordance with GAAP.

(9)
Represents “Revenues less total direct costs and expenses” as set forth in the Statements of Revenue and Direct Operating Expenses for the acquired restaurants for the relevant period previously included in our Form 8-K filing on May 18, 2012 and may not include all those items that would be included in Income from Continuing Operations before Income Tax or Net Income in accordance with GAAP.

(10)	Reflects the write-off of deferred financing costs associated with the prior outstanding indebtedness under the prior Carrols LLC senior secured credit facility.

THE EXCHANGE OFFER
General
We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute this exchange offer), to exchange up to $150.0 million aggregate principal amount of our 11.25% Senior Secured Second Lien Notes due 2018, which we refer to in this prospectus as the outstanding notes, for a like aggregate principal amount of our 11.25% Senior Secured Second Lien Notes due 2018 registered under the Securities Act, which we refer to in this prospectus as the exchange notes, properly tendered on or prior to the expiration date and not withdrawn as permitted pursuant to the procedures described below. This exchange offer is being made with respect to all of the outstanding notes.
As of the date of this prospectus, $150.0 million aggregate principal amount of the outstanding notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about                     , 2012 to all holders of outstanding notes known to us. Our obligation to accept outstanding notes for exchange pursuant to this exchange offer is subject to certain conditions set forth under “-Conditions” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.
Reasons for the Exchange Offer
We and the guarantors have entered into a registration rights agreement with the initial purchasers in connection with the issuance of the notes. The registration rights agreement provides that we and the guarantors will take the following actions, at our expense, for the benefit of the holders of the outstanding notes:

•
we will use our reasonable best efforts to file the registration statement, of which this prospectus forms a part within 180 days after the date we issued the outstanding notes. The exchange notes will have terms substantially identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions;

•	we will use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 270 days after the date we issued the outstanding notes; and

•	we will keep this exchange offer open for at least 30 days, or longer if required by applicable law, after the date on which notice of this exchange offer is mailed to the holders.
The holder of each outstanding note surrendered in this exchange offer will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the later of (1) the last interest payment date on which interest was paid on the outstanding note surrendered or (2) if no interest has been paid on the outstanding note, from May 30, 2012.
If:

•
we are not required to file a registration statement in connection with the exchange offer or to consummate the exchange offer solely because the exchange offer is not permitted by applicable law or SEC policy;

•	for any reason this exchange offer is not consummated within 270 days after the date we issued the outstanding notes; or

•	prior to the date that is 270 days after the date we issued the outstanding notes,

Á	the initial purchasers request from us with respect to outstanding notes not eligible to be exchanged for exchange notes in this exchange offer;

Á	with respect to any holder of outstanding notes, such holder notifies us that

•	such holder is prohibited by applicable law or SEC policy from participating in the exchange offer;

•
such holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for such resales by such holder; or

•	such holder is a broker-dealer and holds outstanding notes acquired directly from us or one of our affiliates; or

Á	the initial purchasers notify us that they will not receive exchange notes in exchange for outstanding notes constituting any portion of the initial purchasers' unsold allotment,

then we will file with the SEC, and use our reasonable best efforts to cause to become effective as promptly as practicable, a shelf registration statement to cover resales of transfer restricted securities by those holders who satisfy various conditions relating to the provision of information in connection with the shelf registration statement.
If we fail to comply with specified obligations under the registration rights agreement, we will be required to pay additional interest to holders of the notes.
Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.
Terms of the Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of this exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in this exchange offer. Any holder may tender some or all of its outstanding notes pursuant to this exchange offer. However, outstanding notes may be tendered only in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof.
The form and terms of the exchange notes will be substantially identical in all material respects to the form and terms of the outstanding notes, except that the exchange notes will have been registered under the Securities Act, will not bear legends restricting their transfer and the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of this exchange offer, all of which rights will terminate when this exchange offer is terminated.
The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under that indenture. For a description of the indenture, see “Description of Notes.”
This exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.
As of the date of this prospectus, $150.0 million aggregate principal amount of the outstanding notes are outstanding. Solely for reasons of administration, we have fixed the close of business on                    , 2012 as the record date for this exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the outstanding notes entitled to participate in this exchange offer.
Holders of the outstanding notes do not have appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture governing the notes in connection with this exchange offer. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in this exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreement.
We will be deemed to have accepted for exchange validly tendered outstanding notes when we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving, and delivering to the tendering holders, the exchange notes.
If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for such unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of this exchange offer.
Holders who tender outstanding notes in this exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to this exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with this exchange offer. See “—Fees and Expenses” and “—Transfer Taxes.”

Expiration Date; Extensions; Amendments
This exchange offer expires at 5:00 p.m., New York City time, on                    , 2012, unless we, in our sole discretion, extend this exchange offer, in which case the term “expiration date” will mean the latest date and time to which this exchange offer is extended.
In order to extend this exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes by public announcement of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes;

•
to extend this exchange offer or to terminate this exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under “—Conditions” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	subject to the terms of the registration rights agreement, to amend the terms of this exchange offer in any manner.
Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend this exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of outstanding notes of such amendment.
Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of this exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.
Conditions
Notwithstanding any other term of this exchange offer, we will not be required to accept for exchange, or cause the exchange of any exchange notes for, any outstanding notes, and may terminate or amend this exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if in our reasonable judgment:

•
the exchange notes to be received will not be tradeable by the holder without restriction under the Securities Act, the Exchange Act, and without material restriction under the blue sky or securities laws of substantially all of the states of the United States; or

•
any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to this exchange offer which, in our sole judgment, might materially impair our ability to proceed with this exchange offer or any material adverse development has occurred in any such existing action or proceeding with respect to us or any of our subsidiaries; or

•
any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with this exchange offer or materially impair the contemplated benefits of this exchange offer to us; or

•	any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of this exchange offer as contemplated by this prospectus.
In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Procedures for Tendering” and “Plan of Distribution”; and

•
such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which this exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to the holders. During any such extensions, all outstanding notes previously tendered will remain subject to this exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of this exchange offer.
We expressly reserve the right to amend or terminate this exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of this exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus forms a part or the qualification of the indenture under the Trust Indenture Act of 1939.
If we determine in our sole discretion that any of the conditions are not satisfied, we may (l) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) to the extent permitted by applicable law, extend this exchange offer and retain all outstanding notes tendered prior to the expiration date, subject, however, to the rights of holders to withdraw the outstanding notes (see “—Withdrawal of Tenders”) or (3) waive the unsatisfied conditions with respect to this exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.
Procedures for Tendering
The outstanding notes were issued as global securities held by direct or indirect participants in DTC. To tender in this exchange offer, a holder must:

•
complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent before 5:00 p.m., New York City time, on the expiration date; or

•
in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the outstanding notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

In addition, either:

•	the exchange agent must receive the outstanding notes along with the letter of transmittal; or

•
the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

•	the holder must comply with the guaranteed delivery procedures described below.
To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption “—Exchange Agent” on or before the expiration date. To receive confirmation of valid tender of outstanding notes, a holder should contact the exchange agent at the telephone number listed under the caption “—Exchange Agent.”
The tender by a holder that is not withdrawn before the expiration date will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder completing a letter of transmittal tenders less than all of its outstanding notes, the tendering holder should fill in the applicable box of the letter of transmittal. The amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.
The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of this exchange offer. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.
Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in the owner's name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.
The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.
If the applicable letter of transmittal is signed by the registered holder(s) of the outstanding notes tendered, the signature must correspond with the name(s) written on the face of the outstanding notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the outstanding notes.
A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an “eligible institution.” Eligible institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible institution if the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.
If the accompanying letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.
If the accompanying letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.
The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of this exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term “agent's message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•
the participant confirms on behalf of itself and the beneficial owners of such outstanding notes all provisions of the letter of transmittal (including any representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required therein and executed and transmitted the letter of transmittal to the exchange agent, or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against that participant.
We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.
Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of outstanding notes will not be deemed made until those defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under this exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation that outstanding notes have been transferred in the exchange agent's account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.
Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain additional copies of the applicable letter of transmittal for the outstanding notes from the exchange agent at its offices listed under the caption “—Exchange Agent.” By signing the letter of transmittal, or causing DTC to transmit an agent's message to the exchange agent, each tendering holder of outstanding notes will represent to us that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

•
if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus, as required by law, in connection with any resale of those exchange notes (see the caption “Plan of Distribution”); and

•
the holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of us or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Book-Entry Transfer
The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of this exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.
Guaranteed Delivery Procedures
Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before 5:00 p.m., New York City time, on the expiration date may tender if:

•	the tender is made through an eligible institution;

•
before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

•	setting forth the name and address of the holder and the registered number(s) and the principal amount of outstanding notes tendered;

•	stating that the tender is being made by guaranteed delivery;

•
guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•
the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon written request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time before 5:00 p.m., New York City time, on the expiration date.
For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under the caption “—Exchange Agent.”
Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes to be withdrawn; and

•	where certificates for outstanding notes have been transmitted, specify the name in which the outstanding notes were registered, if different from that of the withdrawing holder.
If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless the withdrawing holder is an eligible institution.
If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility.
We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of this exchange offer. We will return any outstanding notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described above, those outstanding notes will be credited to an account maintained with DTC, for outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under the caption “—Procedures for Tendering” above at any time on or before the expiration date.
A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under the caption “—Exchange Agent.”

Exchange Agent
The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for this exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed in writing to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Facsimile (for eligible institutions only):	By Hand or Overnight Delivery:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent	(732) 667-9408	The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon Corporation		c/o The Bank of New York Mellon Corporation
Corporate Trust Operations -Reorganization Unit		Corporate Trust Operations - Reorganization Unit
111 Sanders Creek Parkway		111 Sanders Creek Parkway
East Syracuse, New York 13057		East Syracuse, New York 13057
Attn: Adam Decapio		Attn: Adam Decapio
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.
Transfer Taxes
We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•
certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the outstanding notes;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under this exchange offer.
If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed directly to the tendering holder.
Fees and Expenses
We will bear the expense of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and employees.
We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services, including the reasonable fees and expenses of its counsel.
We will pay the cash expenses to be incurred in connection with this exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.
Accounting Treatment
The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of this exchange offer. Expenses incurred in connection with this exchange offer will be deferred and charged to expense over the term of the exchange notes.

Consequences of Failure to Exchange
Participation in this exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.
Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under this exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

•
as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the offering circular distributed in connection with the private offering of the outstanding notes.
In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer for the purpose of participating in a distribution of the exchange notes:

•	could not rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
Upon completion of this exchange offer, holders of the notes will not be entitled to any further registration rights agreements, except under limited circumstances.
Resale of the Exchange Notes
Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that the exchange notes issued under this exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of the holder's business; and

•	the holder does not intend to participate in the distribution of such exchange notes.
Any holder who tenders in this exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

•
cannot rely on the position of the staff of the SEC enunciated in “Exxon Capital Holdings Corporation” (available May 13, 1989), “Morgan Stanley & Co. Incorporated” (available June 5, 1991), “Shearman & Sterling” (available July 2, 1993) or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
This prospectus may be used for an offer to resell, resale or other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in this exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes pursuant to this exchange offer, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of exchange notes.
Other
We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES
Carrols Restaurant Group, Inc. (the “Issuer”) issued the Outstanding Notes (as defined below) under an indenture dated as of the Issue Date (the “Indenture”) among the Issuer, the Guarantors from time to time party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).
The statements under this caption relating to the Indenture, the Notes (as defined below), the Intercreditor Agreement and the Security Documents are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture, the Notes, the Intercreditor Agreement and the Security Documents. The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.” Copies of the Indenture, the Intercreditor Agreement and the Security Documents are available upon request from the Issuer and certain documents are on file with the SEC. We urge you to read these documents carefully because they, and not the following description, govern your rights as a Holder of the Notes.
General
The initial offering of the outstanding notes was for $150,000,000 in aggregate principal amount of 11.25% senior secured second lien notes due 2018 (the “Outstanding Notes” and, together with the 11.25% senior secured second lien notes due 2018 that have been registered under the Securities Act that are being offered in this exchange offer, the “Notes”). The Issuer may issue additional notes under the Indenture (the “Additional Notes”), subject to the limitations described below under the covenants “Limitation on Incurrence of Debt” and “Limitation on Liens” (including the “Permitted Additional Pari Passu Obligations” definition). The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and, except as otherwise specified herein, all references to the “Notes” include any Additional Notes. Any Additional Notes will be secured, equally and ratably with the Notes, by the Liens on the Collateral described below under the caption “—Security.” Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes will be issued with a different CUSIP.
Interest on the Notes is payable at a rate of 11.25% per annum. References herein to interest on the Notes will be deemed to include all Additional Interest, if any. Interest on the Notes is payable semiannually in cash in arrears on May 15 and November 15 of each year, commencing on November 15, 2012. The Issuer will make each interest payment to the Holders of record of the Notes on the immediately preceding May 1 and November 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or if no interest has been paid, from and including the Issue Date. Interest will be calculated based on a 360-day year consisting of 12 months of 30 days.
Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the office or agency of the Issuer maintained for such purposes, which, initially, will be the corporate trust office of the Trustee or an agent thereof; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.
Guarantees
The Notes and the Issuer's Obligations under the Indenture are guaranteed (the “Note Guarantees”), on a joint and several basis, by each of our existing and future direct and indirect Restricted Subsidiaries (other than Foreign Subsidiaries and as set forth under “Certain Covenants—Additional Note Guarantees”) (each such Person, a “Guarantor” and, collectively, the “Guarantors”). The Note Guarantees are senior secured obligations of each Guarantor and will rank equally with all existing and future senior Debt of such Guarantor and senior to all subordinated Debt of such Guarantor as described below under “—Ranking of the Note Guarantees.” The obligations of a Guarantor under its Note Guarantee are limited to the maximum amount that would result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. This provision may not be effective to protect the Note Guarantees from being voided under fraudulent transfer law, or may eliminate the Guarantor's obligations or reduce such obligations to an amount that effectively makes the Guarantee worthless. In a Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantees. The Note Guarantees are secured by Liens on the Collateral described below under “—Security.”
As of the date of this prospectus, all of the Issuer's Subsidiaries are “Restricted Subsidiaries.” Under the circumstances described below under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries,” any of the Issuer's Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the Notes. Claims of creditors of non-Guarantor Subsidiaries, including trade creditors, and claims of minority stockholders (other than the Issuer and the Guarantors) of those Subsidiaries will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Issuer and the Guarantors, including Holders of the Notes.
The Indenture provides that the Note Guarantee of a Guarantor will be automatically and unconditionally released:
(a)    in the event of a sale or other transfer (including by way of consolidation or merger) of Capital Interests in such Guarantor in compliance with the terms of the Indenture following which such Guarantor ceases to be a Subsidiary;
(b)    upon the designation of such Guarantor as an Unrestricted Subsidiary in compliance with the provisions described under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries”;
(c)    upon a release of such Guarantor from its guarantee of, and all pledges and security interest, if any, granted under the Revolving Credit Agreement in connection with an enforcement action by the collateral agent under the Revolving Credit Agreement as described under “Security—Intercreditor Agreement”; provided that (x) prior to such release, such Guarantor is also a guarantor or borrower under the Revolving Credit Agreement and (y) after giving effect to such release, such Guarantor will not guarantee any indebtedness of the Issuer or any of its Restricted Subsidiaries;
(d)    in connection with a satisfaction and discharge of the Indenture asset forth below under “—Satisfaction and Discharge”; or
(e)    in connection with a legal defeasance or covenant defeasance of the Indenture as described below under “—Legal Defeasance and Covenant Defeasance.”
Upon any release of a Guarantor from its Note Guarantee, such Guarantor will also be automatically and unconditionally released from its obligations under the Security Documents.
Ranking
Ranking of the Notes
The Notes are senior secured obligations of the Issuer and rank:

•	equally in right of payment with all existing and future senior Debt of the Issuer;

•	senior in right of payment to all existing and future subordinated Debt of the Issuer;

•
effectively subordinated to the obligations of the Issuer under the Revolving Credit Agreement and any other First Lien Obligations to the extent of the value of the Collateral securing such obligations; and

•	structurally subordinated to all obligations of any non-Guarantor Subsidiaries.
Ranking of the Note Guarantees
Each Note Guarantee is a senior secured obligation of each Guarantor. As such, each Note Guarantee ranks:

•	equally in right of payment with all existing and future senior Debt of the Guarantors;

•	senior in right of payment to all existing and future subordinated Debt of the Guarantors; and

•
effectively subordinated to the obligations of the Guarantors under the Revolving Credit Agreement and any other First Lien Obligations to the extent of the value of the Collateral securing such obligations.

Sinking Fund
There are no mandatory sinking fund payment obligations with respect to the Notes.
Security
The Notes and the obligations under the Indenture are secured by second-priority security interests in the Collateral (subject as to priority and otherwise to certain exceptions and Permitted Liens). As a result, the Notes and the obligations under the Indenture are effectively (a) subordinate to any Debt of the Issuer and the Guarantors which either is (i) secured by the First Priority Liens or (ii) secured by assets which are not part of the Collateral securing the Notes, in each case, to the extent of the value of such assets and (b) equal in rank with any Permitted Additional Pari Passu Obligations. The Debt Incurred under the Revolving Credit Agreement is secured by a first-priority security interest in the Collateral. Accordingly, while the Notes rank equally in right of payment with the Debt Incurred under the Revolving Credit Agreement and all other liabilities not expressly subordinated by their terms to the Notes, the Notes are effectively subordinated to the Debt outstanding under the Revolving Credit Agreement, to the extent of the value of the Collateral. In addition, the ability to realize or foreclose on certain of the Collateral, including any Capital Interests of any Subsidiary of the Issuer, will be subject to, and limited by, the rights (if any) of Burger King Corporation under each Franchise Agreement pursuant to which Burger King Corporation shall be entitled to: (a) prior written notice of any sale of all or substantially all of the Capital Interests of the Issuer or any Restricted Subsidiary; (b) a right of first refusal to purchase all or substantially all of the Capital Interests of the Issuer or any Restricted Subsidiary or of all or substantially all of the assets of a restaurant subject to a Franchise Agreement in connection with a sale thereof; (c) prior approval of any sale of all or substantially all of the Capital Interests of the Issuer or any Restricted Subsidiary; and (d) prior written consent of the sale, assignment, transfer, conveyance or give-away of substantially all of the assets of any restaurant subject to a Franchise Agreement; in each case to the extent set forth in a legally binding Franchise Agreement (collectively, the “Burger King Rights”). See “Risk Factors—Risks Related to the Collateral and Guarantees—The ability to realize upon the value of the Collateral will be subject to, and limited by, the rights of Burger King Corporation under our Franchise Agreements.”
Collateral
The Collateral has been pledged to (1) the collateral agent under the Revolving Credit Agreement (the “First Lien Agent”), on a first-priority basis, for the benefit of the holders of the First Lien Obligations to secure the First Lien Obligations and (2) the Collateral Agent, on a second-priority basis, for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations to secure the Second Lien Obligations. The Second Lien Obligations constitute claims separate and apart from (and of a different class from) the First Lien Obligations. The Second Priority Liens are junior and subordinate to the First Priority Liens. As set out in more detail below, upon an enforcement event or Insolvency or Liquidation Proceeding, proceeds from the Collateral will be applied first to satisfy First Lien Obligations and then ratably to satisfy obligations under the Notes and any Permitted Additional Pari Passu Obligations. In addition, the Indenture permits the Issuer and the Guarantors to create additional Liens under specified circumstances. See the definition of “Permitted Liens.”
The “Collateral” consists of the Real Property owned in fee by the Issuer and Guarantors and substantially all existing and future personal Property of the Issuer and the Guarantors other than Excluded Property.
The Indenture and the Security Documents exclude certain property from the Collateral (the “Excluded Property”), including:
(a)    any rights or interest in any lease, contract, license or license agreement covering personal property or Real Property of the Issuer or any Guarantor, so long as under the terms of such lease, contract, license or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to Collateral Agent is prohibited (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided that, this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or other applicable law or so as to limit, impair or otherwise affect Collateral Agent's unconditional continuing security interests in and liens upon any rights or interests of the Company or Guarantors in or to monies due or to become due to the Issuer or Guarantor under any such lease, contract, license or license agreement (including any receivables);
(b)    assets owned by Issuer or any Guarantor on the Issue Date or thereafter acquired and any proceeds thereof that are subject to a Lien securing a Purchase Money Debt or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Indenture to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Debt or Capital Lease Obligation) validly prohibits the creation of any other Lien on such assets and proceeds (other than to the extent that such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction and other than to the extent all necessary consents to creation, attachment and perfection of the Collateral Agent's Liens thereon have been obtained);
(c)    any shares entitled to vote (within the meaning of Treasury Regulation Section 1.956-2) of any direct or indirect Subsidiary of the Issuer that is a “controlled foreign corporation” in excess of sixty-five (65%) percent of the total combined voting power of all of the issued and outstanding Capital Interests entitled to vote in such Subsidiary;
(d)    any Capital Interests of any Subsidiary of the Issuer to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary's Capital Interests secures the Notes or Note Guarantees, to file separate financial statements with the Securities and Exchange Commission (the “Commission”) (or any other governmental agency);
(e)    any intent to use trademark application to the extent and for so long as creation of a security interest therein would result in the loss of any material rights therein, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent to use trademark application shall not be considered Excluded Property;
(f)    any Real Property leased by the Issuer or any Guarantor;
(g)    the Real Properties located at 968 James Street, Syracuse, New York, a parcel of land adjacent to 12213 Olean Road, Yorkshire, New York, a parcel of land adjacent to 3002 East Avenue, Central Square, New York and 3055 Mahoning Avenue, Warren Ohio;
(h)    any Franchise Agreements that prohibit security interests thereon without consent of the franchisor; and

(i)    any cash or cash equivalents held in deposit accounts designated for cash collateralizing the Revolving Credit Agreement.

The Issuer and the Guarantors are not be obligated to perfect the security interest in personal property with respect to which a Lien cannot be perfected by the filing of a financing statement (other than deposit accounts, securities accounts, intellectual property registered in the United States and other property over which there exists a perfected security interest), up to an aggregate book value of $5.0 million at any time, including (A) motor vehicles and other assets subject to certificates of title, (B) letter of credit rights (other than supporting obligations) and (C) commercial tort claims. For the avoidance of doubt, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
The security arrangements with respect to the Collateral are set forth in, without limitation:
(1)    one or more mortgages, assignments of rents, security agreements and fixture filings encumbering the fee interests comprising the Real Property (other than any Real Property that constitutes Excluded Property) owned by the Issuer and the Guarantors, including all additions, improvements and component parts related thereto and all rents, issues and profits therefrom (other than Excluded Property) (the “Mortgages”); and
(2)    the Security Agreement covering substantially all existing and future personal property of the Issuer and the Guarantors (other than Excluded Property).
For the avoidance of doubt, no assets of any Person that is not the Issuer or a Guarantor shall constitute Collateral.
The Issuer and the Guarantors used their commercially reasonable efforts to complete on or prior to the Issue Date all filings and other similar actions required in connection with the perfection of such security interests. If they were not able to complete such actions on or prior to the Issue Date, they had agreed to use their commercially reasonable efforts to complete such actions within 90 days of the Issue Date (or such longer period of time as agreed to by the administrative agent under the Revolving Credit Agreement with respect to perfecting security interests in such Collateral thereunder). Title insurance policies, surveys and local counsel opinions will not be obtained in connection with entrance into the Mortgages on the Real Properties required to be mortgaged. See “Risk Factors—Risks Related to the Collateral and Guarantees—With respect to our real properties to be mortgaged as security for the notes, no surveys, title insurance or local counsel opinions will be delivered. There will be no independent assurance therefore, that the mortgages securing the notes are enforceable under applicable state law to encumber the correct real properties or that there are no liens other than those permitted by the Indenture encumbering such real properties.”
Delivery of Mortgages after the issue date increases the risk that the Mortgages could be avoidable in bankruptcy. See “Risk Factors—Risks Related to the Collateral and Guarantees.” Any issues that we are unable to resolve in connection with the issuance of such mortgages, surveys and title policies may impact the value of the Collateral. There will be no independent assurance prior to issuance of the Notes, therefore, that all properties contemplated to be mortgaged as security for the Notes will be mortgaged, or that we hold or the real property interests we represent we hold or title thereto or that we may mortgage such interests, or that there will be no lien encumbering such real property interests other than those permitted by the Indenture.
Within 45 days of the Issue Date (or such longer period of time as agreed to by the administrative agent under the Revolving Credit Agreement with respect to perfecting security interests in such Collateral thereunder), the Collateral Agent shall have received deposit account control agreements and securities account control agreements with respect to all checking, savings or other accounts (including securities accounts) of the Issuer and the Guarantors at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person as of the Issue Date, other than (i) deposit accounts established solely as payroll and other zero balance accounts and (ii) other deposit accounts, so long as at any time the balance in any such account does not exceed $50,000 and the aggregate balance in all such accounts does not exceed $50,000.
Limitations on Stock Collateral
The Capital Interests and other securities of a Subsidiary of the Issuer that are owned by the Issuer or any Guarantor constitute Collateral for the Notes only to the extent that such Capital Interest and other securities can secure the Notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the Commission (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary (other than the Issuer) due to the fact that such Subsidiary's Capital Interests and other securities secure the Notes, then the Capital interests and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral for the Notes (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the second-priority security interests in the Capital Interests and other securities that are so deemed to no longer constitute part of the Collateral for the Notes. Substantially all of our business is operated through Carrols LLC. Currently, our only subsidiaries are Carrols and Carrols LLC. Because as of the Issue Date, the book value of the capital stock of Carrols and Carrols LLC will be greater than 20% of the aggregate principal amount of notes then outstanding, the pledge of capital stock of Carrols and Carrols LLC will be subject to this cutback.
In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary's Capital Interests and other securities to secure the Notes in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Interests and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral for the Notes (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Interests and other securities.
In accordance with the limitations set forth in the two immediately preceding paragraphs, the Collateral for the Notes includes Capital Interests of Subsidiaries of the Issuer only to the extent that the applicable value of such Capital Interests (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding. Following the Issue Date, however, the portion of the Capital Interests of Subsidiaries constituting Collateral may decrease or increase as described above.
The Collateral securing the Obligations arising under the Revolving Credit Agreement includes the Capital Interests excluded from the Collateral for the Notes pursuant to this “Limitations on Stock Collateral” section.
Control over Collateral and Enforcement of Liens
The Security Documents provide that, for a standstill period of 180 days (subject to extension for any period during which the First Lien Agent has commenced and is diligently pursuing remedies in good faith against all or a material portion of the Collateral) commencing on the date that First Lien Agent receives notice from the Collateral Agent of (a) the acceleration of (x) all of the Notes Obligations or (y) any Permitted Additional Pari Passu Obligations or (b) the commencement of an Insolvency or Liquidation Proceeding with respect to the Issuer or any Guarantor, the First Lien Agent will have the sole power to exercise remedies against the Collateral (subject to the right of the Collateral Agent and the Holders of Second Lien Obligations to take limited protective measures with respect to the Second Priority Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Collateral.
Proceeds realized by the First Lien Agent or the Collateral Agent from the Collateral (including proceeds of Collateral in an Insolvency or Liquidation Proceeding) will be applied:

•	first, to the payment in full in cash of costs and expenses of First Lien Agent in connection with an enforcement action or Insolvency or Liquidation Proceeding,

•	second, to the payment in full in cash or cash collateralization of the First Lien Obligations in accordance with the First Lien Documents,

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third, to the payment in full in cash of costs and expenses of Second Lien Agent and each representative of any Permitted Additional Pari Passu Obligations in connection with an enforcement action or Insolvency or Liquidation Proceeding (to the extent such enforcement action or Insolvency or Liquidation Proceeding was permitted under the Intercreditor Agreement),

•	fourth, to the payment in full in cash of the Second Lien Obligations in accordance with the Security Documents and the Indenture, and

•	fifth, to the payment in full in cash of the Excess First Lien Obligations in accordance with the First Lien Documents.
None of the Collateral has been appraised in connection with the offering of the Notes. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, our ability to implement our business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations under the Notes. In addition, the fact that the holders of First Lien Obligations will receive proceeds from enforcement of the Collateral before Holders of the Notes, that other Persons may have First Priority Liens in respect of Collateral subject to Permitted Liens and that the Second Priority Lien held by the Collateral Agent will secure any Permitted Additional Pari Passu Obligations in addition to the Obligations under the Notes and the Indenture could have a material adverse effect on the amount that Holders of the Notes would receive upon a sale or other disposition of the Collateral. Accordingly, there can be no assurance that proceeds of any sale of the Collateral pursuant to the Indenture and the related Security Documents following an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due under the Notes. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.
If the proceeds from a sale or other disposition of the Collateral were not sufficient to repay all amounts due on the Notes, the Holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Guarantors.
To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by the Issuer or the Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Collateral Agent, the Trustee or the Holders of the Notes to realize or foreclose on Collateral.
In addition, the ability to realize or foreclose on certain of the Collateral, including, without limitation, any Capital Interests of any Subsidiary of the Issuer, will be subject to, and limited by, the Burger King Rights.
Exercise of Remedies under the Security Documents
Subject to the Intercreditor Agreement, after the incurrence of any Permitted Additional Pari Passu Obligations (other than the issuance of Additional Notes), the holders of a majority in principal amount of the Second Lien Obligations (other than holders of Hedging Obligations) will have the right to direct the Collateral Agent, following the occurrence of an Event of Default under the Indenture or an event of default under any agreement or instrument representing such Permitted Additional Pari Passu Obligations, to foreclose on, or exercise its other rights with respect to, the Collateral (or exercise other remedies with respect to the Collateral). Any action taken or not taken without the vote of any holder of Second Lien Obligations will nevertheless be binding on such holder.
Except as provided in the succeeding sentence, in the case of an Event of Default under the Indenture, or an event of default under any agreement or instrument representing additional Second Lien Obligations where such remedies arise, the Collateral Agent will only be permitted, subject to applicable law, to exercise remedies and sell Collateral at the written direction of the applicable holders of Second Lien Obligations as set forth above. If the Collateral Agent has asked the holders of Second Lien Obligations for instruction and the applicable holders have not yet responded to such request, the Collateral Agent will be authorized to take, but will not be required to take, and will in no event have any liability for taking, any delay in taking or the failure to take, such actions with regard to a default or event which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the holders of the Second Lien Obligations and to preserve the value of the Collateral; provided that once instructions from the applicable holders of the Second Lien Obligations have been received by the Collateral Agent, the actions of the Collateral Agent will be governed thereby and the Collateral Agent will not take any further action which would be contrary thereto.
In the event of any determination by a court of competent jurisdiction with respect to any series of Permitted Additional Pari Passu Obligations that (i) such series of Permitted Additional Pari Passu Obligations is unenforceable under applicable law or are subordinated to any other obligations (other than the Notes or another series of Permitted Additional Pari Passu Obligations), (ii) such series of Permitted Additional Pari Passu Obligations does not have an enforceable security interest in any of the Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than the Notes or other series of Permitted Additional Pari Passu Obligations) on a basis ranking prior to the security interest of such series of Permitted Additional Pari Passu Obligations but junior to the security interest of the Notes or other series of Permitted Additional Pari Passu Obligations (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any series of Permitted Additional Pari Passu Obligations, an “Impairment” of such series of Permitted Additional Pari Passu Obligations), the results of such Impairment shall be borne solely by the holders of such series of Permitted Additional Pari Passu Obligations, and the rights of the holders of such series of Permitted Additional Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such series Permitted Additional Pari Passu Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such series of Permitted Additional Pari Passu Obligations subject to such Impairment. Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a holder of the Notes or series of Permitted Additional Pari Passu Obligations) has a lien or security interest that is junior in priority to the security interest of the holders of the Notes or any series of Permitted Additional Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other series of Permitted Additional Pari Passu Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the series of Permitted Additional Pari Passu Obligations with respect to which such Impairment exists.
Certain Bankruptcy Limitations
The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuer or any Guarantor prior to the Collateral Agent's having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor such as the

Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without bankruptcy court approval.
In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys' fees to a secured creditor during a debtor's bankruptcy case to the extent the value of such creditor's interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.
Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the Holders of the Notes are entitled, and unsecured claims with respect to such shortfall.
Release of Liens
The Security Documents and the Indenture provide that the Second Priority Liens securing the Note Guarantee of any Guarantor will be automatically released when such Guarantor's Note Guarantee is released in accordance with the terms of the Indenture. In addition, the Second Priority Liens securing the Obligations under the Notes and the Indenture will be released (a) in whole, upon a legal defeasance or a covenant defeasance of the Notes as set forth below under “—Legal Defeasance and Covenant Defeasance,” (b) in whole, upon satisfaction and discharge of the Indenture, (c), in whole, upon payment in full of principal, interest and all other Obligations on the Notes issued under the Indenture, (d) in whole or in part, with the consent of the requisite Holders of the Notes in accordance with the provisions under “—Amendment, Supplement and Waiver,” including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes, (e) in whole or in part and in accordance with the Intercreditor Agreement, in connection with a sale or other disposition of the Collateral (A) in connection with an enforcement action by the First Lien Agent, (B) any disposition of Collateral to a person other than the Issuer or a Guarantor permitted under the First Lien Documents as in effect on the Issue Date, other than in connection with a Discharge of First Lien Obligations or after and during the continuance of any Event of Default or (C) consented to by the First Lien Agent after the occurrence of an event of default under the First Lien Credit Documents in connection with good faith efforts by First Lien Agent to collect the First Lien Obligations through the disposition of Collateral with the net cash proceeds of such disposition being used to permanently retire First Lien Obligations and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so repaid; provided that, in each case, the First Lien Agent has released its Liens on the applicable Collateral and (f) in part, as to any asset constituting Collateral (A) that is sold or otherwise disposed of by the Issuer or any of the Guarantors in a transaction that does not violate “—Certain Covenants—Limitation on Asset Sales” and by the Security Documents (to the extent of the interest sold or disposed of) or otherwise permitted by the Indenture and the Security Documents, if all other Liens on that asset securing the First Lien Obligations and any Permitted Additional Pari Passu Obligations then secured by that asset (including all commitments thereunder) are released, (B) that is cash withdrawn from deposit accounts for the benefit of a person other than the Issuer or a Guarantor for any purpose not prohibited under the Indenture or the Security Documents, (C) that is a Capital Interest of a Subsidiary of the Issuer to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act, due to the fact that such Subsidiary's Capital Interest secures the Notes or Guarantees, to file separate financial statements with the Securities and Exchange Commission (or any other governmental agency); (D) that is used to make a Restricted Payment or Permitted Investment permitted by the Indenture to the extent such Collateral is transferred to a person other than the Issuer or a Guarantor; (E) that becomes Excluded Property; or (F) that is otherwise released in accordance with, and as expressly provided for in accordance with, the Indenture and the Security Documents.
To the extent applicable, the Issuer will comply with Section 313(b) of the TIA, relating to reports, and, following qualification of the Indenture under the TIA (if required), Section 314(d) of the TIA, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Notes. Any certificate or opinion required by Section 314(d) of the TIA may be made by an officer of the Issuer except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. We will not be required to qualify the Indenture under the TIA if we are not required to consummate the exchange offer pursuant to the provisions described under “The Exchange Offer.” So long as we do not qualify the Indenture under the TIA, Section 314(d) of the TIA will not apply to the Indenture. In every instance that the Trustee or the Collateral Agent is asked to acknowledge a release, the Issuer shall deliver an opinion and Officer's Certificate stating that all conditions to the release in the Indenture, the Security Documents and the Intercreditor Agreement have been satisfied.
Intercreditor Agreement
The Collateral Agent and the First Lien Agent have entered into the Intercreditor Agreement, which establishes the second-priority status of the Second Priority Liens relative to the First Priority Liens. In addition to the provisions described above with respect to control of remedies, release of Collateral and amendments to the Security Documents, the Intercreditor Agreement also imposes certain other restrictions and agreements, including the restrictions and agreements described below.

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Pursuant to the Intercreditor Agreement, the Collateral Agent, the Trustee, the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations agree that the First Lien Agent has no fiduciary duties to them in respect of the maintenance or preservation of the Collateral. The First Lien Agent agreed in the Intercreditor Agreement to hold, as bailee and non-fiduciary agent of the Collateral Agent, until the Discharge of First Lien Obligations, certain possessory collateral also for the benefit of the Trustee, the Collateral Agent and the holders of the Second Lien Obligations.

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In addition, the Collateral Agent, the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations waive any claim against the First Lien Agent and the First Lien Lenders in connection with any actions they may take under the Credit Agreement or with respect to the Collateral. They further waive any right to assert, or request the benefit of, until the Discharge of the First Lien Obligations any marshalling or similar rights that may otherwise be available to them with respect to the Collateral.

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The Intercreditor Agreement provides for the right of the Collateral Agent and the holders of Second Lien Obligations to exercise rights and remedies as unsecured creditors against the Issuer or any Guarantor, subject to certain terms, conditions, waivers and limitations as more fully set forth in the Intercreditor Agreement.

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Pursuant to the Intercreditor Agreement, until the Discharge of the First Lien Obligations the Collateral Agent and the Trustee, for itself and on behalf of the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, irrevocably constitute and appoint the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place of the Trustee, Collateral Agent, Holder of the Notes, holders of any Permitted Additional Pari Passu Obligations or in the First Lien Agent's own name, from time to time in the First Lien Agent's discretion, for the purpose of carrying out the terms of certain sections of the Intercreditor Agreement (including those relating to the release of the Second Priority Liens as permitted thereby, including releases upon sales due to enforcement of remedies or otherwise provided for in the Intercreditor Agreement), to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary or desirable to accomplish the purposes of such section of the Intercreditor Agreement, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments or transfer or release of such liens.

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Notwithstanding the time, manner, order or method of grant, creation, attachment or perfection of any First Priority Liens or Second Priority Liens, the First Priority Liens will rank senior to any Second Priority Liens on the Collateral. The Collateral for the First Priority Liens, the Second Priority Liens and the Permitted Additional Pari Passu Obligations are intended at all times to be the same; provided that Capital Interests of any Subsidiary of the Issuer may secure First Lien Obligations without concurrently securing the Notes and Permitted Additional Pari Passu Obligations to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Exchange Act, due to the fact that such Subsidiary's Capital Interests secure the Notes or Note Guarantees, to file separate financial statements with the Securities and Exchange Commission (or any other governmental agency) as described under “Limitations on Stock Collateral” above and any cash or cash equivalents held in deposit accounts designated for cash collateralizing the Revolving Credit Agreement may also secure First Lien Obligations without concurrently securing the Notes and Permitted Additional Pari Passu Obligations; provided further that to the extent that First Lien Agent or the Collateral Agent obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the Issue Date or which would not constitute Collateral without a grant of a security interest or Lien separate from the First Lien Documents or Security Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party or parties to the Intercreditor Agreement elects not to obtain after receiving prior written notice thereof in accordance with the Intercreditor Agreement, the Collateral securing the First Lien Obligations and the Second Lien Obligations will not be identical.

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The Trustee, the Collateral Agent, the Holders and the holders of any Permitted Additional Pari Passu Obligations agree that (i) in certain circumstances the holders under the Revolving Credit Agreement are required by the terms thereof to be repaid with proceeds of dispositions of Collateral prior to repayment of the Indenture (subject to certain reinvestment provisions) and (ii) they will not accept payments from such dispositions of Collateral until applied to repayment of the Revolving Credit Agreement as so required. The Trustee, the Collateral Agent, the Holders and the holders of any Permitted Additional Pari Passu Obligations agree that if they receive payments at any time from the Collateral in contravention of the Intercreditor Agreement, they will promptly turn such payments over to First Lien Obligation holders (through the First Lien Agent).

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The Intercreditor Agreement permits First Lien Obligations and the Second Lien Obligations to be amended or refinanced subject to certain limitations, including, with respect to the Second Lien Obligations, certain restrictions in the Intercreditor Agreement on amendments to the Indenture and the Security Documents without the consent of the First Lien Agent (with the First Lien Agent only authorized to give such consent upon an affirmative vote of holders of three-fourths of the First Lien Obligations), and to the continuing rights of holders of such Refinancing Debt under the Intercreditor Agreement.
In addition, if the Issuer or any Guarantor is subject to any Insolvency or Liquidation Proceeding, the Trustee, the Collateral Agent, the Holders and the holders of any Permitted Additional Pari Passu Obligations agree that:

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they will not object to or otherwise contest (and, as necessary, will consent to) the Issuer's or such Guarantor's use of cash collateral if the requisite First Lien Obligation holders consent to such usage

(provided they receive adequate protection in connection therewith in accordance with the terms of the Intercreditor Agreement);

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if, in connection with the use of Collateral constituting cash collateral by the Issuer and the Guarantors or debtor-in-possession (“DIP”) financing provided to the Issuer and the Guarantors, the First Lien Obligation holders are granted adequate protection in the form of additional or replacement collateral, then the Trustee may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and the First Lien Obligation holders will not object to or otherwise contest (and, as necessary will consent to) such adequate protection, so long as all such replacement or additional Liens are subordinate both to the Liens securing the First Lien Obligations (and are subject to the terms of the Intercreditor Agreement) and to the Liens securing the DIP financing;

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if, in connection with any DIP financing or use of cash Collateral the holders of the First Lien Obligations are granted adequate protection in the form of a super priority or other administrative expense claim, then the Trustee may seek, without objection from the holders of the First Lien Obligations, adequate protection in the form of a super priority or other administrative expense claim (as applicable), which super priority or other administrative expense claim, if obtained, will be subordinate to the super priority or administrative expense claim (as applicable) of the holders of the First Lien Obligations. Pursuant to Section 1129(a)(9) of the Bankruptcy Code, any such allowed super priority or other administrative expense claims granted to the holders of the Second Lien Obligations may be paid (x) in cash, to the extent such cash payments are agreed to by the First Lien Agent, or (y) subject to the terms of the Intercreditor Agreement, under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims;

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if First Lien Obligation holders consent to a DIP financing, the Trustee and the holders of the Second Lien Obligations will be deemed to have consented to, and will not object to, such DIP financing and to the priming of their Liens in connection therewith in the event that the Liens in favor of the First Lien Obligation holders are primed in connection with such DIP financing (provided that the holders of the Second Lien Obligations retain their Liens on the Collateral and the aggregate principal amount of the DIP financing, plus the aggregate principal amount of First Lien Obligations, does not exceed the sum of (i) the amount permitted under clause (i) of the definition of “Permitted Debt” plus (ii) the First Lien DIP Amount);

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if the proposed DIP financing (a) is in an aggregate principal amount not in excess of the amount set forth in the parenthetical of the bullet point above, (b) includes interest rates and fees that are commercially reasonable under the circumstances, (c) does not compel Issuer or any Guarantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP financing documentation, and (d) does not expressly require the liquidation of the Collateral prior to a default under the DIP financing documentation, the Trustee, the Collateral Agent, the Holders and the holders of any Permitted Additional Pari Passu Obligations will not, directly or indirectly, provide, offer to provide, or support any other DIP financing secured by a Lien senior to or pari passu with the Liens securing the First Lien Obligations;

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prior to the Discharge of First Lien Obligations, without the prior written consent of the First Lien Agent and the requisite First Lien Obligation holders, they will not seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding;

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they will not oppose any sale or other disposition of the Collateral consented to by the requisite First Lien Obligation holders and shall be deemed to have consented to and released the Liens securing the Second Lien Obligations (provided that (i) pursuant to the applicable court order, the Liens of the Second Lien Obligation holders attach to the net proceeds of the disposition with the same priority and validity as the Liens held by the Second Lien Obligation holders on such Collateral, and the Liens remain subject to the terms of the Intercreditor Agreement or (ii) (x) the Liens securing the First Lien Obligations are simultaneously being released and (y) the net proceeds of such sale or other disposition of the Collateral are being used to repay First Lien Obligations, and to the extent paid in full, Second Lien Obligations); notwithstanding the foregoing, the holders of the Second Lien Obligations may raise any objections to such sale or other disposition of the Collateral that could be raised by a creditor whose claims are not secured by Liens on such Collateral so long as such objections are not inconsistent with any other term or provision of the Intercreditor Agreement;

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none of the Trustee, the Collateral Agent nor any holder of any Second Lien Obligations may support any plan of reorganization in any Insolvency or Liquidation Proceeding unless such plan (i) pays off in cash in full the First Lien

Obligations or (ii) is otherwise voted in favor of by the class of holders of the First Lien Obligations voting thereon in accordance with the terms of Section 1126(c) of the Bankruptcy Code or other applicable law;

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If it is held in any Insolvency or Liquidation Proceeding that the respective claims of the holders of First Lien Obligations, the holders of Second Lien Obligations, or the holders of any Permitted Additional Pari Passu Obligations in respect of the Collateral constitute claims in the same class (rather than separate classes of secured claims with the relative priorities described in the Intercreditor Agreement), then the Trustee, the holders of Second Lien Obligations, and the holders of any Permitted Additional Pari Passu Obligations will agree that all distributions from the Collateral will be made as if there were separate classes of First Lien Obligations, on the one hand, and Second Lien Obligations and Permitted Additional Pari Passu Obligations, on the other, with the effect being that, to the extent that (i) the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the holders of Second Lien Obligations or any Permitted Additional Pari Passu Obligations thereon), the holders of the First Lien Obligations shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, and other claims, all amounts owing in respect of post-petition interest, fees, or expenses that is available from the Collateral (regardless of whether any such claims may or may not be allowed or allowable in whole or in part as against the Issuer or any Guarantor in the applicable Insolvency or Liquidation Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code or otherwise, before any distribution is made in respect of the Second Lien Obligations or any Permitted Additional Pari Passu Obligations from the Collateral, with each holder of Second Lien Obligations and any Permitted Additional Pari Passu Obligations acknowledging and agreeing to turn over to the First Lien Agent amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries of the holders of the Second Lien Obligations or the holders of any Permitted Additional Pari Passu Obligations;

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if debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations;

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until the Discharge of First Lien Obligations, neither the Trustee nor the Collateral Agent, on behalf of itself and the Holders of the Notes or the holders of any Permitted Additional Pari Passu Obligations, will assert or support any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Lien Obligations for costs and expenses of preserving or disposing of any Collateral (provided that this clause will not preclude the Trustee, the Collateral, the Holders of the Notes or the holders of any Permitted Additional Pari Passu Obligations from supporting a plan of reorganization permitted by the preceding bullet point);

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the Collateral Agent will not object to, oppose, support any objection, or take any other action to impede, the right of any holder of any First Lien Obligation to make an election under Section 1111(b)(2) of the Bankruptcy Code, and the Collateral Agent waives any claim it may have against any holder of any First Lien Obligation arising out of the election by any holder of any First Lien Obligation of the application of Section 1111(6)(2) of the Bankruptcy Code; and

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in the event it becomes necessary for First Lien Agent on behalf of the holders of the First Lien Obligations or the Collateral Agent on behalf of the noteholders to commence or become a party to any proceeding or action to enforce the provisions of the Intercreditor Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorney's fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

No Impairment of the Security Interests
Neither the Issuer nor any of the Guarantors are permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes (for the avoidance of doubt, (i) Permitted Collateral Liens, as permitted by “—Limitations on Liens,” and (ii) the entry by the Issuer or its Subsidiaries into Franchise Agreements that provide for the Burger King Rights shall not, in each case, be deemed to materially impair the security interest).
Sufficiency of Collateral
There can be no assurance that the proceeds from the sale of the Collateral in whole or in part pursuant to the Security Documents following an Event of Default would be sufficient to satisfy payments due on the First Lien Obligations. No appraisal of the value of the Collateral has been made. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the restaurant industry, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral will also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below. The Collateral will be pledged pursuant to the Security Documents, which contain provisions relating to the administration, preservation and disposition of the Collateral. A significant portion of the Collateral includes assets or properties that may only be usable, and thus retain value, as part of the operations of the Issuer, and the ability to realize or foreclose on certain of the Collateral will be subject to, and limited by, the Burger King Rights. Accordingly, any sale of such Collateral separate from the sale of the operations of the Issuer may not be feasible or of significant value.
In addition, the fact that the lenders under the First Lien Obligations will receive proceeds from enforcement of the Collateral before Holders of the Notes and that other Persons may have second-priority Liens in respect of Collateral pursuant to Permitted Liens, could have a material adverse effect on the amount that Holders of the Notes would receive upon a sale or other disposition of the Collateral. There can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. If the proceeds from a sale or other disposition of the Collateral were not sufficient to repay all amounts due on the Notes, the Holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Guarantors. See “Risk Factors—Risks Related to the Collateral and Guarantees—There may not be sufficient collateral to pay all or any of the notes, especially if we incur additional secured indebtedness ranking prior to or pari passu with the notes, which may dilute the value of the collateral securing the notes and guarantees.”
To the extent that third parties hold Liens, such third parties will have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral. The ability of the Collateral Agent to realize on the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy the Issuer's and Guarantors' obligations under the Notes, either in whole or in part.
Further Assurances; After-Acquired Collateral
The Issuer and the Guarantors shall execute any and all further documents, financing statements (including amendments and continuation statements), agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Issuer will reasonably promptly secure the Obligations under the Indenture, Security Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, Mortgages and other instruments and documents.
Upon the acquisition by the Issuer or any Guarantor after the Issue Date of (1) any after-acquired assets, including, but not limited to, any after-acquired Real Property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the Collateral, or (2) any replacement assets in compliance with the covenant described below under “—Repurchase at the Option of Holders—Asset Sales; Event of Loss,” the Issuer or such Guarantor shall execute and deliver, (i) with regard to any Real Property that is acquired for the purpose of serving as a restaurant, mortgages and related documentation and opinions as specified in the Indenture within 365 days of the date of acquisition, (ii) with regard to any other Real Property, mortgages and related documentation and opinions as specified in the Indenture within 180 days of the date of acquisition (or such later date as any applicable regulatory approvals have been obtained) and (iii) to the extent required by the Security Documents, any information, documentation, financing statements or other certificates as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens and the Burger King Rights, in such after-acquired Property (other than Excluded Property and Collateral that the Issuer or such Guarantor is not required to take actions to perfect as described under “—Security”) and to have such after-acquired Property added to the Collateral, and thereupon all provisions of the Indenture, the Security Documents and the Intercreditor Agreement relating to the Collateral shall be deemed to relate to such after-acquired Property to the same extent and with the same force and effect.
Trust Indenture Act
The Indenture provides that none of the Issuer or the Guarantors is required to comply with the provisions of the TIA. The Issuer will provide for delivery of certain customary Officers' Certificates and opinions of counsel, including annual compliance certificates, in form and substance reasonably satisfactory to the Trustee.
Optional Redemption
The Notes may be redeemed, in whole or in part, at any time prior to May 15, 2015, at the option of the Issuer upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

In addition, the Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after May 15, 2015, upon not less than 30 nor more than 60 days' notice at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on May 15 of the years indicated:

Year	Redemption Price
2015	105.625%
2016	102.813%
2017 and thereafter	100%
In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs, prior to May 15, 2015, the Issuer may with the net proceeds of one or more Equity Offerings, redeem up to 35% of the aggregate principal amount of the Notes then outstanding (including Additional Notes) at a redemption price equal to 111.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the date of redemption; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Equity Offering.
If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem appropriate (subject to The Depository Trust Company's procedures as applicable).
No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.
The Issuer and any Subsidiaries may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.
The Issuer may provide in any notice delivered in connection with any such redemption that payment of the redemption price and performance of the Issuer's obligations may be performed by another Person; provided that the Issuer shall not be relieved of its obligations thereby.
Change of Control
Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part of the Notes then outstanding at a purchase price (the “Purchase Price”) in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date pursuant to an Offer to Purchase. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuer commences an Offer to Purchase all Notes then outstanding at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such offer to Purchase.
The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Issuer elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an Offer to Purchase the Notes as described above. In addition, under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a board of directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit our board to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger a Holder's right to require the Issuer to make an Offer to Purchase the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Issuer that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Issuer or its Affiliates, or a transaction involving a recapitalization of the Issuer, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of Notes then outstanding. See “—Amendment, Supplement and Waiver.”
The Issuer will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any Offer to Purchase as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.
The Issuer will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption.”
In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.
The Issuer's ability to pay cash to the Holders of Notes upon a Change of Control may be limited by the Issuer's then existing financial resources. Further, the agreements governing the Issuer's other Debt contain, and future agreements of the Issuer may contain, prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the Holders of Notes of their right to require the Issuer to repurchase the Notes upon a Change of Control occurred at the same time as a change of control event under one or more of either of the Issuer's other debt agreements, the Issuer's ability to pay cash to the Holders of Notes upon a repurchase may be further limited by the Issuer's then existing financial resources. See “Risk Factors—Risks Related to the Notes.”
Even if sufficient funds were otherwise available, the terms of the Revolving Credit Agreement (and other Debt) may prohibit the Issuer's prepayment of Notes before their scheduled maturity. Consequently, if the Issuer is not able to prepay the Revolving Credit Agreement or other Debt containing such restrictions or obtain requisite consents, the Issuer may be unable to fulfill its repurchase obligations, resulting in a default under the Indenture.

Certain Covenants
Set forth below are certain covenants contained in the Indenture:
Limitation on Incurrence of Debt
The Issuer will not, and will not permit any of the Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Issuer and any of the Restricted Subsidiaries that is a Guarantor may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than 2.0:1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.
Notwithstanding the first paragraph above, the Issuer and the Restricted Subsidiaries may Incur “Permitted Debt” as follows:
(i)    Debt incurred pursuant to, and the issuance or creation of letters of credit and bankers' acceptances under or in connection with (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder), any Credit Facility in an aggregate principal amount outstanding under this clause (i) at any time not to exceed the greater of (x) $25.0 million and (y) 75% of Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the Four-Quarter Period most recently ended prior to the date of such Incurrence; provided that with respect to any revolving credit commitments under any Credit Facility, any Debt thereunder will be deemed to be Incurred on the date the Issuer obtains such revolving credit commitments for the purposes of this clause (i) regardless of when any borrowings, repayments or reborrowings under such commitments are made;
(ii)    Debt outstanding under the Notes (excluding any Additional Notes) and Guarantees of the Notes and contribution, indemnification and reimbursement obligations owed by the Issuer or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;
(iii)    Debt of the Issuer or any Restricted Subsidiary outstanding at the time of the Issue Date (other than clauses (i) or (ii) above);

(iv)    Debt Incurred following the Issue Date that is owed to and held by the Issuer or a Restricted Subsidiary; provided that if such Debt is owed by the Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor, such Debt shall be subordinated to the prior payment in full of the Obligations;
(v)    Guarantees Incurred by the Issuer or a Restricted Subsidiary of Debtor of other obligations of the Issuer or a Restricted Subsidiary; provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Debt” and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;
(vi)    Debt Incurred in respect of workers' compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or Incurred (including Guarantees thereof) by the Issuer or a Restricted Subsidiary in the ordinary course of business;
(vii)    Debt under Hedging Obligations entered into to manage fluctuations in interest rates, commodity prices and currency exchange rates (and not for speculative purposes);
(viii)    Debt of the Issuer or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt; provided that the aggregate principal amount of such Debt outstanding at any time under this clause (viii) may not exceed $15.0 million in the aggregate;
(ix)     the issuance by any of the Restricted Subsidiaries to the Issuer or to any of the Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(a)    any subsequent issuance or transfer of Capital Interests that results in any such preferred stock being held by a Person other than the Issuer or Restricted Subsidiaries; and
(b)    any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary;
shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (ix);
(x)    Debt arising from (x) customary cash management services and automated clearing house transactions, (y) any Bank Product or (z) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that any such Debt Incurred pursuant to clause (z) is extinguished within five business days of the Incurrence;
(xi)    Debt of the Issuer or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;
(xii)    Refinancing Debt in respect of any Debt permitted by clauses (ii) and (iii) above, this clause (xii) or Debt Incurred in accordance with the first paragraph under “—Certain Covenants—Limitation on Incurrence of Debt”;
(xiii)    Debt of the Issuer or any Restricted Subsidiary consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business; and
(xv)    Debt consisting of Debt issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent pursuant to clause (iv) of the second paragraph under the caption “—Limitation on Restricted Payments.”
For purposes of determining compliance with this covenant, (x) the outstanding principal amount of any Debt shall be counted only once such that (without limitation) any obligation arising under any Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (y) except as provided above, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and the first paragraph of this covenant, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.
The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the forms of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.
Notwithstanding anything to the contrary herein, the maximum amount of Debt that may be outstanding pursuant to the “Limitation on Incurrence of Debt” covenant will not be deemed exceeded due to the results of fluctuations in exchange rates or currency values. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred.

None of the Issuer and Guarantors will Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.
Limitation on Restricted Payments
The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of the proposed Restricted Payment:
(a)    no Event of Default shall have occurred and be continuing or will occur as a consequence thereof;
(b)    after giving effect to such Restricted Payment, the Issuer would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and
(c)    after giving effect to such Restricted Payment, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) of the next succeeding paragraph), shall not exceed the sum (without duplication) of
(1)    50% of the Consolidated Net Income (or if Consolidated Net Income shall be a deficit, 100% of such deficit) of the Issuer and its Restricted Subsidiaries for the period (taken as one accounting period) from July 2, 2012 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus
(2)    100% of the aggregate Net Cash Proceeds received by the Issuer subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Issuer, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Issuer), plus
(3)    100% of the amount by which Debt of the Issuer is reduced on the Issuer's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the initial issuance of the Notes of any Debt for Qualified Capital Interests of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange), plus
(4)    100% of the net reduction in Investments (other than Permitted Investments), subsequent to the date of the initial issuance of the Notes, in any Person, resulting from (x) payments of interest on Debt, dividends, distributions, redemption, repurchases, repayments of loans or advances, or other transfers of assets (but only to the extent such interest, dividends, distributions, redemptions, repurchases, repayments or other transfers were made in (i) cash or (ii) assets (valued at Fair Market Value) other than cash (other than pay-in-kind dividends or interest)), in each case to the Issuer or any Restricted Subsidiary from any Person (including, without limitation, an Unrestricted Subsidiary), (y) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and the Restricted Subsidiaries or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Issuer or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Issuer and the Restricted Subsidiaries may take the following actions; provided that, in the cases of clauses (iv) and (x) below, no Event of Default has occurred and is continuing unless, in the case of clause (iv), the Issuer or any Restricted Subsidiary is contractually required to make a payment as described in such clause (iv):
(i)    the payment of any dividend or other distribution or the consummation of any irrevocable redemption on Capital Interests in the Issuer or a Restricted Subsidiary within 60 days after declaration or setting the record date for redemption thereof, as applicable, if at such date such payment would not have been prohibited by the foregoing provisions of this covenant;
(ii)    the retirement of any Capital Interests of the Issuer by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Qualified Capital Interests of the Issuer;
(iii)    the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Issuer or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Issuer) of (x) new Refinancing Debt Incurred in accordance with the Indenture or (y) of Qualified Capital Interests of the Issuer;

(iv)    the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Issuer or, to the extent still outstanding under the Issuer's 2006 Stock Incentive Plan (the “Carrols Plan”), Capital Interests in Fiesta Restaurant Group, Inc. held by employees, officers or directors or by former employees, officers or directors of the Issuer or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment; provided that the aggregate consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed the sum of (A) $2.5 million in any fiscal year (provided that if less than $2.5 million is used for such purposes in any fiscal year, any unused amounts may be carried forward for use in one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) (A) may not exceed $5.0 million in any fiscal year); plus (B) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date (it being understood that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by this clause (B) in any calendar year);
(v)    repurchase of Capital Interests in the Issuer deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities or repurchase of such Capital Interests to the extent the proceeds of such repurchase are used to pay taxes incurred by the holder thereof as a result of the issuance or grant thereof;
(vi)    the prepayment of intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “—Limitation on Incurrence of Debt”;
(vii)    cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Issuer or a Restricted Subsidiary;
(viii)    the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Issuer or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “—Limitation on Incurrence of Debt”;
(ix)    upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under “—Change of Control” and “—Limitation on Asset Sales” in accordance with the terms of such subordinated Debt; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith; and
(x)    other Restricted Payments in an aggregate amount since the Issue Date not in excess of $15.0 million.
For purposes of the covenant described above, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuer may classify such Investment or Restricted Payment in any manner that complies with this covenant and may later reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this covenant, or clause (x) above, in each case to the extent such Investments would otherwise be so counted.
If the Issuer or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with the covenant described under “—Limitation on Asset Sales,” which investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this covenant, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this covenant.
For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.
Limitation on Liens
The Issuer will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to the Collateral except Permitted Collateral Liens. Subject to the immediately preceding sentence, the Issuer will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom other than the Collateral without securing the Notes and all other amounts due under the Indenture and the Security Documents (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.
Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries
The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture, law, rules or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by any of the Issuer or Restricted Subsidiaries or pay any Debt or other obligation owed to any of the Issuer or Restricted Subsidiaries, (ii) make loans or advances to any of the Issuer or Restricted Subsidiaries thereof or (iii) transfer any of its property or assets to the Issuer or any Restricted Subsidiaries.
However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:
(a)    any encumbrance or restriction in existence on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Issuer, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;
(b)    any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of the acquisition thereof by the Issuer or a Restricted Subsidiary);
(c)    any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary; and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;
(d)    any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Board of Directors of the Issuer;
(e)    customary provisions restricting subletting or assignment of any lease, contract, or license of the Issuer or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;
(f)    any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;
(g)    any encumbrance or restriction by reason of applicable law, rule, regulation or order;
(h)    any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;
(i)    restrictions on cash and other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(j)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;
(k)    any instrument governing Debtor Capital Interests of a Person acquired by the Issuer or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
(l)    Liens securing Debt otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;
(m)    provisions of the Credit Facility as in effect on the Issue Date and provisions of any other Credit Facility that, as determined by management of the Issuer in its reasonable and good faith judgment, (i) will not materially impair the

Issuer's ability to make payments required under the Notes and (ii) are not materially more restrictive, taken as a whole, than the provisions under the Credit Facility as in effect on the Issue Date;
(n)    provisions of any agreement evidencing Debt incurred pursuant to the covenant described above under “— Limitation on Incurrence of Debt” that, as determined by management of the Issuer in its reasonable and good faith judgment, (i) will not materially impair the Issuer's ability to make payments required under the Notes and (ii) are not materially more restrictive, taken as a whole, than customary for financings of this type; and
(o)    solely with respect to clause (iii) above, encumbrances and restrictions under the Franchise Agreements (including, without limitation, the Burger King Rights) and in leases and subleases of restaurant locations entered into by the Issuer or any of its Subsidiaries with Burger King Corporation, in each case, in the ordinary course of business.
Limitation on Asset Sales
(a)    The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly consummate an Asset Sale, unless:
(1)    other than in the case of an Event of Loss, the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of;
(2)    other than in the case of an Event of Loss, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash, Eligible Cash Equivalents or Additional Assets (as defined below);
(3)    to the extent that any consideration received by the Issuer or a Restricted Subsidiary in such Asset Sale constitute securities or other assets that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are promptly following their acquisition added to the Collateral securing the Notes; and
(4)    no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale.
Within 365 days after the Issuer's or a Restricted Subsidiary's receipt of the Net Cash Proceeds of any Asset Sale covered by this clause (a), the Issuer or such Restricted Subsidiary, at its option, may apply the Net Cash Proceeds from such Asset Sale:
(i)    to prepay, repay or otherwise purchase First Lien Obligations; provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to this clause (i), the Issuer or such Restricted Subsidiary shall permanently retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;
(ii)    to make one or more offers to the holders of the Notes (and, at the option of the Issuer, the holders of Permitted Additional Pari Passu Obligations) to purchase Notes (and such Permitted Additional Pari Passu Obligations) pursuant to and subject to the conditions contained in the Indenture (each, an “Asset Sale Offer”); provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to this clause (ii), the Issuer or such Restricted Subsidiary shall permanently retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the Issuer or such Restricted Subsidiary shall so reduce any Permitted Additional Pari Passu Obligations, the Issuer will equally and ratably reduce Debt under the Notes by making an offer to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer but without any further limitation in amount; or
(iii)    to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Interests and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Interests of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures or (d) other assets that, in each of (a), (b), (c) and (d), replace the businesses, properties and assets that are the subject of such Asset Sale or are used or useful in a Permitted Business (clauses (a), (b), (c) and (d) together, the “Additional Assets”); provided that to the extent that the assets that were subject to the Asset Sale constituted Collateral, such Additional Assets shall also constitute Collateral; provided, further, that the Issuer or such Restricted Subsidiary, as the case may be, promptly takes such action (if any) as may be required to cause that portion of such investment constituting Collateral to be added to the Collateral securing the Notes.
Any Net Cash Proceeds from the Asset Sales covered by this clause (a) that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” Within 15 business days after the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an Asset Sale Offer to all holders of the Notes, and, if required by the terms of any Permitted Additional Pari Passu Obligations, to the holders of such Permitted

Additional Pari Passu Obligations, to purchase the maximum principal amount of Notes and such Permitted Additional Pari Passu Obligations that is $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Permitted Additional Pari Passu Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes or the Permitted Additional Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and such Permitted Additional Pari Passu Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Permitted Additional Pari Passu Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. After the Issuer or any Restricted Subsidiary has applied the Net Cash Proceeds from any Asset Sale of any Notes Collateral as provided in, and within the time periods required by, this paragraph (a), the balance of such Net Cash Proceeds, if any, from such Asset Sale of Notes Collateral shall be released by the Notes Collateral Agent to the Issuer or such Restricted Subsidiary for use by the Issuer or such Restricted Subsidiary for any purpose not prohibited by the terms of the Indenture.
(b)    For purposes of this covenant, the following are deemed to be cash or Eligible Cash Equivalents:
(1)    any liabilities (as shown on the Issuer's, or such Restricted Subsidiary's, most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary that are assumed by the transferee of any such assets and for which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing; and
(2)    any securities received by the Issuer, a Guarantor or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.
Limitation on Transactions with Affiliates
The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”), unless:
(i)    such Affiliate Transaction is on terms that are not materially less favorable to the Issuer, taken as a whole, or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable arm's-length transaction by the Issuer or such Restricted Subsidiary with an unaffiliated party; and
(ii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above; and
(iii)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Issuer must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.
The foregoing limitation does not limit, and shall not apply to:
(1)    Restricted Payments that are permitted by the provisions of the Indenture described above under “—Limitation on Restricted Payments” or Permitted Investments;
(2)    the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Issuer or a Restricted Subsidiary;
(3)    the payment (and any agreement, plan or arrangement relating thereto) of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Issuer or any Restricted Subsidiary;
(4)    transactions between or among the Issuer and/or the Restricted Subsidiaries;
(5)    the issuance of Capital Interests (other than Redeemable Capital Interests) of the Issuer otherwise permitted hereunder and the granting of registration and other customary rights in connection therewith;

(6)    any agreement or arrangement as in effect on the Issue Date and any amendment, extension or modification thereto so long as such amendment, extension or modification is not more disadvantageous to the Holders of the Notes in any material respect;
(7)    any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Issuer or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the board of directors of the Issuer when taken as a whole as compared to the applicable agreement as in effect on the date of such acquisition or merger);
(8)    transactions in which the Issuer delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the transaction is fair, from a financial point of view, to the Issuer and any relevant Restricted Subsidiaries;
(9)    any contribution of capital to the Issuer;
(10)    the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Issue Date shall only be permitted by this clause (12) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Holders when taken as a whole as compared to the original agreement in effect on the Issue Date;
(11)    (i) the Burger King Acquisition Agreement, the Burger King Operating Agreement and any ancillary agreements contemplated therewith, consistent in all material respects with the description thereof in this prospectus, together with any changes, additions, modifications or amendments thereto as are not, taken as a whole, materially more disadvantageous to the Issuer or Holders and (ii) transactions with Burger King Corporation in the ordinary course of business and otherwise in compliance with the terms of the Indenture which, in the good faith determination of the Issuer, are fair to the Issuer and its Restricted Subsidiaries or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and
(12)    the payment of all fees and expenses related to the Transactions.
Provision of Financial Information
Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish without cost to the Trustee and the Holders of Notes, or file electronically with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within 15 days after the time periods specified in the Commission's rules and regulations:
(1)    all quarterly and annual reports, including financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management's Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and
(2)    all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.
Notwithstanding the foregoing, (a) the Issuer may satisfy its obligations to deliver the information and reports referred to in clauses (1) and (2) above by filing the same with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors (b) unless required by the rules and regulations of the Commission, no certifications or attestations concerning disclosure controls and procedures or internal controls, and no certifications, that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required at any time when it would not otherwise be subject to such statute and (c) nothing contained in the Indenture shall otherwise require the Issuer to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute. In addition, the Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent such Unrestricted Subsidiaries constitute in the aggregate in excess of either 5.0% of the Issuer's Consolidated Net Tangible Assets or 5.0% of the Issuer's consolidated revenues, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management's Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

Additional Note Guarantees
After the Issue Date, the Issuer will cause each of the Restricted Subsidiaries (other than (x) any Foreign Subsidiary and (y) any Restricted Subsidiary that is prohibited by law from guaranteeing the Notes or that would experience adverse regulatory consequences as a result of providing a guarantee of the Notes (so long as, in the case of this clause (y), such Restricted Subsidiary has not provided a guarantee of any other Debt of the Issuer or any of the Guarantors)) to guarantee the Notes and the Issuer's other obligations under the Indenture.
Each Note Guarantee by a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors —Risks Related to the Notes—A court could deem the issuance of the notes or the guarantees to be a fraudulent conveyance and void all or a portion of the obligations represented by the notes or the guarantees.” The Obligations under the Notes, the Note Guarantees and the Indenture and any Permitted Additional Pari Passu Obligations of any Person that is or becomes a Guarantor after the Issue Date will be secured equally and ratably by a Lien in the Collateral granted to the Collateral Agent for the benefit of the Holders of the Notes and the holders of Permitted Additional Pari Passu Obligations. Such Guarantor will within thirty (30) days of becoming such Restricted Subsidiary enter into a joinder agreement to the applicable Security Documents or new Security Documents defining the terms of the security interests that secure payment and performance when due of the Notes and take all actions advisable in the opinion of the Issuer, as set forth in an Officers' Certificate accompanied by an opinion of counsel to the Issuer, to cause the Liens created by the Security Documents to be duly perfected to the extent required by such documents in accordance with all applicable law, including the filing of financing statements in the jurisdictions of incorporation or formation of the Issuer and the Guarantors. The Issuer shall also deliver an opinion of counsel satisfactory to the Trustee. The Note Guarantees will be released as set forth under “—Guarantees.”
Limitation on Creation of Unrestricted Subsidiaries
The Issuer may designate any Subsidiary of the Issuer to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.
The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an Unrestricted Subsidiary under the Indenture (a “Designation”) only if:
(1)    no Default shall be continuing after giving effect to such Designation; and
(2)    the Issuer would be permitted to make, at the time of such Designation, (i) a Permitted Investment or (ii) an Investment pursuant to the first paragraph of “—Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date.
No Subsidiary shall be Designated as an Unrestricted Subsidiary unless such Subsidiary:
(1)    to the extent the Debt of the Subsidiary is not Non-Recourse Debt, any guarantee or other credit support thereof by the Issuer or a Restricted Subsidiary is permitted under the covenant described under “—Limitation on Incurrence of Debt”; and
(2)    is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Capital Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results, unless such obligation is a Permitted Investment or is otherwise permitted under the covenant described under “—Limitation on Restricted Payments.”
If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Debt is not permitted to be incurred under the covenant described under “—Limitation on Incurrence of Debt,” or the Lien is not permitted under the covenant described under “—Limitation on Liens,” the Issuer shall be in default of the applicable covenant.
An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the covenant described under “—Certain Covenants—Limitation on Incurrence of Debt” and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the covenant described under “— Limitation on Liens.”
All Designations must be evidenced by an Officers' Certificate delivered to the Trustee certifying compliance with the foregoing provisions.

Consolidation, Merger, Conveyance, Transfer or Lease
The Issuer will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Issuer in which the Issuer is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Issuer and its Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:
(i)    either: (a) the Issuer shall be the continuing Person or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Issuer (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Issuer under the Indenture and (3) shall expressly assume the due and punctual performance of the covenants and obligations of the Issuer under the Security Documents; provided, however, that the Issuer may not consolidate or merge with or into any Person other than a corporation satisfying such requirement;
(ii)    immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(iii)    in the case of a transaction involving the Issuer, immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Issuer (or the Surviving Entity if the Issuer is not the continuing Person), could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the covenant described under “—Limitation on Incurrence of Debt”;
(iv)    the Issuer delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture;
(v)    the Surviving Entity causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Surviving Entity;
(vi)    the Collateral owned by or transferred to the Surviving Entity shall (a) continue to constitute Collateral under the Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any Lien other than Permitted Collateral Liens; and
(vii)    the property and assets of the Person which is merged or consolidated with or into the Surviving Entity, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture.
The preceding clause (iii) will not prohibit:
(a)    a merger between the Issuer and a Restricted Subsidiary; or
(b)    a merger between the Issuer and an Affiliate incorporated solely for the purpose of converting the Issuer into a corporation organized under the laws of the United States or any political subdivision or state thereof;
so long as, in each case, the amount of Debt of the Issuer and the Restricted Subsidiaries is not increased thereby, except for Debt incurred in the ordinary course of business to pay fees, expenses and other costs associated with such transaction.
No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person other than the Issuer or a Guarantor, unless:
(1)    immediately after giving effect to that transaction, no Default or Event of Default exists; and
(2)    either (a) the Person acquiring the property in any such sale or disposition of the Person formed by or surviving any such consolidated or merger assumes all the obligations of such Guarantor pursuant to a supplemental indenture or (b) the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.
For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Issuer and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.
Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Guarantors, as applicable, under the Indenture with the same effect as if such Surviving Entity had been named as the Issuer or Guarantors therein, as applicable; and when a Surviving Person duly assumes all of the obligations and covenants of the Issuer or Guarantors, as applicable, pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.
Limitation on Business Activities
The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.
Events of Default
Each of the following is an “Event of Default” under the Indenture:
(1)    default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
(2)    default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
(3)    the Issuer fails to accept and pay for Notes tendered when and as required pursuant to a Change of Control Offer as described under the caption “—Change of Control”;
(4)    except as permitted by the Indenture, (i) any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, in full force and effect and enforceable in accordance with its terms (except as specifically provided in the Indenture) for a period of 30 days after written notice thereof by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding or (ii) the Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason be asserted by any of the Guarantors or the Issuer not to be in full force and effect and enforceable in accordance with its terms;
(5)    default in the performance, or breach, of (i) any covenant or agreement of the Issuer or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(6)    a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Issuer or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $15.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $15.0 million of principal amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
(7)    the entry against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $15.0 million and not covered by insurance (not disputed), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8)    certain events in bankruptcy, insolvency or reorganization affecting the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or
(9)    (x) with respect to any Collateral having a fair market value in excess of $15.0 million, individually or in the aggregate, (a) any default or breach by the Issuer or any Guarantor in the performance of its obligations under the Security Documents or the Indenture which adversely affects the condition or value of such Collateral or the enforceability, validity, perfection or priority of the Liens in such Collateral, in each case taken as a whole in any material respect, and continuance of such default or breach for a period of 60 days after written notice thereof by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding, or (b) any security interest created under the Security Documents or under the Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (y) the Issuer or any of the Guarantors asserts, in any pleading in any court of competent jurisdiction, that any security interest in any Collateral is invalid or unenforceable.
If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.
In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Issuer or a Restricted Subsidiary or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
If an Event of Default specified in clause (8) above occurs with respect to the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.
No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.
The Issuer is required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Issuer also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.
Amendment, Supplement and Waiver
Without the consent of any Holders, the Issuer, the Guarantors, the Trustee and the Collateral Agent, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, the Guarantees and the Security Documents for any of the following purposes:
(1)    to evidence the succession of another Person to the Issuer or any of the Guarantors and the assumption by any such successor of the covenants of the Issuer or such Guarantor in the Indenture, the Guarantees and the Security Documents and in the Notes;
(2)    to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;
(3)    to add additional Events of Default;
(4)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(5)    to evidence and provide for the acceptance of appointment under the Indenture and the Security Documents by a successor Trustee or Collateral Agent;
(6)    to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;
(7)    to add to the Collateral securing the Notes, to add a Guarantor or to release a Guarantor and Collateral in accordance with the Indenture;
(8)    to cure any ambiguity, defect, omission, mistake or inconsistency; provided that any such change shall not adversely affect the Holders in any material respect;
(9)    to make any other provisions with respect to matters or questions arising under the Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Issuer;

(10)    to conform the text of the Indenture, the Security Documents or the Notes to any provision of this “Description of Notes”;
(11)    to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations under the Indenture, the Notes and the Security Documents, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any of the Security Documents or otherwise;
(12)    to provide for the release of Collateral from the Lien of the Indenture and the Security Documents or subordinate to such Lien when permitted or required by the Security Documents or the Indenture; or
(13)    to enter into or amend the Intercreditor Agreement and/or the Security Documents (or supplement the Intercreditor Agreement and/or Security Documents) under circumstances provided therein including (x) if the Issuer incurs First Lien Obligations and/or Permitted Additional Pari Passu Obligations and (y) in connection with the refinancing of the Revolving Credit Agreement and to secure any Permitted Additional Pari Passu Obligations under the Security Documents and to appropriately include any of the foregoing in the Intercreditor Agreement and Security Documents.
With the consent of (i) the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, the Issuer, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein and (ii) the holders of not less than a majority in aggregate principal amount of the Notes then outstanding and the Permitted Additional Pari Passu Obligations, voting as one class, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or otherwise modify in any manner the Security Documents or the obligations thereunder, including, without limitation, as to property that constitutes less than all or substantially all of the Collateral, release the Lien on such collateral; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each Note then outstanding that is affected thereby:
(1)    change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor,
(2)    reduce the percentage in aggregate principal amount of the Notes then outstanding, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,
(3)    modify the obligations of the Issuer to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales or Excess Proceeds from an Event of Loss if such modification was done after the occurrence of such Change of Control or after the obligation to make an Asset Sale Offer has arisen, as applicable; provided that prior to the occurrence of a Change Control, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive the requirement to make or complete an Offer to Purchase,
(4)    subordinate, in right of payment, the Notes to any other Debt of the Issuer,
(5)    modify any of the provisions of this paragraph or provisions relating to waivers of past payment defaults or the rights of Holders of Notes to receive payments of principal or premium, if any, on the Notes, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Note then outstanding that is affected thereby, or
(6)    release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).
In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes other than in accordance with the Indenture and the Security Documents or modifying the Intercreditor Agreement in any manner adverse in any material respect to the Holders of the Notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes (including, for the avoidance of doubt, Additional Notes) then outstanding, voting as one class.

The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:
(1)    in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or
(2)    in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding that is affected.
Satisfaction and Discharge of the Indenture; Defeasance
The Issuer and the Guarantors may terminate the obligations under the Indenture and the Security Documents (a “Discharge”) when:
(1)    either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;
(2)    the Issuer has paid or caused to be paid all other sums then due and payable under the Indenture by the Issuer;
(3)    the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than the Indenture) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;
(4)    the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and
(5)    the Issuer has delivered to the Trustee an Officers' Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge and any redemption, if applicable, have been complied with.
The Issuer may elect, at its option, to have its obligations discharged with respect to the Notes then outstanding (“legal defeasance”). Such defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the Notes then outstanding, except for:
(1)    the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,
(2)    the Issuer's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(3)    the rights, powers, trusts, duties and immunities of the Trustee,
(4)    the Issuer's right of optional redemption, and
(5)    the defeasance provisions of the Indenture.
In addition, the Issuer and the Guarantors may elect, at their option, to have their obligations released with respect to the Guarantees and the Security Documents and certain covenants, including, without limitation, the obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.
In order to exercise either legal defeasance or covenant defeasance with respect to Notes then outstanding:
(1)    the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;
(2)    in the case of legal defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;
(3)    in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such Notes then outstanding will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;
(4)    no Default or Event of Default with respect to the Notes then outstanding shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);
(5)    such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which either Issuer is a party or by which either Issuer is bound; and
(6)    the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
In connection with a Discharge, in the event the Issuer becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Issuer, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Issuer's estate. Similar results may apply upon the insolvency of the Issuer during the applicable preference period following the deposit of monies in connection with legal defeasance.
Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.
The Trustee
The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, is the initial paying agent and registrar for the Notes. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture.
The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.
The Holders of a majority in principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
The Indenture provides that neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession), for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Lien in the Collateral.
No Personal Liability of Stockholders, Partners, Officers or Directors
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuer or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
Governing Law
The Indenture, the Notes, the Intercreditor Agreement and the Security Agreement are governed by, and will be construed in accordance with, the laws of the State of New York.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.
“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.
“Additional Interest” means all amounts, if any, payable pursuant to the provisions relating to additional interest described under the heading “The Exchange Offer” and provided for in the Registration Rights Agreement.
“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.
“Applicable Premium” means, as calculated by the Issuer, with respect to any Note on any applicable redemption date, the greater of:
(1)    1.0% of the then outstanding principal amount of the Note; and
(2)    the excess of:
(a)    the present value at such redemption date of (i) the redemption price of the Note at May 15, 2015 (such redemption price being set forth in the table appearing above under the caption “- Optional Redemption”) plus (ii) all required interest payments due on the Note through May 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b)    the then outstanding principal amount of the Note.
“Asset Acquisition” means:
(a)    an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary; or
(b)    the acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.
“Asset Sale” means (x) any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Issuer or any Restricted Subsidiary to any Person (other than to the Issuer or one or more Restricted Subsidiaries) in any single transaction or series of transactions of (i) Capital Interests in another Person (other than Capital Interests in the Issuer or directors' qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or (ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business) or (y) an Event of Loss; provided, however, that the term “Asset Sale” shall exclude:
(a)    any asset disposition permitted by the provisions described under “- Consolidation, Merger, Conveyance, Lease or Transfer” that constitutes a disposition of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole;
(b)    any single transaction or series of related transactions that involve the sale of assets or sale of Capital Interests of a Restricted Subsidiary having a Fair Market Value of less than $2.5 million;
(c)    sales or other dispositions of cash or Eligible Cash Equivalents;
(d)    sales of interests in Unrestricted Subsidiaries;
(e)    the sale and leaseback of any assets (other than Real Property that is acquired for the purpose of serving as a restaurant) within 180 days of the acquisition thereof;
(f)    the sale and leaseback of any Real Property that is acquired for the purpose of serving as a restaurant within 365 days of the acquisition thereof;

(g)    the disposition of assets that, in the good faith judgment of the Board of Directors or management of the Issuer, are no longer used or useful in the business of such entity;
(h)    a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;
(i)    the sale or lease of equipment or inventory in the ordinary course of business;
(j)    the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);
(k)    leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Issuer or any of the Restricted Subsidiaries and otherwise in accordance with the provisions of the Indenture;
(l)    dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;
(m)    licensing of intellectual property in accordance with industry practice in the ordinary course of business, including, without limitation, pursuant to any franchise agreements; or
(n)    an issuance of Capital Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary.
For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.
“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.
“Bank Lender” means any Lender or holder of Debt under the Revolving Credit Agreement.
“Bank Product” means any services or facilities provided to the Issuer or any Guarantor by the Collateral Agent, any Bank Lender, or any of their respective Affiliates including, without limitation, Hedging Obligations.
“Board of Directors” means (i) with respect to the Issuer or any Restricted Subsidiary, its board of directors or, other than for purposes of the definition of “Change of Control,” any duly authorized committee thereof; (ii) with respect to any other corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
“Burger King Acquisition” means the acquisition by the Issuer of approximately 278 company-owned Burger King restaurants in Ohio, Indiana, Kentucky, Pennsylvania, North Carolina, South Carolina and Virginia pursuant to the Burger King Acquisition Agreement.
“Burger King Acquisition Agreement” means that certain asset purchase agreement dated as of March 26, 2012 among the Issuer, Carrols LLC and Burger King Corporation relating to the Burger King Acquisition.
“Burger King Operating Agreement” means that certain operating agreement dated as of the Issue Date between Carrols LLC and Burger King Corporation entered into in connection with the Burger King Acquisition.
“Capital Interests” in any Person means any and all shares, interests (including preferred interests, restricted stock interests and stock options, warrants and other convertible instruments), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.
“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “- Certain Covenants - Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.
“Carrols Officer” means each of Daniel T. Accordino, Paul R. Flanders, Timothy J. LaLonde and William E. Myers.
“Change of Control” means the occurrence of any of the following events:
(a)    the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group or Permitted Holder shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Issuer;
(b)    following the Issue Date, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer's Board of Directors then in office; or
(c)    the Issuer sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of the Issuer's assets (determined on a consolidated basis) to any Person (other than a Person that is controlled by any of the Permitted Holders), or the Issuer consolidates with or merges into another Person or any Person consolidates with or merges into the Issuer other than pursuant to a transaction in which the holders of the Voting Interests in the Issuer immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Interests of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction.
“Code ” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
“Collateral ” means all of the assets of the Issuer and the Guarantors, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Obligations pursuant to the Notes and the Note Guarantees and any Permitted Additional Pari Passu Obligations (including proceeds and products thereof).
“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the following to the extent deducted in computing such Consolidated Net Income:
(1)    Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); plus
(2)    the Consolidated Interest Expense of such Person and the Restricted Subsidiaries for such period; plus
(3)    the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other Consolidated Non-cash Charges, including straight line rent expense and pension expense, to the extent non-cash; plus
(4)    Preopening Costs associated with new restaurant store openings, not to exceed $300,000 in the aggregate per restaurant; plus
(5)    non-capitalized expenses relating to restaurant remodels, not to exceed $1,500,000 in the aggregate in any four-quarter period; minus
(6)    non-cash items increasing such Consolidated Net Income, other than (a) the accrual of revenue or recording of receivables in the ordinary course of business and (b) reversals of prior accruals or reserves for cash items previously excluded in computing depreciation, amortization or Consolidated Non-cash Charges.
In addition to and without limitation of the foregoing, “Consolidated EBITDA” shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to the Burger King Acquisition, the Spin-Off, any Asset Sales or Asset Acquisitions, investments and discontinued operations (as determined in accordance with GAAP) and designations of any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if the Burger King Acquisition, the Spin-Off, such Asset Sale (including any associated repayment of Debt) or Asset Acquisition (including the incurrence or assumption of any associated Acquired Debt), investment, disposed operation or designation occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.
“Consolidated EBITDAR” means, with respect to the Issuer and its Restricted Subsidiaries for any period, the Consolidated EBITDA of such Person for such period plus Net Rent.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Fixed Charges” shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to the Burger King Acquisition, the Spin-Off, any Asset Sales or Asset Acquisitions, investments and discontinued operations (as determined in accordance with GAAP) and designations of any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction

Date, as if the Burger King Acquisition, the Spin-Off, such Asset Sale (including any associated repayment of Debt) or Asset Acquisition (including the incurrence or assumption of any associated Acquired Debt), investment, disposed operation or designation occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.
The Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if any such Debt being Incurred (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four-Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Debt repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period; provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the aggregate outstanding amount under the Revolving Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period; provided, further, that to the extent that and so long as outstanding amounts under the Revolving Credit Facility are cash collateralized pursuant to the terms thereof, such amounts shall be treated as not outstanding and shall be excluded from the calculation of Secured Debt and Consolidated EBITDAR for purposes of calculating the Consolidated Fixed Charge Coverage Ratio. Furthermore, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.
“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:
(i)    Consolidated Interest Expense; and
(ii)    the product of (a) all dividends and other distributions paid or accrued (other than dividends or other distributions paid or accruing in Qualified Capital Interests or Capital Interests in Fiesta Restaurant Group, Inc. distributed in connection with the Spin-Off) during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal.
“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes and state franchise taxes of such Person and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(i)    the interest expense of such Person and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:
(a)    any amortization of debt discount;
(b)    the net cost under non-speculative Hedging Obligations (including any amortization of discounts);
(c)    the interest portion of any deferred payment obligation;
(d)    all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar activities; and
(e)    all accrued interest; plus
(ii)    the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and the Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; plus
(iii)    the interest expense on any Debt guaranteed by such Person and the Restricted Subsidiaries; plus
(iv)    all capitalized interest of such Person and the Restricted Subsidiaries for such period;
provided, however, that Consolidated Interest Expense will exclude the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses.
“Consolidated Lease Adjusted Secured Leverage Ratio” means, with respect to any Person, the ratio of (1) the aggregate amount of Secured Debt of such Person and its Restricted Subsidiaries as of the Transaction Date (determined on a consolidated basis in accordance with GAAP) plus 8.0x Net Rent for the Four-Quarter Period to (2) Consolidated EBITDAR for the Four-Quarter Period.

In addition to and without limitation of the foregoing, for purposes of this definition, “Secured Debt” and “Net Rent” shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to the Burger King Acquisition, the Spin-Off, any Asset Sales or Asset Acquisitions, investments and discontinued operations (as determined in accordance with GAAP) and designations of any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if the Burger King Acquisition, the Spin-Off, such Asset Sale (including any associated repayment of Debt) or Asset Acquisition (including the incurrence or assumption of any associated Acquired Debt), investment, disposed operation or designation occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.
The Consolidated Lease Adjusted Secured Leverage Ratio shall be calculated on a pro forma basis as if any such Debt being Incurred (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four-Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Debt repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period; provided that for purposes of calculating the Consolidated Lease Adjusted Secured Leverage Ratio, the aggregate outstanding amount under the Revolving Credit Agreement shall be based on the average daily outstanding principal balance under such facility during the applicable Four-Quarter Period; provided, further, that to the extent that and so long as outstanding amounts under the Revolving Credit Facility are cash collateralized pursuant to the terms thereof, such amounts shall be treated as not outstanding and shall be excluded from the calculation of Secured Debt and Consolidated EBITDAR for purposes of calculating the Consolidated Lease Adjusted Secured Leverage Ratio. Furthermore, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:
(i)    all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;
(ii)    the portion of net income of such Person and the Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not or could not have been actually been received by such Person or one of the Restricted Subsidiaries;
(iii)    gains or losses in respect of any Asset Sales after the Issue Date by such Person or one of the Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;
(iv)    solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;
(v)    any fees and expenses, including deferred finance costs, paid in connection with the issuance of the Notes, documentation and establishment of the Revolving Credit Agreement and consummation of the Transactions and the Spin-Off;
(vi)    non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary; and
(vii)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles.
“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate non-cash charges and expenses of such Person and the Restricted Subsidiaries reducing Consolidated Net Income of such Person and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding depreciation and amortization and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period and including any non-cash charges relating to abandonment of assets or reserves related thereto).
In addition to and without limitation of the foregoing, for purposes of this definition, “Secured Debt” and “Consolidated EBITDAR” shall be calculated on a pro forma basis as if any such Secured Debt being Incurred (including any other Debt being Incurred contemporaneously), and any other Secured Debt Incurred since the beginning of the Four-Quarter Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Debt repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.
“Credit Facility” means one or more debt facilities, including the Revolving Credit Agreement or other financing arrangements (including without limitation commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as, as amended, extended, renewed, restated, supplemented, replaced (whether or not upon termination and whether with the original lenders, institutional investors or otherwise), refinanced (including through the issuance of debt securities), restructured or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other agent, lender or group of lenders (or institutional investors).
“Debt ” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following, if and to the extent the following items (other than clauses (iii), (vi), (vii), and (viii) below) would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property which is due and payable in accordance with the agreement governing such purchase and which is not paid on the date due and payable (excluding any trade payables, trade accounts payable or other current liabilities incurred in the ordinary course of business, accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent); (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person for the reimbursement of any obligor on any letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers' acceptances or similar facilities (other than obligations with respect to letters of credit, banker's acceptances or similar facilities securing obligations (other than obligations described under (i) and (ii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit and banker's acceptances or similar facilities are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit, banker's acceptance or similar facility; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person which is due and payable in accordance with the agreement governing such purchase and which is not paid on the date due and payable (excluding trade accounts payable arising in the ordinary course of business, deemed expenses and excluding any obligations to pay a contingent purchase price as long as such obligation remains contingent, subject to the penultimate paragraph of this definition); (v) all Capital Lease Obligations of such Person (but excluding obligations under operating leases); (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination (but excluding any accrued dividends); (vii) net Obligations under any Hedging Obligations of such Person at the time of determination; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (viii) (A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.
Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business (including, without limitation, the Burger King Acquisition), the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected as a liability on the face of a balance sheet prepared in accordance with GAAP.
The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Discharge of First Lien Obligations” means, subject to any reinstatement of First Lien Obligations in accordance with the Intercreditor Agreement, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First Lien Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premiums, if any, of all First Lien Obligations under the First Lien Documents and termination of all commitments of the holders of the First Lien Obligations to lend or otherwise extend credit under the First Lien Documents, (b) payment in full in cash of all other First Lien Obligations (including letter of credit reimbursement obligations) due or otherwise owing at or prior to the time such principal, interest, and premiums are paid, (c) termination or cash collateralization (in an amount and manner, and on terms, reasonably satisfactory to the First Lien Agent) of all letters of credit issued or arranged under the First Lien Credit Documents and (d) termination, repayment or cash collateralization of all Bank Products in an amount, and on terms, reasonably satisfactory to the First Lien Agent (other than with respect to any Bank Products that, at such time, are allowed by the applicable Bank Lender or its Affiliates to remain outstanding without being required to be repaid or cash collateralized.)
“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of such bank or trust company is rated at least “A-2” by Moody's or at least “A” by Standard & Poor's.
“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor's or A-2 from Moody's (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Issuer; provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor's or Moody's at the time of their acquisition and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers' acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi) above; and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Issuer.
“Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act of the Issuer, or any direct or indirect parent company of the Issuer but only to the extent contributed to the Issuer or any successor to the Issuer in the form of Qualified Capital Interests, other than any public offerings registered on Form S-8, or (ii) a private equity offering of Qualified Capital Interests of the Issuer, or any direct or indirect parent company of the Issuer but only to the extent contributed to the Issuer or any successor to the Issuer in the form of Qualified Capital Interests.
“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:
(i)    any loss, destruction or damage of such property or asset;
(ii)    any institution of any proceeding for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;
(iii)    any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset;
(iv)    any settlement in lieu of clauses (ii) or (iii) above; or
(v)    any loss as a result of a title event or claim against the title insurance company insuring such property.
“Excess First Lien Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the First Lien Documents and the undrawn amount of outstanding letters of credit that is in excess of the Maximum First Lien Principal Debt, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the loans and letters of credit described in clause (a) of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof, as determined in good faith by the Issuer, or, in the event of an exchange of assets with a Fair Market Value in excess of $2.5 million, determined in good faith by the Board of Directors of the Issuer.
“First Lien Credit Documents” means the Revolving Credit Agreement, each other Credit Facility (to the extent that such Credit Facility provides for or evidences First Lien Obligations), the other Loan Documents (as defined in the Revolving Credit Agreement or any such other Credit Facility), and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations but excluding documents governing secured hedging and cash management obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time.
“First Lien DIP Amount” means, after the commencement of an Insolvency or Liquidation Proceeding by any Grantor, $10,000,000.
“First Lien Documents” means the First Lien Credit Documents and any and all other documents governing the First Lien Obligations (including documents related to Bank Products).
“First Lien Obligations” means (i) all Obligations, and all letters of credit and bankers' acceptances issued or arranged (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder), under the Revolving Credit Agreement or under any other document relating to the Revolving Credit Agreement, (ii) all Obligations under (and as defined in) any other Credit Facility and under any other document relating to such Credit Facility (to the extent that the obligations under such Credit Facility are designated by the Issuer as “First Lien Obligations” for purposes of the Indenture), (iii) all Bank Products and (iv) including, after an Insolvency or Liquidation Proceeding, Obligations with respect to the First Lien DIP Amount; provided that Excess First Lien Obligations shall not constitute First Lien Obligations for purposes of the Indenture or First Lien Priority Indebtedness for purposes of the Intercreditor Agreement. “First Lien Obligations” shall in any event include: (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys' or financial consultants' fees and expenses) incurred by the First Lien Agent and the holders of the First Lien Obligations on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of the Issuer and each Guarantor under each First Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.
“First Priority Liens” means all Liens that secure the First Lien Obligations.
“Foreign Subsidiary” means any Subsidiary of the Issuer organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.
“Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Franchise Agreements” means all of the franchise agreements to which the Issuer or any of its Restricted Subsidiaries is a party as a franchisee, whether entered into on, prior to or following the Issue Date, as the same may be from time to time be amended, modified, supplemented or restated.
“GAAP ” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.
“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Hedging Obligation” means, with respect to any Person, the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) agreements or arrangements to manage fluctuations in currency exchange rates or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.
“Holder” means a Person in whose name a Note is registered in the security register.
“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Issuer shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Issuer. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by any of the Issuer or Restricted Subsidiaries of Debt Incurred by the Issuer or any Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:
(1)    accrual of interest, amortization or accretion of debt discount or accretion of principal;
(2)    the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms or the accretion or accumulation of dividends on any Capital Interests;
(3)    the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and
(4)    unrealized losses or charges in respect of Hedging Obligations.
“Initial Purchasers” means Wells Fargo Securities, LLC, Jefferies & Company, Inc., Rabo Securities USA, Inc. and Raymond James & Associates, Inc.
“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the issuer or any of the Guarantors, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Issuer or any of the Guarantors or with respect to a material portion of its respective assets, (c) any liquidation, dissolution (other than as permitted by the Revolving Credit Agreement and related documents and the Indenture and Security Documents), reorganization or winding-up of the Issuer or any of the Guarantors, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer or any of the Guarantors.
“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the First Lien Agent and the Collateral Agent as it may be amended from time to time in accordance with the Indenture.
“Investment ” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (ii) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property, assets and services from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the normal course of business. Except as otherwise specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to a Designation as described under “Certain Covenants - Limitations on Designation of Unrestricted Subsidiaries” shall be the Designation Amount determined in accordance with such covenant. If the Issuer or any of its Subsidiaries sells or otherwise disposes of any Capital Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Capital Interests of any all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined in good faith by the Board of Directors of the Issuer. For the avoidance of doubt, any payments (i) pursuant to any Guarantee previously incurred in compliance with the Indenture or (ii) pursuant to the Transition Services Agreement, in each case shall not be deemed to be Investments by any of the Issuer or Restricted Subsidiaries.
“Issue Date ” means the date on which the Outstanding Notes were originally issued under the Indenture.
“Lien ” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Maximum First Lien Principal Debt” means Debt, including letters of credit, under the First Lien Credit Documents (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) in an aggregate principal amount not to exceed the amount of Debt permitted under clause (i) of the definition of “Permitted Debt” (as set forth in the Indenture as in effect on the Issue Date) plus, after and Insolvency or Liquidation Proceeding, the First Lien DIP Amount. For the avoidance of doubt, for the purposes of this definition only, Bank Products shall not be considered Debt under the First Lien Credit Documents.
“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale; (iii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Issuer or Restricted Subsidiaries) in connection with such Asset Sale (other than in the case of Collateral, any Lien which does not rank prior to the Liens in the Collateral granted to the Collateral Agent pursuant to the Indenture and the Security Documents); and (iv) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.
“Net Rent” means, for the Issuer and the Restricted Subsidiaries for any period, the aggregate rent expense (excluding common area maintenance charges and taxes) for the Issuer and the Restricted Subsidiaries for such period other than (1) rent expense under vehicle, machinery, airplane and other equipment leases, (2) Capitalized Lease Obligations and (3) synthetic lease obligations, minus rental income received from franchisees and third parties during such period including without limitation, pursuant to (i) leases of owned Real Property to franchisees and/or third parties, (ii) subleases to such franchisees or third parties, as the case may be, and (iii) leases that have been assigned to such franchisees or third parties, as the case may be, in which the Issuer and the Restricted Subsidiaries, as applicable, remains liable for the payment of rent under such lease to the extent that rent payments are actually made, all as determined on a consolidated basis in accordance with GAAP.
“Non-Recourse Debt” means Debt:
(1)    as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and
(2)    no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Debt (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.
“Obligations ” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, expenses, costs, indemnification, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, expenses, costs, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.
“Offer ” has the meaning set forth in the definition of “Offer to Purchase.”
“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuer by first-class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the

Expiration Date. The Issuer shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer's request and provision of such notice information, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:
(1)    the section of the Indenture pursuant to which the Offer to Purchase is being made;
(2)    the Expiration Date and the Purchase Date;
(3)    the aggregate principal amount of the Notes then outstanding offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);
(4)    the purchase price to be paid by the Issuer for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to the Indenture);
(5)    that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount;
(6)    the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;
(7)    that, unless the Issuer defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue interest at the same rate;
(8)    that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;
(9)    that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);
(10)    that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;
(11)    that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (including with respect to Permitted Additional Pari Passu Obligations required to be purchased in connection therewith, and with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); and
(12)    if applicable, that, in the case of any Holder whose Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.
“Officers' Certificate” means a certificate signed by two officers of the Issuer or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer or such Guarantor, as applicable.
“Permitted Additional Pari Passu Obligations” means obligations under any Additional Notes or other Debt secured by liens pari passu with the Notes on the Collateral in compliance with clause (b)(ii) under the definition of “Permitted Liens”; provided that (i) the representative of such Permitted Additional Pari Passu Obligations executes a joinder agreement to the Security Agreement and the Intercreditor Agreement, in each case in the form attached thereto agreeing to be bound thereby and (ii) the Issuer has designated such Debt as “Permitted Additional Pari Passu Obligations” under the Security Agreement and the Intercreditor Agreement, if applicable.
“Permitted Business” means any business similar in nature to any business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Issuer.

“Permitted Collateral Liens” means:
(i)    Liens securing the Notes outstanding on the Issue Date, Refinancing Debt with respect to such Notes, the Guarantees relating thereto and any Obligations with respect to such Notes, Refinancing Debt and Guarantees;
(ii)    Liens securing First Lien Obligations and Permitted Additional Pari Passu Obligations permitted to be incurred pursuant to the indenture and Refinancing Debt with respect to such First Lien Obligations and Permitted Additional Pari Passu Obligations; provided that any such Liens on the Collateral granted by the Issuer or any Restricted Subsidiary pursuant to this clause (ii) are subject to the Intercreditor Agreement;
(iii)    Liens existing on the Issue Date (other than Liens specified in clause (i) above) and any extension, renewal, refinancing or replacement thereof so long as such extension, renewal, refinancing or replacement does not extend to any other property or asset and does not increase the outstanding principal amount thereof (except by the amount of any premium or fee paid or payable or original issue discount in connection with such extension, renewal, replacement or refinancing plus fees and expenses); and
(iv)    Liens described in clauses (b), (c), (d), (e), (f), (g), (i), (j), (k), (l), (m), (n), (o), (p), (r), (s) and (t) of the definition of “Permitted Liens.”
“Permitted Holders” means each of: (i) Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC and their Affiliates and any investment fund controlled by or under common control with Jefferies Capital Partners, (ii) each Carrols Officer; any spouse or lineal descendant of a Carrols Officer; any trust or estate the sole beneficiary or beneficiaries of which is a Carrols Officer, any spouse or lineal descendants of a Carrols Officer; or any entity owned or controlled by any of the foregoing and (iii) any group (as defined in the rules promulgated under Section 13(d) of the Exchange Act) which is controlled by any of the persons referred to in the immediately preceding clauses (i) and (ii).
“Permitted Investments” means:
(a)    Investments in existence on the Issue Date;
(b)    Investments required pursuant to any agreement or obligation of the Issuer or Restricted Subsidiaries, in effect on the Issue Date, to make such Investments;
(c)    Eligible Cash Equivalents;
(d)    Investments in property and other assets owned or used by the Issuer or Restricted Subsidiaries in the operation of a Permitted Business;
(e)    Investments by the Issuer or Restricted Subsidiaries in the Issuer or Restricted Subsidiaries and guarantees by the Issuer or Restricted Subsidiaries of Debt of the Issuer or a Restricted Subsidiary of Debt otherwise permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Debt” or of other obligations of the Issuer or a Restricted Subsidiary otherwise permitted hereunder;
(f)    Investments by the Issuer or Restricted Subsidiaries in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, the Issuer or a Restricted Subsidiary;
(g)    Hedging Obligations entered into to manage interest rates, commodity prices and currency exchange rates (and not for speculative purposes) and other Bank Products;
(h)    Investments received in settlement of obligations owed to the Issuer or Restricted Subsidiaries, as a result of bankruptcy or insolvency proceedings, upon the foreclosure or enforcement of any Lien in favor of the Issuer or Restricted Subsidiaries, or in settlement of litigation, arbitration or other disputes;
(i)    Investments by the Issuer or Restricted Subsidiaries not otherwise permitted under this definition, in an aggregate amount not to exceed $10.0 million at any one time outstanding;
(j)    (A) loans and advances (including for travel and relocation) to employees in an amount not to exceed $2.5 million in the aggregate at any one time outstanding, (B) loans or advances against, and repurchases of Capital Interests and options of the Issuer and the Restricted Subsidiaries held by management and employees in connection with any stock option, deferred compensation or similar benefit plans approved by the Board of Directors (or similar governing body) and otherwise issued in accordance with the terms of the Indenture and (C) loans or advances to management and employees to pay taxes in respect of Capital Interests issued under stock option, deferred compensation or similar benefit plans in an amount not to exceed $2.5 million in the aggregate at any one time outstanding; and
(k)    any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales” or any other disposition of Property not constituting an Asset Sale.

“Permitted Liens” means:
(a)    Liens existing on the Issue Date;
(b)    Liens that secure Obligations:
(i)    in respect of any First Lien Obligations not to exceed the amount permitted to be incurred pursuant to clause (i) of the definition of “Permitted Debt”; provided that in the event the Issuer obtains any revolving credit commitments under any Credit Facility, all Liens securing such commitments shall, for purposes of this clause (b)(i), be deemed to be incurred pursuant to this clause (b)(i) at the time of obtaining such commitments regardless of when any borrowings, repayments or reborrowings under such commitments are made; provided, further, that Liens on the Collateral under this clause (b)(i) are subject to the provisions of the Intercreditor Agreement;
(ii)    in respect of any Permitted Additional Pari Passu Obligations in an amount such that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Lease Adjusted Secured Leverage Ratio would be no greater than 5.50 to 1.00; provided, further, that Liens under this clause (b)(ii) are subject to the provisions of the Intercreditor Agreement; and
(iii)    incurred pursuant to clause (vii) or clause (viii) of the definition of “Permitted Debt”;
(c)    any Lien for taxes or assessments or other governmental charges or levies not yet delinquent more than 30 days (or which, if so due and payable, are being contested in good faith and for which adequate reserves are being maintained to the extent required by GAAP);
(d)    any carrier's, warehousemen's, materialmen's, mechanic's, landlord's or other similar Liens arising by law for sums not then due and payable more than 30 days after giving effect to any applicable grace period (or which, if so due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);
(e)    minor survey exceptions, minor imperfections of title, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(f)    pledges or deposits (i) in connection with workers' compensation, unemployment insurance and other types of social security, or to secure other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, appeal bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, banker's acceptances, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens are in excess of $5.0 million in the aggregate and shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;
(g)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or Restricted Subsidiaries or becomes a Restricted Subsidiary or on property acquired by the Issuer or Restricted Subsidiaries (and in each case not created or Incurred in anticipation of such transaction), including Liens securing Acquired Debt permitted under the Indenture; provided that such Liens are not extended to the property and assets of the Issuer or Restricted Subsidiaries other than the property or assets acquired;
(h)    Liens securing Debt of a Guarantor owed to and held by the Issuer or Guarantors;
(i)    other Liens (not securing Debt) incidental to the conduct of the business of the Issuer or Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of the Issuer or the Restricted Subsidiaries;
(j)    Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) and (g); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the outstanding principal amount of the refinanced Debt plus any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing or refunding;
(k)    Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l)    Liens to secure Capital Lease Obligations or Purchase Money Debt permitted to be Incurred pursuant to clause (viii) of the definition of “Permitted Debt” covering only the assets financed by or acquired with such Debt;
(m)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligation in respect of banker's acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(n)    Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to other property owned by such Person or any of the Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(o)    Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of the Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;
(p)    Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “Events of Default and Remedies” so long any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(q)    Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes and the Guarantees and the other Permitted Additional Pari Passu Obligations;
(r)    Liens securing Hedging Obligations that are otherwise permitted under the Indenture; provided that such Liens are subject to the provisions of the Intercreditor Agreement;
(s)    leases, subleases (including, without limitation, subleases of Pollo Tropical restaurants by the Issuer to Pollo Operations, Inc.), licenses or sublicenses granted to others in the ordinary course of business or pursuant to a disposition otherwise permitted hereunder which do not materially interfere with the ordinary conduct of the business of the Issuer or any Restricted Subsidiaries and do not secure any Debt;
(t)    Liens securing Debtor other obligations, as measured by principal amount, which, when taken together with the principal amount of all other Debt secured by Liens (excluding Liens permitted by clauses (a) through (s) above) at the time of determination, does not exceed $10.0 million in the aggregate at any one time outstanding; and
(u)    any extensions, substitutions, replacements or renewals of the foregoing.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Preopening Costs” means “start-up costs” (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the acquisition, opening and organizing of new restaurants, including, without limitation, the cost of feasibility studies, staff training and recruiting and travel costs for employees engaged in such start-up activities.
“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Interests in any other Person.
“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Money Debt” means Debt
(i)    Incurred to finance the purchase, lease or construction (including additions, repairs and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and
(ii)    that is secured by a Lien on such assets where the lender's sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof); and
in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.
“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”
“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means an underwritten primary public equity offering of Qualified Capital Interests of Issuer (or any direct or indirect parent company of the Issuer but only to the extent contributed to the Issuer or any successor thereto in the form of Qualified Capital Interests) pursuant to an effective registration statement under the Securities Act, other than a registered offering on Form S-8.
“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require any of the Issuer or Restricted Subsidiaries to repurchase such equity security upon the occurrence of a Change of Control, Qualified Equity Offering or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Issuer or Restricted Subsidiary may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “- Certain Covenants - Limitation on Restricted Payments.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Issuer and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.
“Refinancing Debt” means Debt that refunds, refinances, defeases, renews, replaces or extends any Debt permitted to be incurred by any of the Issuer or Restricted Subsidiaries pursuant to the terms of the Indenture (including the Notes), whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:
(i)    the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced, defeased, renewed, replaced or extended, if such Debt was subordinated to the Notes,
(ii)    the Refinancing Debt has a Stated Maturity either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,
(iii)    the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, defeased, renewed, replaced or extended,
(iv)    such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, defeased, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting optional prepayment provisions on such Debt being refunded, refinanced, defeased, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and
(v)    such Refinancing Debt shall not include (x) Debt of a Restricted Subsidiary that is not a Guarantor that refinances Debt of the Issuer or a Guarantor or (y) Debt of the Issuer or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated the Issue Date, by and among the Issuer, the Guarantors and the Initial Purchasers.
“Restricted Payment” is defined to mean any of the following:
(a)    any dividend or other distribution declared and paid on the Capital Interests in the Issuer or on the Capital Interests in any Restricted Subsidiary that are held by, or declared and paid to, any Person other than the Issuer or a Restricted Subsidiary; provided that the following shall not be “Restricted Payments”:
(i)    dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in the Issuer; and
(ii)    dividends or distributions payable to the Issuer or a Restricted Subsidiary or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;

(b)    any payment made by the Issuer or any of the Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Issuer or any of the Restricted Subsidiaries, including any issuance of Debt, in exchange for such Capital Interests or the conversion or exchange of such Capital Interests into or for Debt other than any such Capital Interests owned by the Issuer or any Restricted Subsidiary;
(c)    any payment made by the Issuer or any of the Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Issuer) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), (i) prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Issuer or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Issuer or any Restricted Subsidiary); except (x) payments of principal in anticipation of satisfying a sinking fund obligation, scheduled maturity or mandatory redemption date, in each case, within one year of the due date thereof and (y) any payments in respect of Debt to the extent the issuance of such Debt was a Restricted Payment and (ii) any Debt which would have constituted a Restricted Payment under clause (b) above;
(d)    any Investment by the Issuer or a Restricted Subsidiary in any Person, other than a Permitted Investment; and
(e)    any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary of the Issuer that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.
“Revolving Credit Agreement” means that certain revolving credit agreement, dated the Issue Date, by and among Wells Fargo Bank, National Association, as administrative agent, collateral agent, syndicating agent and a lender, the revolving credit lenders named therein, Carrols Restaurant Group, Inc., as the borrower, the domestic subsidiaries of the borrower from time to time party thereto as guarantors, Wells Fargo Securities, LLC, as sole lead arranger, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Issuer as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.
“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Issuer or a Restricted Subsidiary and is thereafter leased back by the Issuer or a Restricted Subsidiary.
“Second Lien Obligations” means the Debt Incurred and Obligations under the Indenture and any Permitted Additional Pari Passu Obligations.
“Second Priority Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Second Lien Obligations, including, without limitation, any Permitted Additional Pari Passu Obligations.
“Secured Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries secured by a Lien.
“Security Agreement” means the security agreement to be dated as of the Issue Date between the Collateral Agent, the Issuer and the Guarantors granting, among other things, a Lien on the Collateral subject to Permitted Collateral Liens and Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Security Documents” means the Security Agreement, the Mortgages with respect to the Real Property, the Intercreditor Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any other Permitted Additional Pari Passu Obligations, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.
“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.
“Spin-Off” means the spin-off of the Capital Interests of Fiesta Restaurant Group, Inc., the former wholly-owned subsidiary of the Issuer, to the shareholders of the Issuer on May 7, 2012 as generally described in Fiesta Restaurant Group Inc.'s Registration Statement on Form 10, as amended, File No. 001-35373, filed with the Commission.
“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable, including any date upon which a repurchase at the option of the holders of such Debt is required to be consummated.
“Subsidiary ” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Voting Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.
“Transactions ” means the issuance of the Outstanding Notes on the Issue Date, the entry into the Revolving Credit Agreement on the Issue Date, the Spin-Off (including the fees and expenses related thereto), the Burger King Acquisition (including the fees and expenses related thereto), the repayment of the existing Debt in connection with the refinancing, the payment of fees and expenses in connection with the refinancing and the transactions related thereto.
“Treasury Rate” means, as obtained by the Issuer, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2015; provided, however, that if the period from such redemption date to May 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“UCC ” means the Uniform Commercial Code as in effect from time to time in the State of New York or, as the context requires in determining whether or not an asset is Excluded Collateral, the law governing the interpretation of any such agreement; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent's security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary designated as such by the Board of Directors of the Issuer as set forth in “- Certain Covenants - Limitation on Creation of Unrestricted Subsidiaries”; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

BOOK ENTRY, DELIVERY AND FORM
The exchange notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the “Global Exchange Notes”). The Global Exchange Note initially will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.
Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Exchange Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Exchange Notes will not be entitled to receive physical delivery of notes in certificated form.
In addition, transfers of beneficial interests in the Global Exchange Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”), which may change from time to time.
Depository Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Exchange Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Exchange Notes; and

•
ownership of these interests in the Global Exchange Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Notes).

Investors in the Global Exchange Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Exchange Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants. All interests in a Global Exchange Note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Exchange Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Exchange Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Exchange Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Exchange Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustees nor any agent of ours or either trustee has or will have any responsibility or liability for:

•
any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or either trustee. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Exchange Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Exchange Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Exchange Notes for legended notes in certificated form and to distribute such notes to its Participants.
Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Exchange Notes for Certificated Notes
A Global Exchange Note is exchangeable for Certificated Notes if:

•
DTC (1) notifies us that it is unwilling or unable to continue as depositary for the Global Exchange Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•	there has occurred and is continuing an event of default with respect to the notes.
In addition, beneficial interests in a Global Exchange Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Exchange Note or beneficial interests in Global Exchange Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend set forth in the indenture, unless that legend is not required by applicable law.
Exchange of Certificated Notes for Global Exchange Notes
Certificated Notes may not be exchanged for beneficial interests in any Global Exchange Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.
Same Day Settlement and Payment
We will make payments in respect of the notes represented by the Global Exchange Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Exchange Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time-zone differences, credits of interests in the Global Exchange Notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such Global Exchange Notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the Global Exchange Notes by or through a Clearstream, Luxembourg participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Department regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.
The discussion generally applies only to beneficial owners that purchase notes in the initial offering at their issue price (the first price at which a substantial amount of the notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers such as banks and certain other financial institutions, insurance companies, tax exempt organizations, holders of notes that are pass-through entities or the investors in such pass-through entities, dealers in securities or foreign currency, regulated investment companies, real estate investment trusts, investors whose “functional currency” is not the U.S. Dollar, traders in securities that elect a mark-to-market method of accounting, investors liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, U.S. expatriates and persons holding notes as a hedge or as part of a straddle, constructive sale or conversion transaction. The discussion does not address any non-income tax considerations or any foreign, state or local tax consequences.
As used herein, a U.S. Holder means a beneficial owner of a note that is, for U.S. federal income tax purposes (a) a citizen or individual resident of the United States, (b) a corporation (or other entity properly classified as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (c) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of source, or (d) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and has a valid election in place to continue to be treated as a U.S. person. A Non-U.S. Holder is a beneficial owner of the notes (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
If an entity treated as a partnership for U.S. federal income tax purposes owns any notes, the tax treatment of a partner or other equity interest owner in such entity will generally depend upon the status of the person and the activities of the entity. Entities treated as partnerships for U.S. federal income tax purposes, and partners or equity interest owners in such entities, should consult their own tax advisors.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.
THIS DISCUSSION IS NOT INTENDED TO BE AND CANNOT BE USED FOR THE PURPOSE OF AVOIDING PENALTIES. THE DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE NOTES. PROSPECTIVE PURCHASERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
Contingent Interest, Optional Redemption and Change of Control Put
We may be required to pay additional interest on a note in certain circumstances described above, e.g., under the heading “The Exchange Offer,” and there exists the possibility of a redemption of the notes as described under “Description of the Notes” at a price greater than the principal amount of the notes. Because we believe that the likelihood that we will be obligated to make such additional payments on the notes is remote or certain other exceptions apply, we are taking the position (and this discussion assumes) that the rules governing contingent payment debt instruments do not apply to the notes. Our determination that the contingent payment debt instrument rules do not apply to the notes is binding on holders unless they disclose their contrary position to the Internal Revenue Service in the manner required by applicable Treasury Department regulations. However, our determination that the contingent payment debt instrument rules do not apply to the notes is not binding on the Internal Revenue Service. If the Internal Revenue Service were successfully to challenge our determination and the contingent payment debt instrument rules were to apply to the notes, holders would be required, among other things, to accrue ordinary interest in excess of the stated interest and, treat as interest income (rather than capital gain) any gain recognized on a sale, exchange or redemption of a note. Holders should consult their own tax advisors regarding the application of the contingent payment debt instrument rules and consequences thereof.

U.S. Holders
Payments of Stated Interest
The notes were not issued with "original issue discount" for U.S. federal income tax purposes. Stated interest on a note will be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder's regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange or Redemption of the Notes
Upon the sale, exchange, redemption or other taxable disposition of the notes, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which will be treated as described above under “—U.S. Holders—Payments of Interest”), and such holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in the notes generally will equal the cost of the notes for such holder.
Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder held the note for a period of more than one year. The deductibility of capital losses is subject to limitation.
Exchange Offer
The exchange of an outstanding note for an exchange note pursuant to the exchange offer will not result in a taxable exchange to a U.S. Holder. As a result, a U.S. Holder will not recognize taxable gain or loss upon receipt of an exchange note, and a U.S. Holder generally will continue to be taxed in the manner described herein. A U.S. Holder's holding period for the exchange notes so received and a U.S. Holder's adjusted tax basis in an exchange note immediately after the exchange will be the same as the U.S. Holder's holding period and adjusted tax basis in the outstanding note so exchanged immediately before the exchange.
Backup Withholding and Information Reporting
A U.S. Holder will be subject to U.S. federal backup withholding (currently at a rate of 28% and scheduled to increase to 31% in 2013) on payments of stated interest and the proceeds of a sale or other disposition (including a redemption) of the notes if such holder fails to provide its correct taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service in a timely manner. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.
In addition, information reporting generally will apply to these payments to a U.S. Holder unless such holder is an exempt recipient.
Medicare Tax
Recent legislation effective after December 31, 2012 will impose on certain U.S. Holders who are individuals, estates or trusts a new 3.8% Medicare contribution tax on, among other things, interest on and capital gains from the sale or other disposition of notes. Please consult your tax advisor regarding this tax.
Non-U.S. Holders
Payments of Interest
Subject to the discussion of backup withholding below, payments of interest on the notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax so long as that interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States or in the case of an income tax treaty resident, is not attributable to a U.S. permanent establishment (or, in the case of an individual, fixed base) maintained by the Non-U.S. Holder in the U.S. and:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of our stock;

•	the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•	the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business.
In addition, for the exemption from U.S. federal withholding tax to apply, a Non-U.S. Holder must provide us (or our paying agent, if any) with a properly completed and executed Internal Revenue Service Form W-8 BEN, or other applicable form, as provided for in the Treasury Department regulations, certifying that it is not a U.S. person. If the Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent. Such holder's agent will then be required to provide certification to us (or our paying agent, if any).
A Non-U.S. Holder may also be entitled to the benefits of an income tax treaty under which interest on the notes is exempt from or subject to a reduced rate of U.S. federal withholding tax, provided a properly completed and executed Form W-8 BEN claiming the exemption from or reduction in withholding is furnished to us (or our paying agent, if any) and any other applicable procedures are complied with.
If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless such holder provides us (or our paying agent) with a properly completed and executed Internal Revenue Service Form W-8ECI stating that the interest is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case such interest will be subject to tax as discussed below).
Sale, Exchange or Redemption of the Notes
Generally, any gain realized on the sale, exchange, redemption or other taxable disposition of a note (other than amounts properly attributable to accrued and unpaid interest, which will be treated as described above under “— Non-U.S. Holders— Payments of Interest”) will be exempt from U.S. federal income and withholding tax, provided that:

•
the gain is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if an applicable income tax treaty so provides, is not attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States); and

•
if the Non-U.S. Holder is an individual, such Non-U.S. Holder is not present in the U.S. for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

Effectively Connected Income
If interest, gain or other income recognized on a note is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S. (or, if an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States) then such interest, gain or other income will be exempt from U.S. federal withholding tax previously discussed if the Non-U.S. Holder provides us (or our paying agent, if any) with a properly completed and executed Form W-8 ECI, but such interest, gain or other income generally will be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates. In addition to regular U.S. federal income tax, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such holder qualifies for a lower rate under an applicable income tax treaty.
Exchange Offer
As discussed above with respect to U.S. Holders, the exchange of a note for an exchange note under circumstances described under the heading “Exchange Offer; Registration Rights” will not result in a taxable exchange to a Non-U.S. Holder.
Backup Withholding and Information Reporting
A Non-U.S. Holder may be subject to annual information reporting and U.S. federal backup withholding (currently at a rate of 28% and scheduled to increase to 31% in 2013) on payments of interest and proceeds of a sale or other disposition of the notes unless such Non-U.S. Holder provides the certification described above under either “—Non-U.S. Holders—Payments of Interest” or “—Non-U.S. Holders—Effectively Connected Income” or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability (if any), provided the required information is furnished to the Internal Revenue Service in a timely manner. In any event, we generally will be required to file information returns with the Internal Revenue Service reporting our payments on the notes. Copies of the information returns may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.
New Legislation
Recently enacted legislation and related guidance regarding foreign account tax compliance imposes a withholding tax of 30% on interest paid after December 31, 2013 and on gross proceeds from the disposition of certain debt instruments paid after December 31, 2014, in each case to certain foreign financial institutions or non-financial foreign entities (including, in some cases, when such foreign institutions or entities are acting as intermediaries), unless various information reporting and certain other requirements are satisfied. However, under proposed Treasury regulations not yet finalized, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of January 1, 2013. Investors should consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the notes.

PLAN OF DISTRIBUTION
Any broker-dealer who holds outstanding notes that were acquired for its own account as a result of market-making activities or other trading activities (other than outstanding notes acquired directly from us), may exchange such outstanding notes pursuant to this exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes received by such broker-dealer in this exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. We have agreed that, for a period of 180 days after the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC or such shorter period as will terminate when broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2012, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.
We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the date on which the registration statement of which this prospectus forms a part is declared effective by the SEC or such shorter period as will terminate when broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, we will provide sufficient copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer promptly upon request. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders) other than underwriting discounts and commissions and transfer taxes, if any, and will indemnify the holders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
The validity of the exchange notes will be passed upon for us by Akerman Senterfitt LLP, New York, New York.

EXPERTS
The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference and the effectiveness of Carrols Restaurant Group, Inc. and subsidiary's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated March 7, 2012 (November 8, 2012 as to Notes 1 and 2), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adjustment to the consolidated financial statements to reflect Fiesta Restaurant Group, Inc. as a discontinued operation for all periods presented and an explanatory paragraph to retrospectively adjust the consolidated financial statements for the adoption of Accounting Standards Update 2011-05, Presentation of Comprehensive Income appearing in Carrols Restaurant Group's Current Report on Form 8-K dated November 8, 2012 which is incorporated by reference in this registration statement. Such consolidated financial statements and consolidated financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Carrols Restaurant Group, Inc.

Offer to Exchange
up to $150,000,000 aggregate principal amount of 11.25% Senior Secured Second Lien Notes due 2018, which have been registered under the Securities Act of 1933, for any and all of its outstanding 11.25% Senior Secured Second Lien Notes due 2018

PROSPECTUS
, 2012

 We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date of this prospectus.
Until                     , 2012, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Registrants against liability, including liability under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
The registrants have directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the registrants in connection with the performance of their respective duties.
Delaware Corporations
Under Section 145 of the General Corporation Law of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party (other than an action by or in the right of the corporation), by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Each of the Certificates of Incorporation of Carrols Restaurant Group, Inc. and Carrols Corporation allows for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificates of Incorporation of Carrols Restaurant Group, Inc. and Carrols Corporation, contain such a provision.
Delaware Limited Liability Companies
Section 18-303(a) of the Delaware Limited Liability Company Act, or DLLCA, provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement of Carrols LLC provides that except as expressly provided in the DLLCA, the Member shall have no personal liability for the losses, debts, claims, expenses or encumbrances or of against Carrols LLC or its property and Carrols LLC shall indemnify the member, and shall advance expenses to the member, to the fullest extent provided by the DLLCA.
Item 21. Exhibits and Financial Statement Schedules
(a) Exhibits. The following documents are filed as exhibits hereto unless otherwise indicated:

Exhibits
2.1
Asset Purchase Agreement, dated as of March 26, 2012, among Carrols Restaurant Group, Inc., Carrols LLC and Burger King Corporation (incorporated by reference to Exhibit 2.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

3.1
Form of Restated Certificate of Incorporation of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

3.2
Form of Amended and Restated Bylaws of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.2 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524)

3.3
Amendment to Carrols Restaurant Group, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on January 6, 2012)

3.4
Carrols Restaurant Group, Inc. Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

3.5	Restated Certificate of Incorporation of Carrols Corporation (incorporated by reference to Exhibit 3.(3)(a) to Carrols Corporation's 1987 Annual Report on Form 10-K)
3.6	Restated By-laws of Carrols Corporation (incorporated by reference to Exhibit 3.(3)(b) to Carrols Corporation's 1986 Annual Report on Form 10-K)
3.7	Amendment to Restated Bylaws of Carrols Corporation *
3.8	Certificate of Formation of Carrols LLC *
3.9	Certificate of Amendment to Certificate of Formation of Carrols LLC *
3.10	Operating Agreement of Carrols LLC *
3.11	First Amendment to Operating Agreement of Carrols LLC *
3.12	Second Amendment to Operating Agreement of Carrols LLC *
4.1
Form of Registration Agreement by and among Carrols Restaurant Group, Inc., Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.24 to Carrols Corporation's 1996 Annual Report on Form 10-K)

4.2
Registration Rights Agreement, relating to the 9% Senior Subordinated Notes, dated as of December 15, 2004 by and among Carrols Corporation, the Guarantors named therein, J.P. Morgan Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc., Wachovia Capital Markets, LLC and SunTrust Capital Markets, Inc. (incorporated by reference to Exhibit 10.1 to Carrols Corporation's Form 8-K filed on December 21, 2004)

4.3	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s Quarterly Report on Form 10-Q filed on May 10, 2012)
4.4
Indenture governing the 9% Senior Subordinated Notes due 2013, dated as of December 15, 2004, between Carrols Corporation, the Guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.2 to Carrols Corporation's Form 8-K filed on December 21, 2004)

4.5
Form of First Supplement to Indenture by and between Carrols Corporation and The Bank of New York (incorporated by reference to Exhibit 4.8 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

4.6
Second Supplement to Indenture dated as of May 29, 2008 by and among Carrols Corporation, Carrols LLC and The Bank of New York (incorporated by reference to Exhibit 10.1 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 6, 2008)

4.7
Third Supplement to Indenture dated as of May 4, 2011 by and among Carrols Corporation, Fiesta Restaurant Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York) (incorporated by reference to Exhibit 10.1 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on May 12, 2011)

4.8
Fourth Supplement to Indenture, dated as of August 5, 2011 by and among Carrols Corporation and The Bank of New York Mellon (incorporated by reference to Exhibit 4.4 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 12, 2011)

4.9
Indenture governing the 8.875% Senior Secured Second Lien Notes due 2016, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

4.10	Form of 8.875% Senior Secured Second Lien Note due 2016 (incorporated by reference to Exhibit 4.9)
4.11
Registration Rights Agreement, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.3 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

4.12
Form of Registration Rights Agreement between Carrols Restaurant Group Inc. and Burger King Corporation (incorporated by reference to Exhibit 4.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

4.13
Indenture governing the 11.25% Senior Secured Second Lien Notes due 2018, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

4.14	Form of 11.25% Senior Secured Second Lien Note due 2018 (incorporated by reference to Exhibit 4.13)
4.15
Registration Rights Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.3 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

5.1	Opinion of Akerman Senterfitt LLP *

10.1	Carrols Corporation Retirement Savings Plan dated April 1, 1999 (incorporated by reference to Exhibit 10.29 to Carrols Corporation's 1999 Annual Report on Form 10-K) †
10.2	Carrols Restaurant Group, Inc. 2001 Taco Cabana Long-Term Incentive Plan (incorporated by reference to Exhibit 10.21 to Carrols Corporation's December 31, 2003 Annual Report or 10-K) †
10.3	Carrols Corporation Retirement Savings plan July 1, 2002 Restatement (incorporated by reference to Exhibit 10.29 to Carrols Corporation's September 29, 2002 Quarterly Report on Form 10-Q) †
10.4
Addendum incorporating EGTRRA Compliance Amendment to Carrols Corporation Retirement Savings Plan dated September 12, 2002 (incorporated by reference to Exhibit 10.30 to Carrols Corporation's September 29, 2002 Quarterly Report on Form 10-Q) †

10.5
First Amendment, dated as of January 1, 2004, to Carrols Corporation Retirement Savings Plan (incorporated by reference to Exhibit 10.35 to Carrols Corporation's December 31, 2003 Annual Report on Form 10-K) †

10.6
Carrols Restaurant Group, Inc. First Amended and Restated 1998 Pollo Tropical Long-Term Incentive Plan (incorporated by reference to Exhibit 10.37 to Carrols Corporation's December 31, 2003 Annual Report on Form 10-K) †

10.7	Amendment to Carrols Restaurant Group, Inc. 1998 Pollo Tropical Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Carrols Corporation's Form 8-K filed on November 1, 2004) †
10.8	Amendment to Carrols Restaurant Group, Inc. 2001 Taco Cabana Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to Carrols Corporation's Form 8-K filed on November 1, 2004) †
10.9	Form of Stock Award Agreement of Carrols Restaurant Group, Inc. dated as of May 3, 2005 (incorporated by reference to exhibit 10.38 to Carrols Corporation's 2004 Annual Report on Form 10-K) †
10.10
Form of Exchange Agreement dated as of May 3, 2005 by and between Carrols Restaurant Group, Inc. and Vituli Family Trust (incorporated by reference to exhibit 10.39 to Carrols Corporation's 2004 Annual Report on Form 10-K) †

10.11
Form of Stock Award Agreement dated as of May 3, 2005 by and between Carrols Restaurant Group, Inc. and Daniel T. Accordino (incorporated by reference to exhibit 10.40 to Carrols Corporation's 2004 Annual Report on Form 10-K) †

10.12	2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.27 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524)) †
10.13
Amendment to Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, dated as of March 24, 2010 (incorporated by reference to Appendix A of Carrols Restaurant Group, Inc.'s Definitive Proxy Statement filed on April 28, 2011) †

10.14
Amendment to Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, dated as of April 11, 2011 (incorporated by reference to Appendix A of Carrols Restaurant Group, Inc.'s Definitive Proxy Statement filed on April 28, 2011) †

10.15
Form of Change of Control/Severance Agreement (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524)) †

10.16
Form of Agreement, by and among Carrols Restaurant Group, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners, II, L.P., BIB Holdings (Bermuda) Ltd., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.31 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

10.17
Form of Amendment No. 1 to Registration Agreement, by and among Carrols Restaurant Group, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners, II, L.P., BIB Holdings (Bermuda) Ltd., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.32 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

10.18
Loan Agreement dated as of March 9, 2007 among Carrols Corporation, Wachovia Bank, National Association, Bank of America, N.A., Raymond James Bank, FSB, Wells Fargo Bank National Association, Manufacturers, Traders Trust Company and each of the lenders who are or may from time to time become a party thereto (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Form 8-K filed on March 13, 2007)

10.19
Pledge Agreement dated as of March 9, 2007 among Carrols Restaurant Group, Inc., Carrols Corporation and the Subsidiary Pledgors (as defined therein) in favor of Wachovia Bank, N.A. (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Form 8-K filed on March 13, 2007)

10.20
Parent Guaranty Agreement dated as of March 9, 2007 by Carrols Restaurant Group, Inc., in favor of Wachovia Bank, N.A. (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s Form 8-K filed on March 13, 2007)

10.21
Subsidiary Guaranty Agreement dated as of March 9, 2007 among each of the Subsidiary Guarantors (as defined in the Subsidiary Guaranty Agreement) in favor of the Agent (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s Form 8-K filed on March 13, 2007)

10.22	First Amendment to Loan Agreement dated as of July 2, 2007 (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 10, 2007.)
10.23
Credit Agreement, dated as of August 5, 2011, between Carrols LLC, the lenders named therein, Wells Fargo Bank, National Association, as administrative agent, M&T Bank, as syndication agent and Regions Bank, as documentation agent (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.24
First Amendment to Credit Agreement dated as of December 14, 2011 among Carrols LLC, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on December 16, 2011)

10.25
Security Agreement, dated as of August 5, 2011, between Carrols LLC, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.5 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.26
Pledge Agreement, dated as of August 5, 2011, between Carrols LLC, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.6 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.27
Holdings Pledge Agreement, dated as of August 5, 2011, between Carrols Corporation, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.7 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.28
Credit Agreement, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.29
First Amendment to Credit Agreement dated as of December 14, 2011 among Fiesta Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on December 16, 2011)

10.30
First Lien Security Agreement, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.31
Second Lien Security Agreement, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.32
Amended and Restated Employment Agreement dated as of December 13, 2008 by and among Carrols Restaurant Group, Inc., Carrols Corporation and Alan Vituli (incorporated by reference to Exhibit 10.21 to Carrols Restaurant Group's and Carrols Corporation's 2008 Annual Report on Form 10-K) †

10.33
Letter dated as of November 1, 2011 between Carrols Restaurant Group, Inc. and Alan Vituli (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Quarterly Report on Form 10-Q filed on November 14, 2011) †

10.34
Amended and Restated Employment Agreement dated as of December 13, 2008 by and among Carrols Restaurant Group, Inc., Carrols Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.22 to Carrols Restaurant Group's and Carrols Corporation's 2008 Annual Report on Form 10-K) †

10.35
Employment Agreement dated as of December 22, 2011 among Carrols Restaurant Group, Inc., Carrols LLC and Daniel T. Accordino (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on December 27, 2011) †

10.36
Amended and Restated Carrols Corporation and Subsidiaries Deferred Compensation Plan dated December 1, 2008 (incorporated by reference to Exhibit 10.23 to Carrols Restaurant Group's and Carrols Corporation's 2008 Annual Report on Form 10-K) †

10.37
Joinder Agreement dated as of May 28, 2008 by and among Carrols Corporation, certain subsidiaries of Carrols Corporation, Carrols Restaurant Group, Inc., Carrols LLC and Wachovia Bank, National Association (incorporated by reference to Exhibit 10.2 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 6, 2008.)

10.38
Joinder Agreement dated as of May 4, 2011 by and among Carrols Corporation, certain subsidiaries of Carrols Corporation, Carrols Restaurant Group, Inc., Fiesta Restaurant Group, Inc. and Well Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association) (incorporated by reference to Exhibit 10.2 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on May 12, 2011)

10.39
Registration Rights Agreement, dated as of June 16, 2009, by and among Carrols Restaurant Group, Inc., Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 4.1 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 5, 2009)

10.40
Voting Agreement, dated as of July 27, 2011, between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.8 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.41
Offer Letter, dated as of July 18, 2011, between Carrols Restaurant Group, Inc. and Tim Taft (incorporated by reference to Exhibit 10.9 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011) †

10.42
Management Services Agreement, dated as of August 5, 2011, between Carrols Corporation and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.10 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.43
Management Services Agreement, dated as of August 5, 2011, between Carrols Corporation and Carrols LLC (incorporated by reference to Exhibit 10.11 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.44
Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and Jefferies Capital Partners IV L.P. (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

10.45
Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and Jefferies Employee Partners IV LLC (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

10.46
Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and JCP Partners IV LLC (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

10.47
Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.5 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

10.48
Separation and Distribution Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on April 26, 2012)

10.49
Tax Matters Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on April 26, 2012)

10.50
Employee Matters Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on April 26, 2012)

10.51
Transition Services Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on April 26, 2012)

10.52
Second Lien Security Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.53
First Lien Security Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.54
Amendment No. 1 to Asset Purchase Agreement, dated as of May 30, 2012, among Carrols Restaurant Group, Inc., Carrols LLC and Burger King Corporation (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.55
Operating Agreement, dated as of May 30, 2012, between Carrols LLC and Burger King Corporation (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.56
First Amendment to the Voting Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.5 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.57
Credit Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.6 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

12.1	Computation of Ratio of Earnings to Fixed Charges *
21.1	List of Subsidiaries *
23.1	Consent of Deloitte & Touche LLP *
23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1) *
24.1	Powers of Attorney (included in signature pages hereto) *
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee *
99.1	Consent of Technomic, Inc. *
99.2	Form of Letter of Transmittal *
99.3	Form of Notice of Guaranteed Delivery *
99.4	Form of Institutions Letter *
99.5	Form of Client Letter *

*	Filed herewith.

†	Compensatory plan or arrangement

(b)	Financial Statements.
Schedule II - Valuation and Qualifying Accounts

(amounts in thousands)	Column B	Column C		Column D	Column E
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to other accounts	Deductions	Balance at End of Period
Year ended January 1, 2012:
Deferred income tax valuation allowance	$549	$354	—	—	$903
Year ended January 2, 2011:
Deferred income tax valuation allowance	$563	$(14)	—	—	$549
Year ended January 3, 2010:
Deferred income tax valuation allowance	$575	$(12)	—	—	$563

Item 22.	Undertakings

(i)	The undersigned Registrants hereby undertake:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
1. To include any prospectus required by section 10(a)(3) of the Securities Act.
2. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
3. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;
3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(ii)
The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(iv)
The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(v)
The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on November 21, 2012.

Carrols Restaurant Group, Inc.

By:	/s/ William E. Myers
	Name:	William E. Myers
	Title:	Vice President, General Counsel and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William E. Myers and Paul R. Flanders his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 21, 2012:

Signature	Title

/s/ Daniel T. Accordino	President, Chief Executive Officer and Director (Principal Executive Officer)
Daniel T. Accordino

/s/ Paul R. Flanders	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Paul R. Flanders

/s/ Timothy J. LaLonde	Vice President, Controller
Timothy J. LaLonde

/s/ William E. Myers	Vice President, General Counsel and Secretary
William E. Myers

/s/ Clayton E. Wilhite	Chairman of the Board of Directors
Clayton E. Wilhite

/s/ Joel M. Handel	Director
Joel M. Handel

/s/ David S. Harris	Director
David S. Harris

/s/ Nicholas Daraviras	Director
Nicholas Daraviras

/s/ Daniel Schwartz	Director
Daniel Schwartz

/s/ Steven M. Wiborg	Director
Steven M. Wiborg

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on November 21, 2012.

Carrols Corporation

By:	/s/ William E. Myers
	Name:	William E. Myers
	Title:	Vice President, General Counsel and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William E. Myers and Paul R. Flanders his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 21, 2012:

Signature	Title

/s/ Daniel T. Accordino	President, Chief Executive Officer and Director (Principal Executive Officer)
Daniel T. Accordino

/s/ Paul R. Flanders	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Paul R. Flanders

/s/ Timothy J. LaLonde	Vice President, Controller
Timothy J. LaLonde

/s/ William E. Myers	Vice President, General Counsel and Secretary
William E. Myers

/s/ Clayton E. Wilhite	Chairman of the Board of Directors
Clayton E. Wilhite

/s/ Joel M. Handel	Director
Joel M. Handel

/s/ David S. Harris	Director
David S. Harris

/s/ Nicholas Daraviras	Director
Nicholas Daraviras

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on November 21, 2012.

Carrols LLC

By:	/s/ William E. Myers
	Name:	William E. Myers
	Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William E. Myers and Paul R. Flanders his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 21, 2012:

Signature	Title

/s/ Daniel T. Accordino	President and Chief Executive Officer (Principal Executive Officer)
Daniel T. Accordino

/s/ Paul R. Flanders	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Paul R. Flanders

/s/ William E. Myers	Vice President, General Counsel and Secretary
William E. Myers

EXHIBIT INDEX

Exhibits
2.1
Asset Purchase Agreement, dated as of March 26, 2012, among Carrols Restaurant Group, Inc., Carrols LLC and Burger King Corporation (incorporated by reference to Exhibit 2.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

3.1
Form of Restated Certificate of Incorporation of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

3.2
Form of Amended and Restated Bylaws of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.2 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524)

3.3
Amendment to Carrols Restaurant Group, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on January 6, 2012)

3.4
Carrols Restaurant Group, Inc. Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

3.5	Restated Certificate of Incorporation of Carrols Corporation (incorporated by reference to Exhibit 3.(3)(a) to Carrols Corporation's 1987 Annual Report on Form 10-K)
3.6	Restated By-laws of Carrols Corporation (incorporated by reference to Exhibit 3.(3)(b) to Carrols Corporation's 1986 Annual Report on Form 10-K)
3.7	Amendment to Restated Bylaws of Carrols Corporation *
3.8	Certificate of Formation of Carrols LLC *
3.9	Certificate of Amendment to Certificate of Formation of Carrols LLC *
3.10	Operating Agreement of Carrols LLC *
3.11	First Amendment to Operating Agreement of Carrols LLC *
3.12	Second Amendment to Operating Agreement of Carrols LLC *
4.1
Form of Registration Agreement by and among Carrols Restaurant Group, Inc., Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.24 to Carrols Corporation's 1996 Annual Report on Form 10-K)

4.2
Registration Rights Agreement, relating to the 9% Senior Subordinated Notes, dated as of December 15, 2004 by and among Carrols Corporation, the Guarantors named therein, J.P. Morgan Securities Inc., Banc of America Securities LLC, Lehman Brothers Inc., Wachovia Capital Markets, LLC and SunTrust Capital Markets, Inc. (incorporated by reference to Exhibit 10.1 to Carrols Corporation's Form 8-K filed on December 21, 2004)

4.3	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s Quarterly Report on Form 10-Q filed on May 10, 2012)
4.4
Indenture governing the 9% Senior Subordinated Notes due 2013, dated as of December 15, 2004, between Carrols Corporation, the Guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.2 to Carrols Corporation's Form 8-K filed on December 21, 2004)

4.5
Form of First Supplement to Indenture by and between Carrols Corporation and The Bank of New York (incorporated by reference to Exhibit 4.8 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

4.6
Second Supplement to Indenture dated as of May 29, 2008 by and among Carrols Corporation, Carrols LLC and The Bank of New York (incorporated by reference to Exhibit 10.1 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 6, 2008)

4.7
Third Supplement to Indenture dated as of May 4, 2011 by and among Carrols Corporation, Fiesta Restaurant Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York) (incorporated by reference to Exhibit 10.1 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on May 12, 2011)

4.8
Fourth Supplement to Indenture, dated as of August 5, 2011 by and among Carrols Corporation and The Bank of New York Mellon (incorporated by reference to Exhibit 4.4 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 12, 2011)

4.9
Indenture governing the 8.875% Senior Secured Second Lien Notes due 2016, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

4.10	Form of 8.875% Senior Secured Second Lien Note due 2016 (incorporated by reference to Exhibit 4.9)
4.11
Registration Rights Agreement, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.3 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

4.12
Form of Registration Rights Agreement between Carrols Restaurant Group Inc. and Burger King Corporation (incorporated by reference to Exhibit 4.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

4.13
Indenture governing the 11.25% Senior Secured Second Lien Notes due 2018, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

4.14	Form of 11.25% Senior Secured Second Lien Note due 2018 (incorporated by reference to Exhibit 4.13)
4.15
Registration Rights Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.3 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

5.1	Opinion of Akerman Senterfitt LLP *
10.1	Carrols Corporation Retirement Savings Plan dated April 1, 1999 (incorporated by reference to Exhibit 10.29 to Carrols Corporation's 1999 Annual Report on Form 10-K) †
10.2	Carrols Restaurant Group, Inc. 2001 Taco Cabana Long-Term Incentive Plan (incorporated by reference to Exhibit 10.21 to Carrols Corporation's December 31, 2003 Annual Report or 10-K) †
10.3	Carrols Corporation Retirement Savings plan July 1, 2002 Restatement (incorporated by reference to Exhibit 10.29 to Carrols Corporation's September 29, 2002 Quarterly Report on Form 10-Q) †
10.4
Addendum incorporating EGTRRA Compliance Amendment to Carrols Corporation Retirement Savings Plan dated September 12, 2002 (incorporated by reference to Exhibit 10.30 to Carrols Corporation's September 29, 2002 Quarterly Report on Form 10-Q) †

10.5
First Amendment, dated as of January 1, 2004, to Carrols Corporation Retirement Savings Plan (incorporated by reference to Exhibit 10.35 to Carrols Corporation's December 31, 2003 Annual Report on Form 10-K) †

10.6
Carrols Restaurant Group, Inc. First Amended and Restated 1998 Pollo Tropical Long-Term Incentive Plan (incorporated by reference to Exhibit 10.37 to Carrols Corporation's December 31, 2003 Annual Report on Form 10-K) †

10.7	Amendment to Carrols Restaurant Group, Inc. 1998 Pollo Tropical Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Carrols Corporation's Form 8-K filed on November 1, 2004) †
10.8	Amendment to Carrols Restaurant Group, Inc. 2001 Taco Cabana Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to Carrols Corporation's Form 8-K filed on November 1, 2004) †
10.9	Form of Stock Award Agreement of Carrols Restaurant Group, Inc. dated as of May 3, 2005 (incorporated by reference to exhibit 10.38 to Carrols Corporation's 2004 Annual Report on Form 10-K) †
10.10
Form of Exchange Agreement dated as of May 3, 2005 by and between Carrols Restaurant Group, Inc. and Vituli Family Trust (incorporated by reference to exhibit 10.39 to Carrols Corporation's 2004 Annual Report on Form 10-K) †

10.11
Form of Stock Award Agreement dated as of May 3, 2005 by and between Carrols Restaurant Group, Inc. and Daniel T. Accordino (incorporated by reference to exhibit 10.40 to Carrols Corporation's 2004 Annual Report on Form 10-K) †

10.12	2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.27 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524)) †
10.13
Amendment to Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, dated as of March 24, 2010 (incorporated by reference to Appendix A of Carrols Restaurant Group, Inc.'s Definitive Proxy Statement filed on April 28, 2011) †

10.14
Amendment to Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, dated as of April 11, 2011 (incorporated by reference to Appendix A of Carrols Restaurant Group, Inc.'s Definitive Proxy Statement filed on April 28, 2011) †

10.15
Form of Change of Control/Severance Agreement (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524)) †

10.16
Form of Agreement, by and among Carrols Restaurant Group, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners, II, L.P., BIB Holdings (Bermuda) Ltd., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.31 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

10.17
Form of Amendment No. 1 to Registration Agreement, by and among Carrols Restaurant Group, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners, II, L.P., BIB Holdings (Bermuda) Ltd., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.32 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

10.18
Loan Agreement dated as of March 9, 2007 among Carrols Corporation, Wachovia Bank, National Association, Bank of America, N.A., Raymond James Bank, FSB, Wells Fargo Bank National Association, Manufacturers, Traders Trust Company and each of the lenders who are or may from time to time become a party thereto (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Form 8-K filed on March 13, 2007)

10.19
Pledge Agreement dated as of March 9, 2007 among Carrols Restaurant Group, Inc., Carrols Corporation and the Subsidiary Pledgors (as defined therein) in favor of Wachovia Bank, N.A. (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Form 8-K filed on March 13, 2007)

10.20
Parent Guaranty Agreement dated as of March 9, 2007 by Carrols Restaurant Group, Inc., in favor of Wachovia Bank, N.A. (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s Form 8-K filed on March 13, 2007)

10.21
Subsidiary Guaranty Agreement dated as of March 9, 2007 among each of the Subsidiary Guarantors (as defined in the Subsidiary Guaranty Agreement) in favor of the Agent (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s Form 8-K filed on March 13, 2007)

10.22	First Amendment to Loan Agreement dated as of July 2, 2007 (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 10, 2007.)
10.23
Credit Agreement, dated as of August 5, 2011, between Carrols LLC, the lenders named therein, Wells Fargo Bank, National Association, as administrative agent, M&T Bank, as syndication agent and Regions Bank, as documentation agent (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.24
First Amendment to Credit Agreement dated as of December 14, 2011 among Carrols LLC, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on December 16, 2011)

10.25
Security Agreement, dated as of August 5, 2011, between Carrols LLC, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.5 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.26
Pledge Agreement, dated as of August 5, 2011, between Carrols LLC, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.6 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.27
Holdings Pledge Agreement, dated as of August 5, 2011, between Carrols Corporation, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.7 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.28
Credit Agreement, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.29
First Amendment to Credit Agreement dated as of December 14, 2011 among Fiesta Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on December 16, 2011)

10.30
First Lien Security Agreement, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.31
Second Lien Security Agreement, dated as of August 5, 2011, between Fiesta Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.32
Amended and Restated Employment Agreement dated as of December 13, 2008 by and among Carrols Restaurant Group, Inc., Carrols Corporation and Alan Vituli (incorporated by reference to Exhibit 10.21 to Carrols Restaurant Group's and Carrols Corporation's 2008 Annual Report on Form 10-K) †

10.33
Letter dated as of November 1, 2011 between Carrols Restaurant Group, Inc. and Alan Vituli (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Quarterly Report on Form 10-Q filed on November 14, 2011) †

10.34
Amended and Restated Employment Agreement dated as of December 13, 2008 by and among Carrols Restaurant Group, Inc., Carrols Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.22 to Carrols Restaurant Group's and Carrols Corporation's 2008 Annual Report on Form 10-K) †

10.35
Employment Agreement dated as of December 22, 2011 among Carrols Restaurant Group, Inc., Carrols LLC and Daniel T. Accordino (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on December 27, 2011) †

10.36
Amended and Restated Carrols Corporation and Subsidiaries Deferred Compensation Plan dated December 1, 2008 (incorporated by reference to Exhibit 10.23 to Carrols Restaurant Group's and Carrols Corporation's 2008 Annual Report on Form 10-K) †

10.37
Joinder Agreement dated as of May 28, 2008 by and among Carrols Corporation, certain subsidiaries of Carrols Corporation, Carrols Restaurant Group, Inc., Carrols LLC and Wachovia Bank, National Association (incorporated by reference to Exhibit 10.2 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 6, 2008.)

10.38
Joinder Agreement dated as of May 4, 2011 by and among Carrols Corporation, certain subsidiaries of Carrols Corporation, Carrols Restaurant Group, Inc., Fiesta Restaurant Group, Inc. and Well Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association) (incorporated by reference to Exhibit 10.2 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on May 12, 2011)

10.39
Registration Rights Agreement, dated as of June 16, 2009, by and among Carrols Restaurant Group, Inc., Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 4.1 of Carrols Restaurant Group, Inc.'s and Carrols Corporation's Form 10-Q filed on August 5, 2009)

10.40
Voting Agreement, dated as of July 27, 2011, between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.8 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.41
Offer Letter, dated as of July 18, 2011, between Carrols Restaurant Group, Inc. and Tim Taft (incorporated by reference to Exhibit 10.9 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011) †

10.42
Management Services Agreement, dated as of August 5, 2011, between Carrols Corporation and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.10 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.43
Management Services Agreement, dated as of August 5, 2011, between Carrols Corporation and Carrols LLC (incorporated by reference to Exhibit 10.11 to Carrols Restaurant Group, Inc.'s and Carrols Corporation's Quarterly Report on Form 10-Q filed on August 12, 2011)

10.44
Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and Jefferies Capital Partners IV L.P. (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

10.45
Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and Jefferies Employee Partners IV LLC (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

10.46
Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and JCP Partners IV LLC (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

10.47
Voting Agreement, dated as of March 26, 2012, between Burger King Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.5 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on March 28, 2012)

10.48
Separation and Distribution Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on April 26, 2012)

10.49
Tax Matters Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on April 26, 2012)

10.50
Employee Matters Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on April 26, 2012)

10.51
Transition Services Agreement dated as of April 24, 2012 among Carrols Restaurant Group, Inc., Carrols Corporation, Carrols LLC and Fiesta Restaurant Group, Inc. (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on April 26, 2012)

10.52
Second Lien Security Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated by reference to Exhibit 10.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.53
First Lien Security Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.2 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.54
Amendment No. 1 to Asset Purchase Agreement, dated as of May 30, 2012, among Carrols Restaurant Group, Inc., Carrols LLC and Burger King Corporation (incorporated by reference to Exhibit 10.3 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.55
Operating Agreement, dated as of May 30, 2012, between Carrols LLC and Burger King Corporation (incorporated by reference to Exhibit 10.4 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.56
First Amendment to the Voting Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc. and Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.5 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

10.57
Credit Agreement, dated as of May 30, 2012, between Carrols Restaurant Group, Inc., the guarantors named therein, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 10.6 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

12.1	Computation of Ratio of Earnings to Fixed Charges *
21.1	List of Subsidiaries *
23.1	Consent of Deloitte & Touche LLP *
23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1) *
24.1	Powers of Attorney (included in signature pages hereto) *
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee *
99.1	Consent of Technomic, Inc. *
99.2	Form of Letter of Transmittal *
99.3	Form of Notice of Guaranteed Delivery *
99.4	Form of Institutions Letter *

99.5	Form of Client Letter *

*	Filed herewith.

†	Compensatory plan or arrangement